Exhibit 11

September 14, 2020

The Republic of

Argentina Ministry of

Economy

Hipólito Yrigoyen 250

City of Buenos Aires

Argentina

Re:	The Republic of Argentina

Issuance of Debt Securities

Ladies and Gentlemen:

I write you in my capacity as the Legal Undersecretary of the Ministry of Economy of the Republic of Argentina (the “Republic”) in connection with the Republic’s offering, pursuant to registration statements (No. 333-237192 and No. 333-219272) (the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”), under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of (i) U.S.$ 11,405,065,287 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2038 (the “USD 2038 Bonds”), €809,336,805 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2038 (the “Euro 2038 Bonds”), U.S.$10,482,111,279 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2041 (the “USD 2041 Bonds”), and €1,572,601,941 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2041 (the “Euro 2041 Bonds”), which were issued under an indenture dated as of June 2, 2005, between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended from time to time (the “2005 Indenture”) (collectively, the “2005 Indenture New Bonds”), and (ii) U.S.$2,635,028,874 aggregate principal amount of U.S. Dollar Amortizing 1.000% Bonds due 2029 (the “USD 2029 Bonds”), €90,389,736 aggregate principal amount of Euro-denominated Amortizing 0.500% Bonds due 2029 (the “Euro 2029 Bonds”), U.S.$16,090,612,053 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2030 (the “USD 2030 Bonds”), €1,165,590,836 aggregate principal amount of Euro-denominated Amortizing Bonds due 2030 (the “Euro 2030 Bonds”), U.S.$20,501,717,797 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2035 (the “USD 2035 Bonds”), €298,795,262 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2035 (the “Euro 2035 Bonds”), U.S.$2,091,997,126 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2046 (the “USD 2046 Bonds”), and €248,126,086 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2046 (the “Euro 2046 Bonds”), which were issued under an indenture dated as of April 22, 2016, between the Republic and the Trustee, as amended from time to time (the “2016 Indenture” and, together with the 2005 Indenture, the “Indentures”) (collectively, the “2016 Indenture New Bonds” and, together with the 2005 Indenture New Bonds, the “Debt Securities”).

The present opinion is being delivered to you solely upon the examination of the documents listed below, and in accordance with relevant Argentine law in force as of the date hereof; therefore, I express no opinion other than as to the laws of the Republic. I have assumed for the purpose of this opinion (except for the matters of which I have personal knowledge): (a) that each of the documents I examined in rendering this opinion and all other documents executed and delivered in connection with the issuance, execution and delivery of the Debt Securities (other than by the Republic) have been duly authorized, executed and delivered by the appropriate party or parties thereto (other than the Republic) and that each such party (other than the Republic), has all the necessary power, authority and legal right to enter into such documents to which it is a party and to perform its obligations under teach of the documents to which it is a party; (b) the authenticity of all documents examined by me (and the completeness and conformity to the originals of any copies thereof submitted to me) and the genuineness of all signatures (other than signatures of officials of the Republic); and (c) the accuracy as to factual matters of each document I have reviewed. In particular, to the extent that New York or United States Federal law, are relevant to the opinion expressed below, I have relied, without making any independent investigation, on the opinion of Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Republic.

In arriving at the opinion expressed below, I have reviewed the following provisions, laws, decrees, regulations, documents and instruments:

(a)	the Registration Statements and the prospectus contained therein (the “Prospectus”);

(b)

the prospectus supplement dated April 21, 2020, as most recently amended and restated on August 17, 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act and the documents incorporated by reference therein (the “Prospectus Supplement”);

(c)	an executed copy of the 2005 Indenture, along with the related form of authorization and the form of debt securities attached as exhibits thereto;

(d)	an executed copy of the 2016 Indenture, along with the related form of authorization and the form of debt securities attached as exhibits thereto;

(e)	an executed copy of the second supplemental indenture to the 2005 Indenture (the “2005 Second Supplemental Indenture”);

(f)	an executed copy of the third supplemental indenture to the 2005 Indenture (the “2005 Third Supplemental Indenture”);

(g)	an executed copy of the first supplemental indenture to the 2016 Indenture (the “2016 First Supplemental Indenture”);

(h)

an executed copy of the second supplemental indenture to the 2016 Indenture (the “2016 Second Supplemental Indenture” and together with the 2005 Second Supplemental Indenture, the 2005 Third Supplemental Indenture, and the 2016 First Supplemental Indenture, the “Supplemental Indentures”);

(i)	an executed copy of the executed authorization relating to the Debt Securities pursuant to Section 2.1 of the 2005 Indenture, dated September 4, 2020;

(j)	an executed copy of the executed authorization relating to the Debt Securities pursuant to Section 2.1 of the 2016 Indenture, dated September 4, 2020;

(k)	the forms of the Debt Securities; and

(l)

all relevant provisions of the Constitution of the Nation of Argentina and all relevant laws and orders of the Republic and other governmental acts under which the issuance of the Debt Securities has been authorized, including, but not limited to, the following (English translations of which are attached as exhibits hereto):

i.	The Constitution of the Nation of Argentina, in particular Article 99(1);

ii.	the Civil and Commercial Code of the Republic of Argentina, in particular Articles 234 and 235;

iii.	the Civil and Commercial Procedures Code of the Republic of Argentina, in particular, Articles 1, 2, 517, 518, and 519;

iv.	Permanent Supplementary Budget Law No. 11,672, in particular Articles 53 and 165 to 170;

v.	Law No. 24,156 of Financial Administration of the Public Sector, in particular, Articles 60 and 65;

vi.	Law No. 27,541 of Social Solidarity and Productive Reactivation within the Framework of Public Emergency, in particular, Section 2, Article 3

vii.	Law No. 27,467 on the Budget for Expenditure and Resources of the National Administration 2019 and Decree No. 4/2020;

viii.	Law No. 27,544 of Restoration of Foreign-Law Public Debt Sustainability;

ix.	Resolution No. 71/2020 dated February 14, 2020 of the Ministry of Economy of the Republic;

x.	Decree No. 250/2020 dated March 9, 2020, in particular Articles 1 and 2;

xi.	Resolution No. 130/2020 dated March 10, 2020 from the Ministry of Economy, in particular, Articles 1 to 5 and 8;

xii.	Resolution No. 185/2020 dated April 16, 2020 of the Ministry of Economy of the Republic;

xiii.	Decree No. 391/2020 dated April 21, 2020 (rectified by Decree No. 404/2020 dated April 23, 2020);

xiv.	Decree No. 582/2020 dated July 6, 2020; and

xv.	Decree No. 676/2020 dated August 15, 2020 (rectified by Decree No. 701/2020 dated August 27, 2020); and

xvi.	all such documents, instruments and rules as I have deemed necessary as a basis for the opinion hereinafter expressed.

Based on the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that under and with respect to the present laws of the Republic, the Debt Securities have been duly authorized, executed and delivered by the Republic pursuant to the Indentures, as applicable, and assuming due authentication thereof by the Trustee pursuant to the Indentures, as applicable, constitute valid and legally binding obligations of the Republic. The contents of this legal opinion are limited to the laws and other referred rules of the Republic. No opinions are expressed in respect of matters and conventions governed by other laws applicable in jurisdictions other than the Republic.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 6 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2018 and to the reference to the Legal Undersecretary of the Ministry of Economy under the caption “Validity of the Securities” in the Prospectus and “Validity of the New Bonds” in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder.

[Signature page follows]

Very truly yours,

By:	/s/ Cristián L. Dellepiane
Cristián L. Dellepiane
Legal Undersecretary of the Ministry Economy

THE CONSTITUTION OF THE NATION OF ARGENTINA

(English Translation)

Article 99(1)

The President of the Nation has the following powers:

1. Is the supreme authority of the Nation, and the head of the government with responsibility for the general administration of the country.

THE CIVIL AND COMMERCIAL CODE OF THE REPUBLIC OF ARGENTINA

(English Translation)

Article 234

Goods that are outside the realm of commerce. Goods that are outside the realm of commerce are those that are expressly prohibited:

1. by law.

2. by legal acts in as much as this Code allows such prohibitions.

Article 235

Property of the public domain. The following is deemed property of the public domain, except those specified in special laws:

1. territorial seas up to the distance established by international treaties and special laws, notwithstanding the jurisdictional power over the adjacent area, economic zone or continental platform. Territorial seas being understood as the water, seabed and subsoil;

2. interior seas, bays, gulfs, inlets, ports, anchorages and maritime beaches; maritime beaches being understood as such the area washed or emptied by waters during normal rising tides or common average floods, and their continuation until the distance set forth in applicable national or local legislation;

3. rivers, estuarys, streams and other waters that flow through natural beds, lakes and navigable lagoons, glaciers and periglacial areas and any other waters which have or acquire the capacity to satisfy uses of general interest, including undersurface waters, notwithstanding the regular exercise of the property owner’s right to extract as much undersurface waters as he wishes and subject to regulations. River is understood as the water, beaches and riverbed where water flows, delineated by the river bank measured by the average of ordinary overflows. Lake or lagoon is understood as the water, beach and lake beds, respectively, delineated in the same way as rivers;

4. existing islands or those that form in the territorial sea, exclusive economic zone, continental platform or in any type of river, estuary, stream, or in lakes or navigable lagoons, when they do not belong to private individuals;

5. the airspace overlying the territory and jurisdictional waters of the Argentina Republic, in accordance with international treaties and special legislation;

6. the streets, plazas, sidewalks, canals, bridges, and whichever other public work constructed for the common use or comfort;

7. the official documents of State entities;

8. the ruins and fields of archeological or scientific paleontological interest.

THE CIVIL AND COMMERCIAL PROCEDURES CODE OF THE REPUBLIC OF ARGENTINA

(English Translation)

Article 1

The jurisdiction of the national courts is unextendible.

Notwithstanding what is provided in international treaties and article 12, section 4, Law 48, territorial competency in exclusively property related matters is an exception to the above and may be extended by agreement of parties. If these are international matters, jurisdiction may be extended even in favor of foreign judges or arbitrators acting outside of the Republic, except in those cases in which the Argentine courts have exclusive jurisdiction or when the extension of jurisdiction is prohibited by law

Article 2

The extension will be acted upon if it arises from a written agreement by means of which the interested parties explicitly manifest their decision to subject to the jurisdiction of a specific tribunal. Likewise, the claimant by virtue of initiating a legal action and the defendant when answering it may oppose previous demurrers without joining the declinatory plea.

Article 517

Judgments of foreign courts shall have enforceability as provided for in the treaties executed with the country in which such judgments were given.

When no controlling treaties exist, there will be seizure if the parties agree on the following requisites:

1. That the judgment rendered in accordance with the authority of the court in the state in which it has been pronounced is issued by a competent tribunal according to Argentine international jurisdictional regulations and is a result of a personal lawsuit or a lawsuit over property if such property has been transferred to the Republic during or after the proceeding conducted in the foreign country;

2. That the defendant against whom the judgment is intended to be executed, has been served with process and has been allowed to present a defense;

3. That the judgment meets the requirements necessary to be considered enforceable in the location in which it would have been rendered and the conditions of authenticity required by the national law;

4. That the judgment does not contravene the public policy principles of Argentine law;

5. That the judgment is not incompatible with another judgment pronounced, either before or simultaneously, by an Argentine tribunal.

Article 518

The enforceability of a judgment of a foreign court shall be requested before the corresponding judge of first instance, by filing an authenticated and translated copy of it and a copy of proceedings that demonstrate that the judgment is final and that the rest of the requisites are complied with, if that information is not evident in the judgment.

For the proceedings of the exequatur, the rules of the motions shall apply.

If the execution is attested, it will proceed according to the established manner for judgments pronounced by Argentine tribunals.

Article 519

When the authority of a foreign judgment is invoked in trial, such a judgment would be enforceable only if all the requisites of article 517 are satisfied.

PERMANENT SUPPLEMENTARY BUDGET LAW NO. 11,672

(English Translation)

Article 53

Should it be desirable to facilitate the movement of capital in the domestic or external markets, with the purpose of establishing or extending the public services or activities which are directly or indirectly related to such services by means of legally authorized works or projects, or to make investments fundamental to the economic development of the country, declared by law or the National Executive Power to be of national interest, the National Executive Power is hereby authorized to assess loans from international economic-financial institutions of which the Argentine Republic is a member, provided such loans conform to the usual terms and conditions and to the stipulations contained in their respective basic covenants and debt regulations.

The National Executive Power is hereby authorized to submit possible disputes with foreign persons to judges from other jurisdictions, arbitration courts with designated impartial arbitrators or the International Court of Justice in The Hague.

Article 165

Funds, assets and any other financial instruments allocated to the performance of Public Sector budgets, whether in the form of cash, bank deposits, bonds, issued securities, third party obligations and, in general, any other method of payment used to settle expenses included in the National General Budget may not be attached and no decision whatsoever shall be admitted that may in any way affect the unrestricted use of the respective funds and securities by its holder(s).

Whoever may have taken notice, due to his official capacity, of any judicial action related to the subject matter of this law, will inform the Court that under the provisions of this law such action may not be sustained.

In those judicial actions in which the Court, upon the effectiveness of Law No. 24,624, has ordered the execution of the measures encompassed in the preceding provisions, having the relevant resources been transferred to judicial accounts, the representatives of the National State acting in the respective judicial action will solicit the restitution of said transfers to the original accounts and registers, unless such executions were valid, final and consented to prior to the effective date of Law No. 24,624.

Article 166

Judicial judgments not covered by Law No. 23,982, by reason of the date of the case or title of the obligation or any other circumstances, issued against public companies, corporations the majority of which is owned by the government, mixed economy companies, state enterprises and any other entity or business or corporate organization in which the National State or any of its agencies, whatever its nature, have full or partial ownership, may not, under any circumstances, be executed against the National Treasury, on account that the State’s liability is limited to its capital contribution or share in such business organizations.

Article 167

The obligation to provide the National Congress the communication, required under Article 22 of Law No. 23,982 regarding the non-attachable nature of funds, securities and other financial instruments allocated to the execution of the budget of the National Public Sector under the provisions of Article 19 of Law No. 24,624, shall be deemed fulfilled upon delivery of a certification issued in each case by the administrative-accounting service of the agency or entity involved.

Article 168

Non-attachability established under Article 19 of Law No. 24,624, shall apply whenever there subsist final unfavorable judgments that may not be settled as a result of the depletion of resources allocated under the Budget Law. Such circumstance shall be evidenced by a certification issued in each case by the administrative-accounting service mentioned in the above article.

Having complied with the communication established under Article 22 of Law No. 23,982, under no circumstances shall the claim be executed until the following fiscal period has elapsed or the period subsequent to that in which the claim could not be settled on account of the depletion of the budget appropriation allocated by the National Congress.

Article 169

Any attachment on funds, securities and other financial instruments applied to the execution of the National Public Sector budget shall automatically cease in all cases in which the relative agency or entity proves, through the above mentioned certifications, that it has delivered the communication provided under Article 22 of Law No.

23,982 and the depletion of resources allocated under the Budget Law.

Anybody failing to comply with a judicial order contravening the provisions of this article shall not incur any liability whatsoever, by notifying the court of the reasons impeding compliance with the judicial order.

Article 170

Judicial decisions against the National State or any other entity or agency in the National Public Sector, for the payment of moneys or otherwise when compliance therewith implies any payment of moneys, will be satisfied under the authorizations for expenses contained in the different Jurisdictions and Entities under the General Budget of the National Administration, without prejudice to the maintenance of the regime established under Laws No. 23,982 and 25,344.

In the case in which the Budget lacks the required budgetary credit to satisfy the judgment during the corresponding fiscal year, the National Executive Power shall make the necessary provisions for the judgment in the following fiscal year, to which effect the sued Jurisdictions and Entities should take due notice of the unfavorable judgment prior to July 31 in the year the draft was submitted, with the list of final judgments to be included in such draft being submitted to the Secretariat of the Treasury in accordance with guidelines established each year by said Secretary for elaborating the Draft Budget of the National Administration.

Resources allocated each year by the National Congress shall be applied to payment of the unfavorable judgments by each Financial Administrative Service and in the strict order of the dates of judicial notification of the action and until the assigned resources are exhausted, with the remaining judgments being paid with resources to be allocated in the following fiscal year.

LAW 24,156 OF FINANCIAL ADMINISTRATION OF THE PUBLIC SECTOR

(English Translation)

Article 60

The entities of the national administration will not be able to finalize any operation relating to the public credit that is not contemplated in the general budget law of the relevant year or in a specific law.

The general budget law must indicate at a minimum the following characteristics of the authorized pubic credit operations:

•	Debt type, specifying if considered internal or external;

•	Maximum authorized sum for the operation;

•	Minimum term of amortization;

•	Financial destination.

If the public credit operations of the national administration do not have authorization in the general budget law of the relevant year, they will need a law that expressly authorizes them.

Exempting the execution of arrangements established prior to this article, the operations of the public credit are those executed by the National Executive Power with international financial entities which the Nation is part of.

Article 65

THE EXECUTIVE shall be able to carry out public credit transactions to restructure public debt through its consolidation, conversion or renegotiation, as long as it implies an improvement of amounts, terms and/or interests of the original transactions.

With respect to public debt and guaranties granted under the terms of sections 62 and 64, to which the REFERENCE STABILIZATION COEFFICENTE applies, the EXECUTIVE shall be able to carry out the above-mentioned transactions, as long as the new debt does not adjust by said coefficient and it results in an improvement to both amount and term of the transaction indistinctly.

LAW 27,541 OF SOCIAL SOLIDARITY AND PRODUCTIVE REACTIVATION WITHIN THE FRAMEWORK OF PUBLIC EMERGENCY

(English Translation)

CHAPTER II

Public Debt Sustainability

Article 3°

The Executive is hereby authorized to carry out all necessary acts and negotiations to restore and ensure the Republic of Argentina’s public debt sustainability.

PRESUPUESTO

Ley 27467

Presupuesto de gastos y recursos de la Administración Nacional 2019.

El Senado y Cámara de Diputados de la Nación Argentina reunidos en Congreso, etc. sancionan con fuerza de

Ley:

TÍTULO I

Disposiciones generales

CAPÍTULO I

Del presupuesto de gastos y recursos de la administración nacional

ARTÍCULO 1°.- Fíjase en la suma de PESOS CUATRO BILLONES CIENTO SETENTA Y DOS MIL TRESCIENTOS DOCE MILLONES DOSCIENTOS TREINTA Y NUEVE MIL CUATROCIENTOS CUARENTA Y UNO ($ 4.172.312.239.441) el total de los gastos corrientes y de capital del Presupuesto General de la administración nacional para el Ejercicio 2019, con destino a las finalidades que se indican a continuación, y analíticamente en las Planillas 1, 2, 3, 4, 5, 6 y 7 anexas al presente artículo.

FINALIDAD	GASTOS CORRIENTES	GASTOS DE CAPITAL	TOTAL
Administración Gubernamental	150.013.792.474	17.922.376.493	167.936.168.967
Servicios de Defensa Y Seguridad	182.236.619.911	5.534.792.537	187.771.412.448
Servicios Sociales	2.575.402.909.369	66.677.289.108	2.642.080.198.477
Servicios Económicos	334.052.938.613	94.082.371.517	428.135.310.130
Deuda Pública	746.389.149.419	—	746.389.149.419

TOTAL	3.988.095.409.786	184.216.829.655	4.172.312.239.441

ARTÍCULO 2°.- Estímase en la suma de PESOS TRES BILLONES QUINIENTOS SETENTA Y DOS MIL VEINTISÉIS MILLONES QUINIENTOS TREINTA Y OCHO MIL OCHOCIENTOS TREINTA Y TRES ($ 3.572.026.538.833) el Cálculo de Recursos Corrientes y de Capital de la administración nacional de acuerdo con el resumen que se indica a continuación y el detalle que figura en la Planilla anexa N° 8 al presente artículo.

Recursos Corrientes	3.457.324.091.472
Recursos de Capital	114.702.447.361

TOTAL	3.572.026.538.833

ARTÍCULO 3°.- Fíjanse en la suma de PESOS OCHOCIENTOS VEINTIÚN MIL OCHOCIENTOS SETENTA Y CUATRO MILLONES SETENTA Y OCHO MIL DOSCIENTOS CINCUENTA Y CUATRO ($ 821.874.078.254) los importes correspondientes a los gastos figurativos para transacciones corrientes y de capital de la administración nacional, quedando en consecuencia establecido el financiamiento por contribuciones figurativas de la administración nacional en la misma suma, según el detalle que figura en las Planillas anexas 9 y 10 que forman parte del presente artículo.

ARTÍCULO 4°.- Como consecuencia de lo establecido en los artículos 1°, 2° y 3°, el resultado financiero deficitario queda estimado en la suma de PESOS SEISCIENTOS MIL DOSCIENTOS OCHENTA Y CINCO MILLONES SETECIENTOS MIL SEISCIENTOS OCHO ($ 600.285.700.608). Asimismo se indican a continuación las Fuentes de Financiamiento y las Aplicaciones Financieras que se detallan en las Planillas 11, 12, 13, 14 y 15 anexas al presente artículo:

Fuentes de Financiamiento	3.217.392.611.011
- Disminución de la Inversión Financiera	112.581.977.514
- Endeudamiento Público e Incremento de otros pasivos	3.104.810.633.497
Aplicaciones Financieras	2.617.106.910.403
- Inversión Financiera	584.963.985.302
- Amortización de Deuda Y Disminución de otros pasivos	2.302.142.925.101

Fíjase en la suma de PESOS DOCE MIL CUATROCIENTOS VEINTIDÓS MILLONES DOSCIENTOS ONCE MIL TRESCIENTOS CINCUENTA Y UNO ($ 12.422.211.351) el importe correspondiente a gastos figurativos para Aplicaciones Financieras de la administración nacional, quedando en consecuencia establecido el Financiamiento por Contribuciones Figurativas para Aplicaciones Financieras de la administración nacional en la misma suma.

ARTÍCULO 5°.- El jefe de Gabinete de Ministros, a través de decisión administrativa, distribuirá los créditos de la presente ley como mínimo a nivel de las partidas limitativas que se establezcan en la citada decisión y en las aperturas programáticas o categorías equivalentes que estime pertinentes y de acuerdo con las adecuaciones organizativas derivadas de los decretos 801 y 802 del 5 de septiembre de 2018 y sus modificaciones.

Asimismo, en dicho acto el jefe de Gabinete de Ministros podrá determinar las facultades para disponer reestructuraciones presupuestarias en el marco de las competencias asignadas por la Ley de Ministerios (texto ordenado por decreto 438/92) y sus modificaciones.

ARTÍCULO 6°.- Salvo decisión fundada del jefe de Gabinete de Ministros, en el marco de las necesidades de dotación que establezca la Secretaría de Gobierno de Modernización de la Jefatura de Gabinete de Ministros, no se podrán aprobar incrementos en los cargos y horas de cátedra que excedan los totales fijados en las planillas (A) anexas al presente artículo para cada jurisdicción, organismo descentralizado e institución de seguridad social. Asimismo, establécese la reserva de cargos vacantes de acuerdo con el detalle de la planilla (B) anexa al presente artículo.

Exceptúase de dicha limitación a las transferencias de cargos entre jurisdicciones y entidades de la administración nacional, incluyendo las compensaciones con la reserva constituida, y la incorporación de agentes como consecuencia de procesos de selección. Quedan también exceptuados los cargos de las autoridades superiores de la administración nacional, del Sistema Nacional de Ciencia, Tecnología e Innovación, determinado por la ley 25.467, de los regímenes que determinen incorporaciones de agentes que completen cursos de capacitación específicos correspondientes a las fuerzas armadas, de seguridad, de la Policía de Seguridad Aeroportuaria, del Servicio Exterior de la Nación y del Cuerpo de Guardaparques Nacionales y los correspondientes a las funciones ejecutivas del Convenio Colectivo de Trabajo Sectorial del Personal del Sistema Nacional de Empleo Público (SI.N.E.P.), homologado por el decreto 2098 del 3 de diciembre de 2008.

ARTÍCULO 7°.- No se podrán cubrir los cargos previstos en la reserva mencionada en el artículo anterior, existentes a la fecha de sanción de la presente ley, ni las vacantes que se produzcan con posterioridad en las jurisdicciones y entidades de la administración nacional, sin la previa autorización del jefe de Gabinete de Ministros. Las decisiones administrativas que se dicten en tal sentido tendrán vigencia durante el presente ejercicio fiscal y el siguiente para los casos en que dichos cargos no hubieran podido ser cubiertos.

Quedan exceptuados de lo previsto precedentemente los cargos correspondientes a las autoridades superiores de la administración nacional, al personal científico y técnico de los organismos indicados en el inciso a) del artículo 14 de la ley 25.467 y a las funciones ejecutivas del Convenio Colectivo de Trabajo Sectorial del Personal del Sistema Nacional de Empleo Público (SI.N.E.P.), homologado por el decreto 2098 del 3 de diciembre de 2008.

ARTÍCULO 8°.- Autorízase al jefe de Gabinete de Ministros, previa intervención del MINISTERIO DE HACIENDA, a introducir ampliaciones en los créditos presupuestarios aprobados por la presente ley y a establecer su distribución en la medida en que ellas sean financiadas con incremento de fuentes de financiamiento originadas en préstamos de organismos financieros internacionales de los que la Nación forme parte y/u originadas en créditos bilaterales que se encuentren en ejecución o que cuenten con la autorización prevista en la Planilla anexa al artículo 40, siempre que ellos estén destinados al financiamiento de gastos de capital.

ARTÍCULO 9°.- El jefe de Gabinete de Ministros, previa intervención del MINISTERIO DE HACIENDA, podrá disponer ampliaciones en los créditos presupuestarios de la Administración Central, de los Organismos Descentralizados e Instituciones de la Seguridad Social, y su correspondiente distribución, financiados con incremento de los recursos con afectación específica, recursos propios, transferencias de Entes del sector público Nacional, donaciones y los remanentes de ejercicios anteriores que por ley tengan destino específico.

ARTÍCULO 10.- Las facultades otorgadas por la presente ley al jefe de Gabinete de Ministros podrán ser asumidas por el PODER EJECUTIVO NACIONAL, en su carácter de responsable político de la administración general del país, y en función de lo dispuesto en el inciso 10 del artículo 99 de la Constitución Nacional.

CAPÍTULO II

De las normas sobre gastos

ARTÍCULO 11.- Autorízase, de conformidad con lo dispuesto en el artículo 15 de la ley 24.156 y sus modificaciones, la contratación de obras o adquisición de bienes y servicios cuyo plazo de ejecución exceda el Ejercicio Financiero 2019 de acuerdo con el detalle obrante en las Planillas anexas al presente artículo. Facúltase al jefe de Gabinete de Ministros a incorporar la contratación de obras o adquisición de bienes y servicios en la medida que ellas se financien con cargo a las facultades previstas en los artículos 8° y 9° de la presente ley.

ARTÍCULO 12.- Fíjase como crédito para financiar los gastos de funcionamiento, inversión y programas especiales de las universidades nacionales la suma de PESOS CIENTO VEINTITRÉS MIL QUINIENTOS SIETE MILLONES CUATROCIENTOS VEINTIDÓS MIL CIENTO TREINTA Y OCHO ($ 123.507.422.138), de acuerdo con el detalle de la Planilla anexa al presente artículo.

Las universidades nacionales deberán presentar ante la Secretaría de Políticas Universitarias del MINISTERIO DE EDUCACIÓN, CULTURA, CIENCIA Y TECNOLOGÍA la información necesaria para asignar, ejecutar y evaluar los recursos que se le transfieren por todo concepto. El citado Ministerio podrá interrumpir las transferencias de fondos en caso de incumplimiento en el envío de dicha información, en tiempo y forma.

El presupuesto aprobado por cada universidad para el ejercicio fiscal deberá indicar la clasificación funcional de educación, salud y ciencia y técnica. La ejecución presupuestaria y contable así como la cuenta de inversión deberá considerar el clasificador funcional.

Las plantas de personal docente y no docente sobre las cuales se aplicarán los aumentos salariales en el año 2019 serán las vigentes a las liquidaciones correspondientes al mes de noviembre de 2018, salvo los aumentos de las plantas aprobadas y autorizadas por la Secretaría de Políticas Universitarias, según establezca el MINISTERIO DE EDUCACIÓN, CULTURA, CIENCIA Y TECNOLOGÍA.

ARTÍCULO 13.- Fíjanse los importes a remitir en forma mensual y consecutiva, durante el presente ejercicio, en concepto de pago de las obligaciones generadas por el artículo 11 del Acuerdo Nación—Provincias, sobre Relación Financiera y Bases de un Régimen de Coparticipación Federal de Impuestos, celebrado entre el Estado nacional, los Estados Provinciales y la Ciudad Autónoma de Buenos Aires el 27 de febrero de 2002, ratificado por la ley 25.570, destinados a las provincias que no participan de la reprogramación de la deuda prevista en el artículo 8° del citado Acuerdo, las que se determinan seguidamente: provincia de La Pampa, PESOS TRES MILLONES TRESCIENTOS SESENTA Y NUEVE MIL CIEN ($ 3.369.100); provincia de Santa Cruz, PESOS TRES MILLONES TRESCIENTOS OCHENTA MIL ($ 3.380.000); provincia de Santiago del Estero, PESOS SEIS MILLONES SETECIENTOS NOVENTA Y CINCO MIL ($ 6.795.000); provincia de Santa Fe, PESOS CATORCE MILLONES NOVECIENTOS SETENTA MIL CIEN ($ 14.970.100) y provincia de San Luis, PESOS CUATRO MILLONES TREINTA Y UN MIL TRESCIENTOS ($ 4.031.300).

ARTÍCULO 14.- Asígnase durante el presente ejercicio la suma de PESOS DOS MIL QUINIENTOS MILLONES ($ 2.500.000.000) como contribución destinada al Fondo Nacional de Empleo (FNE) para la atención de programas de empleo del MINISTERIO DE PRODUCCIÓN Y TRABAJO.

ARTÍCULO 15.- El Estado nacional toma a su cargo las obligaciones generadas en el Mercado Eléctrico Mayorista (MEM) por aplicación de la Resolución 406 del 8 de setiembre de 2003 de la Secretaría de Energía, correspondientes a las acreencias de Nucleoeléctrica Argentina Sociedad Anónima (NASA), de la Entidad Binacional Yacyretá, de Integración Energética Argentina Sociedad Anónima (IEA S.A.), de las regalías a las provincias de Corrientes y Misiones por la generación de la Entidad Binacional Yacyretá y a los excedentes generados por el Complejo Hidroeléctrico de Salto Grande, estos últimos en el marco de las leyes 24.954 y 25.671, por las transacciones económicas realizadas hasta el 31 de diciembre de 2019.

Adóptense, a través de los organismos con competencia en la materia y dentro de los noventa (90) días desde la entrada en vigencia de la presente ley, las medidas necesarias para efectuar una adecuada actualización de la regulación para la remuneración y la automaticidad de esta última del Complejo Hidroeléctrico de Salto Grande.

ARTÍCULO 16.- Asígnase al Fondo Nacional para el Enriquecimiento y la Conservación de los Bosques Nativos, en virtud de lo establecido por el artículo 31 de la ley 26.331, un monto de PESOS QUINIENTOS SETENTA MILLONES QUINIENTOS MIL ($ 570.500.000) y para el Programa Nacional de Protección de los Bosques Nativos un monto de PESOS VEINTICINCO MILLONES ($ 25.000.000).

Facúltase al jefe de Gabinete de Ministros, previa intervención del MINISTERIO DE HACIENDA, a ampliar los montos establecidos en el párrafo precedente, en el marco de la mencionada ley.

Establécese para el Ejercicio 2019 una asignación de PESOS VEINTICINCO MILLONES ($ 25.000.000) al Programa 28 – Actividad 02- Acciones Inherentes a la Defensa del Consumidor de la Secretaría de Comercio Interior de la jurisdicción 51-MINISTERIO DE PRODUCCIÓN Y TRABAJO con destino a Transferencias a las Asociaciones de Consumidores según lo determine la autoridad de aplicación, la suma de PESOS NOVECIENTOS MILLONES ($ 900.000.000) para los programas ejecutados por la Secretaría Nacional de la Niñez, Adolescencia y Familia (SENNAF) de la Jurisdicción 85-MINISTERIO DE SALUD Y DESARROLLO SOCIAL y la suma de PESOS QUINIENTOS MILLONES ($ 500.000.000) destinados a la Secretaría de Gobierno de Cultura de la jurisdicción 70-MINISTERIO DE EDUCACIÓN, CULTURA, CIENCIA Y TECNOLOGÍA. Asígnense las sumas de PESOS VEINTICINCO MILLONES ($ 25.000.000) a la actividad 02 del Programa 17, de PESOS VEINTITRÉS MILLONES ($23.000.000) al Programa 43, de PESOS CINCO MILLONES NOVECIENTOS MIL ($5.900.000) al Programa 45, de PESOS SEIS MILLONES TRESCIENTOS VEINTE MIL ($ 6.320.000) al Programa 42, de PESOS TRES MILLONES SEISCIENTOS MIL ($ 3.600.000) al Programa 22, de PESOS CUATRO MILLONES ($ 4.000.000) al Programa 41, de PESOS VEINTIOCHO MILLONES ($ 28.000.000) al Programa 44 y de PESOS DIEZ MILLONES ($ 10.000.000) a la Comisión Bicameral Permanente de Fiscalización de los Órganos y Actividades de Seguridad Interior ley 24.059 y sus modificatorias, todos ellos pertenecientes a la Jurisdicción 1- Poder Legislativo Nacional. Asimismo, asígnense las sumas de PESOS TREINTA MILLONES ($ 30.000.000) a la entidad 918 -Instituto Nacional de las Mujeres destinados al Plan Nacional de Acción para la Prevención, Asistencia y Erradicación de la Violencia contra las Mujeres, de PESOS CIEN MILLONES ($ 100.000.000) para el Programa Casas de Atención y Acompañamiento Comunitario (CAACS) dependiente de la Secretaría de Políticas Integrales sobre Drogas de la Nación Argentina de la Jurisdicción 20, de PESOS DIECIOCHO MILLONES NOVECIENTOS MIL ($ 18.900.000) a la entidad 209-Agencia de Acceso a la Información Pública, de PESOS SESENTA MILLONES ($ 60.000.000) para la Actividad 01 del Programa 26 de la Jurisdicción 85 con destino a la provincia de Salta, de PESOS SETENTA MILLONES ($ 70.000.000) al Proyecto 25 – Subprograma 01 – Programa 50 – Entidad 604 de la Jurisdicción 57- MINISTERIO DE TRANSPORTE, de PESOS CUATROCIENTOS MILLONES ($ 400.000.000) para la Entidad 606-Instituto Nacional de Tecnología Agropecuaria (INTA), de PESOS QUINIENTOS MILLONES ($ 500.000.000) para la Entidad 103-Consejo Nacional de Investigaciones Científicas y Tecnológicas (CONICET), de PESOS QUINCE MILLONES ($ 15.000.000) a la Entidad 101- Fundación Miguel Lillo, de PESOS SETENTA MILLONES ($ 70.000.000) a la Entidad 804—Comisión Nacional de Evaluación y Acreditación Universitaria (CONEAU), de PESOS CINCUENTA MILLONES ($ 50.000.000) para el Centro Universitario San Francisco – Córdoba, de PESOS QUINIENTOS CINCUENTA MILLONES ($ 550.000.000) a la Entidad 119-Instituto Nacional de Promoción Turística (INPROTUR), de PESOS CIENTO CINCUENTA MILLONES ($ 150.000.000) a la Secretaría de Gobierno de Turismo dependiente de la Jurisdicción 20, de PESOS TRES MILLONES ($ 3.000.000) para la Congregación Israelita de la República Argentina (CIRA) para ser utilizados en la puesta en valor de la Sala del Museo Judío de Buenos Aires y de PESOS UN MILLÓN ($ 1.000.000) para la Fundación Raíces de Emprendimientos Productivos.

Establécese para el Ejercicio 2019 la suma de PESOS CUATRO MIL SETENTA Y TRES MILLONES ($ 4.073.000.000), con destino al MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA, según el detalle de la planilla anexa al presente artículo.

Facúltase al jefe de Gabinete de Ministros a efectuar las modificaciones presupuestarias necesarias a fin de dar cumplimiento a lo establecido en los párrafos precedentes.

ARTÍCULO 17.- Conforme lo previsto en las cláusulas II.a y II.b del Consenso Fiscal, aprobado mediante la ley 27.429, la compensación allí prevista se actualizará trimestralmente en el año 2019 y siguientes con base en la inflación. La transferencia de fondos será diaria y automática.

Estas compensaciones no formarán parte del Presupuesto General para la administración nacional para el Ejercicio 2019 y siguientes.

Facúltase a la Secretaría de Hacienda del MINISTERIO DE HACIENDA a dictar las normas complementarias y/o aclaratorias necesarias para su cumplimiento.

ARTÍCULO 18.- Déjanse sin efecto para el Ejercicio 2019 las previsiones contenidas en los artículos 2° y 3° de la ley 25.152.

ARTÍCULO 19.- Establécese la vigencia para el Ejercicio Fiscal 2019 del artículo 7° de la ley 26.075, en concordancia con lo dispuesto en los artículos 9° y 11 de la ley 26.206, teniendo en mira los fines y objetivos de la política educativa nacional y asegurando el reparto automático de los recursos a los municipios para cubrir gastos estrictamente ligados a la finalidad y función educación.

CAPÍTULO III

De las normas sobre recursos

ARTÍCULO 20.- Dispónese el ingreso como contribución al Tesoro nacional de la suma de PESOS TRES MIL QUINIENTOS OCHENTA MILLONES TRESCIENTOS SETENTA Y CINCO MIL ($ 3.580.375.000) de acuerdo con la distribución indicada en la Planilla anexa al presente artículo. El jefe de Gabinete de Ministros establecerá el cronograma de pagos.

ARTÍCULO 21.- Fíjase en la suma de PESOS CUATROCIENTOS TREINTA Y SEIS MILLONES TREINTA Y CINCO MIL OCHOCIENTOS SETENTA Y TRES ($ 436.035.873) el monto de la tasa regulatoria según lo establecido por el primer párrafo del artículo 26 de la ley 24.804 - Ley Nacional de la Actividad Nuclear.

ARTÍCULO 22.- Prorrógase para el Ejercicio 2019 lo dispuesto en el artículo 22 de la ley 27.431.

ARTÍCULO 23.- El importe de las multas por infracción a las leyes 19.511, 20.680, 22.802, 24.240, 25.065, 26.104, 26.993 y 27.442, así como también las multas pendientes de cobro por infracción a la ley 25.156, derogada por la ley 27.442, ingresará como recurso de afectación específica al presupuesto del MINISTERIO DE PRODUCCIÓN Y TRABAJO o al de los gobiernos locales, según sea la Autoridad que hubiera prevenido, en caso de corresponder.

ARTÍCULO 24.- Los recursos correspondientes al recupero de los fondos otorgados a beneficiarios en el marco de las convocatorias del Programa “Capital Semilla” efectuados por la ex Secretaría de la Pequeña y Mediana Empresa y Desarrollo Regional y el entonces MINISTERIO DE INDUSTRIA en el período 2010 a 2016 y del Programa “Fondo Semilla” efectuadas y a efectuarse por la Secretaría de Emprendedores y de la Pequeña y Mediana Empresa del MINISTERIO DE PRODUCCIÓN Y TRABAJO, así como los intereses u otros ingresos que se generen en ese marco, ingresarán como Recursos Propios directamente al Fondo Fiduciario para el Desarrollo de Capital Emprendedor (FONDCE) con destino específico al Programa “Fondo Semilla” creado por el artículo 63 de la ley 27.349.

ARTÍCULO 25.- Los fondos provenientes del recupero de préstamos que el MINISTERIO DE PRODUCCIÓN Y TRABAJO haya otorgado al sector público o al sector privado, así como también sus intereses y comisiones, con excepción de los fondos a los que hace mención el artículo 24 de la presente ley, ingresarán como recursos con afectación específica al MINISTERIO DE PRODUCCIÓN Y TRABAJO, y serán destinados a realizar Aportes No Reembolsables o Préstamos con fines similares a los que les dieron origen.

CAPÍTULO IV

De los cupos fiscales

ARTÍCULO 26.- Establécese para el Ejercicio 2019 un cupo fiscal de DÓLARES ESTADOUNIDENSES QUINIENTOS MILLONES (U$S 500.000.000) para ser asignado a los beneficios promocionales previstos en el artículo 9° de la ley 26.190 y su modificatoria 27.191 y en el artículo 14 de la última ley citada. La autoridad de aplicación de las leyes mencionadas asignará el cupo fiscal de acuerdo con el procedimiento establecido al efecto. Los beneficios promocionales se aplicarán en pesos, conforme lo establecido por la autoridad de aplicación. Sin perjuicio de lo previsto precedentemente, se transferirá automáticamente al Ejercicio 2019, el saldo no asignado del cupo fiscal presupuestado en el artículo 1° del decreto 882 del 21 de julio de 2016, del artículo 25 de la ley 27.341 y el del artículo 23 de la ley 27.431.

ARTÍCULO 27.- Establécese para el Ejercicio 2019 un cupo fiscal de PESOS TRESCIENTOS MILLONES ($ 300.000.000) para ser asignado a los beneficios promocionales previstos en el artículo 28 de la ley 27.424. La autoridad de aplicación de la ley mencionada asignará el cupo fiscal de acuerdo con el procedimiento establecido al efecto.

ARTÍCULO 28.- Fíjase el cupo anual al que se refiere el artículo 3° de la ley 22.317, en la suma de PESOS OCHOCIENTOS TREINTA MILLONES ($ 830.000.000), de acuerdo con el siguiente detalle:

a) PESOS DOSCIENTOS NOVENTA MILLONES ($ 290.000.000) para el Instituto Nacional de Educación Tecnológica en el ámbito del MINISTERIO DE EDUCACIÓN, CULTURA, CIENCIA Y TECNOLOGÍA;

b) PESOS CIENTO OCHENTA MILLONES ($ 180.000.000) para la Secretaría de Emprendedores y de la Pequeña y Mediana Empresa del MINISTERIO DE PRODUCCIÓN Y TRABAJO;

c) PESOS TRESCIENTOS SESENTA MILLONES ($ 360.000.000) para el MINISTERIO DE PRODUCCIÓN Y TRABAJO.

ARTÍCULO 29.- Fíjase el cupo anual establecido en el inciso b) del artículo 9° de la ley 23.877, modificada por la ley 27.430, en la suma de PESOS MIL QUINIENTOS MILLONES ($ 1.500.000.000). El MINISTERIO DE EDUCACIÓN, CULTURA, CIENCIA Y TECNOLOGÍA distribuirá el cupo asignado para la operatoria establecida con el objeto de contribuir a la financiación de los costos de ejecución de proyectos de investigación y desarrollo en las áreas prioritarias y para financiar proyectos en el marco del Programa de Fomento a la Inversión de Capital de Riesgo en Empresas de las Áreas de Ciencia, Tecnología e Innovación Productiva según lo establecido por el decreto 1207 del 12 de setiembre de 2006.

ARTÍCULO 30.- Fíjase el cupo anual al que se refieren los incisos a) y b) de los artículos 6° y 7° de la ley 26.270 en la suma de PESOS DOSCIENTOS MILLONES ($ 200.000.000).

CAPÍTULO V

De la cancelación de deudas de origen previsional

ARTÍCULO 31.- Establécese como límite máximo la suma de PESOS CUARENTA Y NUEVE MIL TRESCIENTOS TRECE MILLONES TRESCIENTOS MIL ($ 49.313.300.000) destinada al pago de deudas previsionales reconocidas en sede judicial y administrativa y aquellas deudas previsionales establecidas en los acuerdos transaccionales celebrados en el marco de la ley 27.260, de acuerdo con lo estipulado en los incisos a) y b) del artículo 7° de la misma ley como consecuencia de retroactivos originados en ajustes practicados en las prestaciones del Sistema Integrado Previsional Argentino a cargo de la Administración Nacional de la Seguridad Social (ANSES).

ARTÍCULO 32.- Autorízase al jefe de Gabinete de Ministros, previa intervención del MINISTERIO DE HACIENDA, a ampliar el límite establecido en el artículo 31 de la presente ley para la cancelación de deudas previsionales reconocidas en sede judicial y administrativa y aquellas deudas previsionales establecidas en los acuerdos transaccionales celebrados en el marco de la ley 27.260, de acuerdo con lo estipulado en los incisos a) y b) del artículo 7° de la misma ley como consecuencia de retroactivos originados en ajustes practicados en las prestaciones del Sistema Integrado Previsional Argentino a cargo de la Administración Nacional de la Seguridad Social (ANSES), en la medida que el cumplimiento de dichas obligaciones así lo requiera. Autorízase al jefe de Gabinete de Ministros a efectuar las modificaciones presupuestarias necesarias a fin de dar cumplimiento al presente artículo.

ARTÍCULO 33.- Establécese como límite máximo la suma de PESOS OCHO MIL CIENTO SESENTA MILLONES TRESCIENTOS CUARENTA Y SEIS MIL ($ 8.160.346.000) destinada al pago de deudas previsionales reconocidas en sede judicial por la parte que corresponda abonar en efectivo por todo concepto, como consecuencia de retroactivos originados en ajustes practicados en las prestaciones correspondientes a retirados y pensionados de las fuerzas armadas y fuerzas de seguridad, incluido el Servicio Penitenciario Federal, de acuerdo con el siguiente detalle:

INSTITUTO DE AYUDA FINANCIERA PARA PAGO DE RETIROS Y PENSIONES MILITARES	3.089.500.000
CAJA DE RETIROS, JUBILACIONES Y PENSIONES DE LA POLICÍA FEDERAL ARGENTINA	5.010.846.000
SERVICIO PENITENCIARIO FEDERAL	60.000.000

Autorízase al jefe de Gabinete de Ministros a ampliar el límite establecido en el presente artículo para la cancelación de deudas previsionales, reconocidas en sede judicial y administrativa como consecuencia de retroactivos originados en ajustes practicados en las prestaciones correspondientes a retirados y pensionados de las fuerzas armadas y fuerzas de seguridad, incluido el Servicio Penitenciario Federal, cuando el cumplimiento de dichas obligaciones así lo requiera.

Autorízase al jefe de Gabinete de Ministros a efectuar las modificaciones presupuestarias necesarias a fin de dar cumplimiento al presente artículo.

ARTÍCULO 34.- Los organismos a que se refiere el artículo 33 de la presente ley deberán observar para la cancelación de las deudas previsionales el orden de prelación estricto que a continuación se detalla:

a) Sentencias notificadas en períodos fiscales anteriores y aún pendientes de pago;

b) Sentencias notificadas en el año 2019.

En el primer caso se dará prioridad a los beneficiarios de mayor edad. Agotadas las sentencias notificadas en períodos anteriores al año 2019, se atenderán aquellas incluidas en el inciso b), respetando estrictamente el orden cronológico de notificación de las sentencias definitivas.

CAPÍTULO VI

De las jubilaciones y pensiones

ARTÍCULO 35.- Establécese, durante el ejercicio de vigencia de la presente ley, que la participación del Instituto de Ayuda Financiera para Pago de Retiros y Pensiones Militares, referida en los artículos 18 y 19 de la ley 22.919, no podrá ser inferior al CINCUENTA Y SEIS POR CIENTO (56%) del costo de los haberes remunerativos de retiro, indemnizatorios y de pensión de los beneficiarios.

ARTÍCULO 36.- Prorróganse por DIEZ (10) años a partir de sus respectivos vencimientos las pensiones otorgadas en virtud de la ley 13.337 que hubieran caducado o caduquen durante el presente ejercicio.

Prorróganse por DIEZ (10) años a partir de sus respectivos vencimientos las pensiones graciables que fueran otorgadas por la ley 26.422.

Las pensiones graciables prorrogadas por la presente ley, las que se otorgaren y las que hubieran sido prorrogadas por las leyes 23.990, 24.061, 24.191, 24.307, 24.447, 24.624, 24.764, 24.938, 25.064, 25.237, 25.401, 25.500, 25.565, 25.725, 25.827, 25.967, 26.078, 26.198, 26.337, 26.422 y 26.546, prorrogada en los términos del decreto 2053 del 22 de diciembre de 2010 y complementada por el decreto 2054 del 22 de diciembre de 2010, por la ley 26.728, por la ley 26.784, por la ley 26.895, por la ley 27.008, por la ley 27.341, por la ley 27.431 deberán cumplir con las condiciones indicadas a continuación:

a) No ser el beneficiario titular de un bien inmueble cuya valuación fiscal fuere equivalente o superior a PESOS DOSCIENTOS CINCUENTA MIL ($ 250.000);

b) No tener vínculo hasta el cuarto grado de consanguinidad o segundo de afinidad con el legislador solicitante;

c) No podrán superar en forma individual o acumulativa la suma equivalente a UNA (1) jubilación mínima del Sistema Integrado Previsional Argentino y serán compatibles con cualquier otro ingreso siempre que, la suma total de estos últimos, no supere DOS (2) jubilaciones mínimas del referido sistema.

En los supuestos en que los beneficiarios sean menores de edad, con excepción de quienes tengan capacidades diferentes, las incompatibilidades serán evaluadas en relación con sus padres, cuando ambos convivan con el menor. En caso de padres separados de hecho o judicialmente, divorciados o que hayan incurrido en abandono del hogar, las incompatibilidades sólo serán evaluadas en relación con el progenitor que cohabite con el beneficiario.

En todos los casos de prórrogas aludidos en el presente artículo, la autoridad de aplicación deberá mantener la continuidad de los beneficios hasta tanto se comprueben fehacientemente las incompatibilidades mencionadas. En ningún caso, se procederá a suspender los pagos de las prestaciones sin previa notificación o intimación para cumplir con los requisitos formales que fueren necesarios.

Las pensiones graciables que hayan sido dadas de baja por cualquiera de las causales de incompatibilidad serán rehabilitadas una vez cesados los motivos que hubieran dado lugar a su extinción siempre que las citadas incompatibilidades dejaren de existir dentro del plazo establecido en la ley que las otorgó.

ARTÍCULO 37.- Incorpórase como último párrafo del artículo 13 de la ley 27.260, el siguiente:

Artículo 13.- La Administración Nacional de la Seguridad Social (ANSES) en forma previa al otorgamiento de la prestación realizará evaluaciones socioeconómicas y patrimoniales sobre la base de criterios objetivos que fije la reglamentación, a fin de asegurar el acceso a las personas que presenten mayor vulnerabilidad.

ARTÍCULO 38.- Sustitúyese el artículo 16 de la ley 27.260, por el siguiente:

Artículo 16.- El goce de la Pensión Universal para el Adulto Mayor es incompatible con el desempeño de cualquier actividad en relación de dependencia o por cuenta propia, excluyendo en este último caso a los contribuyentes adheridos al Régimen Simplificado para Pequeños Contribuyentes que estén inscriptos en el Registro Nacional de Efectores de Desarrollo Local y Economía Social del Ministerio de Salud y Desarrollo Social.

ARTÍCULO 39.- Incorpóranse las rentas del producido del gravamen previsto en el artículo 41 de la ley 27.260 al Fondo de Garantía de Sustentabilidad del Sistema Integrado Previsional Argentino (FGS), en los términos del inciso d) del artículo 3° del decreto 897 del 12 de julio de 2007 y sus modificatorios.

CAPÍTULO VII

De las operaciones de crédito público

ARTÍCULO 40.- Autorízase, de conformidad con lo dispuesto por el artículo 60 de la ley 24.156 y sus modificaciones, a los entes que se mencionan en la Planilla anexa al presente artículo a realizar operaciones de crédito público por los montos, especificaciones y destino del financiamiento indicados en la referida planilla.

En caso de operaciones que se instrumenten mediante emisiones de bonos o letras, los importes indicados en dicha planilla corresponden a valores efectivos de colocación. Cuando las operaciones se instrumenten mediante la suscripción de préstamos, dichos valores corresponden al monto total del préstamo, según surja de los acuerdos firmados. El uso de esta autorización deberá ser informado, trimestralmente, de manera fehaciente y detallada a ambas Cámaras del Honorable Congreso de la Nación.

El órgano responsable de la coordinación de los sistemas de administración financiera realizará las operaciones de crédito público correspondientes a la administración central.

El MINISTERIO DE HACIENDA podrá efectuar modificaciones a las características detalladas en la mencionada planilla, siempre dentro del monto total y destino del financiamiento fijado en ella, a los efectos de adecuarlas a las posibilidades de obtención de financiamiento, lo que deberá informarse de la misma forma y modo establecidos en el segundo párrafo.

ARTÍCULO 41.- Autorízase al órgano responsable de la coordinación de los sistemas de administración financiera, a emitir letras del Tesoro hasta alcanzar un importe en circulación de valor nominal PESOS OCHOCIENTOS MIL MILLONES (V.N. $ 800.000.000.000) o su equivalente en otras monedas, para dar cumplimiento a las operaciones previstas en el programa financiero. Estas letras deberán ser reembolsadas en el mismo ejercicio financiero en que se emiten.

ARTÍCULO 42.- Fíjase en la suma de PESOS CIEN MIL MILLONES ($ 100.000.000.000) y en la suma de PESOS SETENTA MIL MILLONES ($ 70.000.000.000) los montos máximos de autorización a la Tesorería General de la Nación dependiente de la Subsecretaría de Presupuesto de la Secretaría de Hacienda del MINISTERIO DE HACIENDA y a la Administración Nacional de la Seguridad Social (ANSES), respectivamente, para hacer uso transitoriamente del crédito a corto plazo a que se refieren los artículos 82 y 83 de la ley 24.156 y sus modificaciones.

ARTÍCULO 43.- Mantiénese durante el Ejercicio 2019 la suspensión dispuesta en el artículo 1° del decreto 493 del 20 de abril de 2004.

ARTÍCULO 44.- Mantiénese el diferimiento de los pagos de los servicios de la deuda pública del gobierno nacional dispuesto en el artículo 37 de la ley 27.431 hasta la finalización del proceso de reestructuración de la totalidad de la deuda pública contraída originalmente con anterioridad al 31 de diciembre de 2001, o en virtud de normas dictadas antes de esa fecha.

ARTÍCULO 45.- Autorízase al PODER EJECUTIVO NACIONAL, a través del MINISTERIO DE HACIENDA, a proseguir con la normalización de los servicios de la deuda pública referida en el artículo 44 de la presente ley, en los términos del artículo 65 de la ley 24.156 y sus modificaciones o de la ley 27.249 de Normalización de la Deuda Pública y de Recuperación del Crédito, quedando facultado el PODER EJECUTIVO NACIONAL para continuar con las negociaciones y realizar todos aquellos actos necesarios para su conclusión.

El MINISTERIO DE HACIENDA informará trimestralmente al Honorable Congreso de la Nación, el avance de las tratativas y los acuerdos a los que se arribe durante el proceso de negociación, los que serán enviados en soporte digital.

Ese informe deberá incorporar una base de datos actualizada en la que se identifiquen los acuerdos alcanzados, los procesos judiciales o arbitrales terminados, los montos de capital y los montos cancelados o a cancelar en cada acuerdo y el nivel de ejecución de la autorización del nivel de endeudamiento que se otorga a través del artículo 7° de la ley 27.249 de Normalización de la Deuda Pública y de Recuperación del Crédito.

Los pronunciamientos judiciales firmes, emitidos contra las disposiciones de la ley 25.561, el decreto 471 del 8 de marzo de 2002, y sus normas complementarias, recaídos sobre dichos títulos, están incluidos en el diferimiento indicado en el artículo 44 de la presente ley.

ARTÍCULO 46.- Facúltase al órgano responsable de la coordinación de los sistemas de administración financiera a otorgar avales del Tesoro nacional por las operaciones de crédito público de acuerdo con el detalle obrante en la Planilla anexa al presente artículo, y por los montos máximos en ella determinados o su equivalente en otras monedas, más los montos necesarios para afrontar el pago de intereses, los que deberán ser cuantificados al momento de la solicitud del aval.

ARTÍCULO 47.- Dentro del monto autorizado para la Jurisdicción 90—Servicio de la Deuda Pública, se incluye la suma de PESOS TRESCIENTOS MILLONES ($ 300.000.000) destinada a la atención de las deudas referidas en los incisos b) y c) del artículo 7° de la ley 23.982.

ARTÍCULO 48.- Fíjase en PESOS OCHO MIL SEISCIENTOS MILLONES ($ 8.600.000.000) el importe máximo de colocación de bonos de consolidación en todas sus series vigentes, para el pago de las obligaciones contempladas en el inciso f) del artículo 2° de la ley 25.152, las alcanzadas por el decreto 1318 del 6 de noviembre de 1998 y las referidas en el artículo 127 de la ley 11.672, Complementaria Permanente de Presupuesto (t.o. 2014) por los montos que en cada caso se indican en la Planilla anexa al presente artículo. Los importes indicados en ella corresponden a valores efectivos de colocación.

El MINISTERIO DE HACIENDA podrá realizar modificaciones dentro del monto total fijado en este artículo.

ARTÍCULO 49.- Facúltase al MINISTERIO DE HACIENDA, a través del órgano responsable de la coordinación de los sistemas de administración financiera, a la emisión y entrega de letras del Tesoro en garantía al Fondo Fiduciario para el Desarrollo de las Energías Renovables (FODER), por cuenta y orden de la Secretaría de Gobierno de Energía del MINISTERIO DE HACIENDA, hasta alcanzar un importe máximo de valor nominal de DÓLARES ESTADOUNIDENSES CIENTO VEINTE MILLONES (U$S 120.000.000), o su equivalente en otras monedas conforme lo determine dicho órgano coordinador, contra la emisión de certificados de participación por montos equivalentes a las letras cedidas a favor del entonces MINISTERIO DE ENERGÍA Y MINERÍA, para ser utilizadas como garantía de pago del precio de venta de la central de generación, adquirida conforme lo previsto en los artículos 3° y 4° del decreto 882 del 21 de julio de 2016.

Facúltase al MINISTERIO DE HACIENDA a dictar las normas complementarias de acuerdo con sus respectivas competencias.

Facúltase al jefe de Gabinete de Ministros a realizar las modificaciones presupuestarias correspondientes a fin de posibilitar su ejecución.

ARTÍCULO 50.- Facúltase al MINISTERIO DE HACIENDA a establecer las condiciones financieras de reembolso de las deudas de las provincias con el gobierno nacional resultantes de la reestructuración que llevó a cabo el Estado nacional con los representantes de los países acreedores nucleados en el Club de París para la refinanciación de las deudas con atrasos de la República Argentina y del pago de laudos en el marco de arbitrajes internacionales.

Facúltase al MINISTERIO de HACIENDA a suscribir con las provincias involucradas los convenios bilaterales correspondientes, en coordinación con el MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA.

ARTÍCULO 51.- Sustitúyese el primer párrafo del inciso a) del segundo párrafo del artículo 6° de la ley 27.249, por el siguiente:

a) A todos los tenedores de títulos públicos elegibles, un pago equivalente al monto de capital adeudado de sus títulos con más un CINCUENTA POR CIENTO (50%) de ese monto de capital (oferta base). Para los títulos públicos elegibles sujetos a legislación argentina, la oferta base se determinará tomando en cuenta la moneda de emisión original de esos títulos. Para los casos en que exista sentencia dictada por tribunales extranjeros, el monto a pagar no podrá ser superior al monto reconocido por esa sentencia más la actualización legal correspondiente a la aplicación de intereses judiciales al 31 de enero de 2016. Para los casos en que exista sentencia definitiva y firme dictada por tribunales de la República Argentina, el monto a pagar no podrá ser superior al monto reconocido por esa sentencia más, en caso de corresponder, los intereses judiciales computados al 31 de enero de 2016.

ARTÍCULO 52.- Sustitúyese el artículo 59 de la ley 11.672, Complementaria Permanente de Presupuesto (t.o. 2014) por el siguiente:

Artículo 59.- Las jurisdicciones y entidades integrantes del sector público nacional, definido en los términos del artículo 8° de la ley 24.156 y sus modificaciones, sólo podrán iniciar gestiones preparatorias de operaciones de crédito público financiadas total o parcialmente por organismos financieros internacionales y/o Estados extranjeros, cuando cuenten con la opinión favorable del jefe de Gabinete de Ministros previa evaluación del programa o proyecto que aspira a obtener financiamiento externo. El MINISTERIO DE HACIENDA se expedirá sobre la valorización y viabilidad financiera de las condiciones del préstamo y encabezará las negociaciones definitivas.

Las dependencias de la administración nacional que tengan a su cargo la ejecución de operaciones de crédito con organismos financieros internacionales y/o Estados extranjeros, no podrán transferir la administración de sus compras y contrataciones en otros organismos, nacionales o internacionales, ajenos a su jurisdicción, salvo que fuere expresamente autorizado mediante resolución de la Secretaría de Hacienda del MINISTERIO DE HACIENDA, previo dictamen de la Oficina Nacional de Contrataciones de la Secretaría de Gobierno de Modernización de la Jefatura de Gabinete de Ministros.

El jefe de Gabinete de Ministros y el Ministro de Hacienda podrán delegar las facultades otorgadas por el presente artículo.

El jefe de Gabinete de Ministros procederá, con intervención del MINISTERIO DE HACIENDA, a reglamentar el presente artículo.

ARTÍCULO 53.- Exceptúase de lo dispuesto en los artículos 7° y 10 de la ley 23.928 y sus modificatorias, a los valores negociables, con plazo no menor a TRES (3) meses, que emita el gobierno nacional.

ARTÍCULO 54.- Derógase el decreto 1096 del 25 de junio de 2002.

ARTÍCULO 55.- Autorízase al órgano coordinador de los sistemas de administración financiera a emitir instrumentos de deuda pública con un plazo de amortización mínima de TREINTA (30) días, y por un monto de hasta DÓLARES ESTADOUNIDENSES MIL SEISCIENTOS MILLONES (U$S 1.600.000.000), a los fines de cancelar las obligaciones emergentes en lo dispuesto en la Resolución 97 del 28 de marzo de 2018 del entonces MINISTERIO DE ENERGÍA Y MINERÍA, las cuales serán atendidas como aplicaciones financieras. Esta autorización es adicional a las de la Planilla anexa al artículo 40.

Autorízase al órgano coordinador de los sistemas de administración financiera a dictar las normas complementarias o aclaratorias que resulten necesarias para la aplicación de lo dispuesto en este artículo.

CAPÍTULO VIII

De los fondos fiduciarios

ARTÍCULO 56.- Antes del vencimiento de las colocaciones de fondos líquidos sin aplicación temporaria o de la realización de nuevas colocaciones financieras, los agentes fiduciarios o los órganos directivos de los fondos fiduciarios integrados total o mayoritariamente con bienes y/o fondos del Estado nacional, deberán contar con una recomendación de inversión de la Secretaría de Hacienda y de la Secretaría de Finanzas, ambas del MINISTERIO DE HACIENDA. Se faculta a las mencionadas secretarías a dictar, en forma conjunta, las normas complementarias y aclaratorias que resulten necesarias a fin de dar cumplimiento a esta medida.

ARTÍCULO 57.- Apruébanse para el presente ejercicio, de acuerdo con el detalle obrante en la Planilla anexa a este artículo, los flujos financieros y el uso de los fondos fiduciarios integrados total o mayoritariamente por bienes y/o fondos del Estado nacional. El jefe de Gabinete de Ministros deberá presentar informes trimestrales a ambas Cámaras del Honorable Congreso de la Nación sobre el flujo y uso de los fondos fiduciarios, detallando en su caso las transferencias realizadas y las obras ejecutadas y/o programadas, así como todas las operaciones que se realicen con fuentes y aplicaciones financieras. La información mencionada deberá presentarse individualizada para cada uno de los fondos fiduciarios existentes.

ARTÍCULO 58.- Créase, en el ámbito del MINISTERIO DE HACIENDA, el Fideicomiso de garantía para obligaciones contingentes del “Programa Estímulo a las Inversiones en Desarrollo de Producción de Gas Natural Proveniente de Reservorios no Convencionales” dispuesto por medio de la Resolución 46 del 2 de marzo de 2017 del ex MINISTERIO DE ENERGÍA Y MINERÍA.

El Fideicomiso tendrá por objeto garantizar hasta en un TREINTA POR CIENTO (30%) las obligaciones que pudieran generarse bajo el mencionado programa a partir del 1° de enero de 2019 en los términos de las Resoluciones 46/2017 y 447 del 16 de noviembre de 2017, ambas del ex MINISTERIO DE ENERGÍA Y MINERÍA, en razón del cumplimiento por parte de las empresas que hubieran adherido al programa, de los planes de inversión y demás requisitos que establezca al efecto la Secretaría de Gobierno de Energía del MINISTERIO DE HACIENDA.

El Fideicomiso contará con un patrimonio constituido por aportes del Tesoro nacional, en efectivo o en instrumentos de deuda pública.

El PODER EJECUTIVO NACIONAL, a través del MINISTERIO DE HACIENDA, dictará las normas complementarias para su constitución y funcionamiento.

El Fideicomiso estará exento de todos los impuestos, tasas y contribuciones nacionales existentes y a crearse en el futuro, incluyendo el Impuesto al Valor Agregado y el Impuesto sobre los Créditos y Débitos en Cuentas Bancarias y otras Operatorias.

Facúltase al jefe de Gabinete de Ministros a realizar las adecuaciones presupuestarias correspondientes, y aprobar los flujos y usos de fondos del ejercicio.

ARTÍCULO 59.- Las jurisdicciones y entidades del Estado nacional deberán reflejar presupuestaria y contablemente toda actividad a su cargo que demande la contratación de obras, y de bienes y servicios, financiada a través de fondos fiduciarios existentes, o por aquellos que puedan crearse en el futuro, integrados con recursos del Estado nacional. La Secretaría de Hacienda del MINISTERIO DE HACIENDA, a través de la Oficina Nacional de Presupuesto y de la Contaduría General de la Nación, podrán dictar los procedimientos necesarios para la implementación de lo mencionado precedentemente.

Los procedimientos de selección y contratación de obras o de bienes y servicios realizados por fideicomisos públicos deberán cumplir con los principios rectores del régimen de contratación del sector público nacional.

ARTÍCULO 60.- Créase en el ámbito de la Jefatura de Gabinete de Ministros, el Fideicomiso Marco de Asistencia Financiera para la Obra Pública Argentina.

El PODER EJECUTIVO NACIONAL, a través de la Jefatura de Gabinete de Ministros dictará la reglamentación de constitución y funcionamiento del Fideicomiso Marco de Asistencia Financiera para la Obra Pública Argentina, pudiendo constituir bajo el mismo marco un único o más fideicomisos, arbitrando los medios necesarios para dotar de transparencia y eficiencia a su operatoria.

El Fideicomiso Marco de Asistencia Financiera para la Obra Pública Argentina y/o los fideicomisos individuales tendrán por objeto:

a) Otorgar préstamos, garantías, fianzas, avales o cualquier otro tipo de financiamiento o garantía en relación con los contratos de obra pública que se celebren de conformidad con lo establecido en la ley 13.064 y normas concordantes;

b) Contraer préstamos o cualquier otro tipo de financiamiento en relación a los contratos de obra pública que se celebren de conformidad con lo establecido en la ley 13.064 y normas concordantes;

c) Emitir valores fiduciarios;

d) Emitir certificados, valores negociables, títulos valores, actas, instrumentos o títulos de reconocimiento de inversión y asumir su pago;

e) Realizar aportes de capital y adquirir instrumentos financieros destinados a la financiación de los contratistas de obra pública en el marco de la ley 13.064 y normas concordantes; y

f) Aquellos otros actos que establezca la reglamentación.

El Fideicomiso Marco de Asistencia Financiera para la Obra Pública Argentina y/o los fideicomisos individuales contarán con un patrimonio constituido por los siguientes bienes fideicomitidos:

a) Bienes, garantías y aportes presupuestarios que le asigne el Estado nacional, las provincias o municipios;

b) Aportes o contribuciones provenientes de otros fondos fiduciarios;

c) Aportes que efectúe cualquier persona jurídica privada;

d) Contribuciones, cargos específicos, tarifas y/o contraprestaciones por uso; y

e) Aquellos otros que corresponda conforme la reglamentación.

El Fideicomiso Marco de Asistencia Financiera para la Obra Pública Argentina estará exento de todos los impuestos, tasas y contribuciones nacionales existentes y a crearse en el fututo, incluyendo el Impuesto al Valor Agregado y el Impuesto sobre los Créditos y Débitos en Cuentas Bancarias y otras Operatorias.

CAPÍTULO IX

De los contratos de participación público-privada

ARTÍCULO 61.- Sustitúyese el segundo párrafo del artículo 12 de la ley 27.328, por el siguiente:

Deberán garantizarse la transparencia, publicidad, difusión, igualdad, concurrencia y competencia en los procedimientos de selección y actos dictados en consecuencia. A tales fines, la autoridad convocante deberá procurar la comparabilidad de las propuestas, garantizando la homogeneidad de criterios, suministrando y estableciendo, con claridad, las bases, requisitos y demás proyecciones que resulten necesarias para la elaboración de las ofertas.

ARTÍCULO 62.- Sustitúyese el artículo 14 de la ley 27.328, por el siguiente:

Artículo 14.- Cuando la complejidad o monto del proyecto lo justifiquen podrá establecerse un procedimiento transparente de consulta, debate e intercambio de opiniones entre la autoridad convocante y/o la contratante y los interesados precalificados que, basado en las experiencias, conocimientos técnicos y mejores prácticas disponibles por cada una de las partes, permita desarrollar y definir la solución más conveniente al interés público sobre cuya base habrán de formularse las ofertas. La implementación de este procedimiento deberá asegurar la intervención de la unidad de participación público-privada y garantizar la transparencia, concurrencia, publicidad, difusión, competencia efectiva y la participación simultánea y en condiciones de igualdad de todos los interesados precalificados, promoviendo, entre otros factores y según las características del proyecto, la participación directa e indirecta de las pequeñas y medianas empresas y el fomento de la industria y el trabajo nacional.

ARTÍCULO 63.- Sustitúyese el primer párrafo del artículo 16 de la ley 27.328, por el siguiente:

En el caso que el contrato de participación público-privada pueda comprometer recursos públicos de ejercicios futuros, previo a la convocatoria a concurso o licitación pública, deberá contarse con la autorización del Honorable Congreso de la Nación, la que podrá ser otorgada en la respectiva ley de presupuesto general o en ley especial, de acuerdo con el modelo de planilla que se adjunta como Anexo I a la presente ley, siempre y cuando el stock acumulado por los compromisos firmes y contingentes cuantificables, netos de ingresos, asumidos por el sector público no financiero en los contratos de participación público-privada calculados a valor presente, no exceda el SIETE POR CIENTO (7%) del producto bruto interno a precios corrientes del año anterior.

Incórporase como Anexo I de la ley 27.328 la planilla que se adjuntó como anexo a este artículo.

ARTÍCULO 64.- Sustitúyese el artículo 20 de la ley 27.328, por el siguiente:

Artículo 20.- En el supuesto previsto en el inciso b) del artículo 18 deberá suscribirse el pertinente contrato de fideicomiso en cuyo marco el rol del fiduciario deberá ser desempeñado por un fiduciario debidamente autorizado.

En el contrato se deberán prever la existencia de una reserva de liquidez y su quantum que integrará el patrimonio fiduciario, cuya constitución, mantenimiento, y costos estará a cargo del fiduciante.

Asimismo, en el contrato se deberá establecer la obligación del fiduciario de elaborar un manual de inversiones sujeto a la aprobación del fiduciante.

Salvo las instrucciones previstas en la documentación contractual, el fiduciante u otros organismos públicos de cualquier naturaleza no podrán impartir instrucciones a la entidad que se desempeñe como fiduciario, quien deberá actuar de conformidad con los términos y condiciones establecidos en el respectivo contrato de fideicomiso y con sujeción a lo normado en esta ley y en el Código Civil y Comercial de la Nación.

Los informes de auditoría relativos al uso y aplicación de los bienes y recursos fideicomitidos deberán ser comunicados a la autoridad que designe la reglamentación, sin perjuicio de lo dispuesto por la ley 24.156 y sus modificaciones.

El contrato de fideicomiso establecerá el órgano o ente del sector público nacional, provincial, municipal o de la Ciudad Autónoma de Buenos Aires, según corresponda, que, a su término, será el fideicomisario de los bienes oportunamente fideicomitidos. Excepcionalmente, en el caso de que existan fiduciantes privados, el contrato de fideicomiso podrá establecer como fideicomisarios a personas humanas y jurídicas privadas.

ARTÍCULO 65.- Sustitúyese el artículo 60 de la ley 27.431, y su correspondiente incorporación en la ley 11.672, Complementaria Permanente de Presupuesto (t.o. 2014), por el siguiente:

Artículo 60.- Créase el Fideicomiso de Participación Público-Privada (“Fideicomiso PPP”). El Fideicomiso PPP podrá constituirse mediante un único fideicomiso y/o a través de distintos fideicomisos individuales denominados “Fideicomisos Individuales PPP”. El Fideicomiso PPP y/o los Fideicomisos Individuales PPP se conformarán como fideicomisos de administración, financieros, de pago y de garantía, con los alcances y limitaciones establecidos en la presente ley y las normas reglamentarias que dicte el PODER EJECUTIVO NACIONAL.

El Fideicomiso PPP y los Fideicomisos Individuales PPP tendrán por objeto:

a) Efectuar y/o garantizar pagos en virtud de contratos de participación público-privada que se celebren de conformidad con lo establecido en la ley 27.328 y normas concordantes, ya sea en carácter de obligado principal o por cuenta y orden del Estado nacional y/o terceros;

b) Otorgar préstamos, garantías, fianzas, avales o cualquier otro tipo de financiamiento o garantía en relación con los contratos o proyectos de participación público-privada;

c) Contraer préstamos o cualquier otro tipo de financiamiento en relación con los contratos o proyectos de participación público-privada;

d) Emitir valores fiduciarios;

e) Emitir certificados, valores negociables, títulos valores, actas, instrumentos o títulos de reconocimiento de inversión y asumir su pago;

f) Realizar aportes de capital y adquirir instrumentos financieros destinados a la ejecución y financiación de los contratos o proyectos de participación público-privada;

g) Celebrar operaciones de derivados de moneda, tasa de interés, materias primas; índices financieros y no financieros, y cualquier otro producto y cualquier otra operación de cobertura; y

h) Aquellos otros actos que establezca la reglamentación.

El Fideicomiso PPP y/o los Fideicomisos Individuales PPP contarán con patrimonios que estarán constituidos por los siguientes bienes fideicomitidos:

a) Bienes, garantías y créditos presupuestarios que les asigne el Estado nacional en el marco de la ley 24.156 y sus modificaciones y del artículo 16 de la ley 27.328;

b) Bienes, garantías y aportes presupuestarios que le asignen las provincias o municipios en el marco de su normativa aplicable;

c) Aportes o contribuciones provenientes de otros fondos fiduciarios;

d) Aportes que efectúe cualquier persona humana o jurídica privada;

e) Contribuciones, cargos específicos, tarifas y/o contraprestaciones por uso;

f) Pagos que deban realizar los contratistas bajo la ley 27.328; y

g) Aquellos otros que corresponda conforme la reglamentación.

El fiduciario de cada Fideicomiso PPP y/o de los Fideicomisos Individuales PPP, podrá constituir una o más cuentas fiduciarias por programa y/o proyectos de PPP, las que -conforme se establezca en cada contrato de fideicomiso- constituirán, cada una de ellas, un patrimonio de afectación separado e independiente respecto de las otras cuentas creadas por un mismo fiduciario bajo el Fideicomiso PPP y/o de los Fideicomisos Individuales PPP.

El Fideicomiso PPP y/o los Fideicomisos Individuales PPP podrán estar afianzados, avalados, garantizados y/o contra-garantizados por organismos multilaterales de crédito de los cuales la Nación Argentina forme parte.

En el marco de operaciones relativas a la ley 27.328, el Fideicomiso PPP y/o los Fideicomisos Individuales PPP estarán exentos de todos los impuestos, tasas y contribuciones nacionales existentes y a crearse en el futuro, incluyendo el Impuesto al Valor Agregado y el Impuesto sobre los Créditos y Débitos en Cuentas Bancarias y Otras Operatorias.

Invítase a las provincias y a la Ciudad Autónoma de Buenos Aires a adherir a la eximición de todos los tributos aplicables en sus jurisdicciones en iguales términos.

Los fideicomisos PPP que creen las jurisdicciones que adhieran al régimen de la ley 27.328 (conforme lo previsto en su artículo 33) y otorguen la eximición de los tributos contemplada en el párrafo anterior, estarán exentos de todos los impuestos, tasas y contribuciones nacionales existentes y a crearse en el futuro, incluyendo el Impuesto al Valor Agregado y el Impuesto sobre los Créditos y Débitos en Cuentas Bancarias y Otras Operatorias.

En las relaciones del Fideicomiso PPP y/o de los Fideicomisos Individuales PPP con los contratistas bajo la ley 27.328 y otros sujetos de derecho privado se aplicará, subsidiariamente, el Código Civil y Comercial de la Nación.

Las obligaciones y compromisos que asuman el Fideicomiso PPP y/o los Fideicomisos Individuales PPP y el Estado nacional con el Fideicomiso PPP y/o los Fideicomisos Individuales PPP, en relación con contratos o proyectos de participación público-privada celebrados o ejecutados de conformidad con los términos de la ley 27.328, no serán considerados deuda pública en los términos del título III de la ley 24.156 y sus modificaciones.

Las designaciones y contrataciones de los organizadores, fiduciarios del Fideicomiso PPP y/o de los Fideicomisos Individuales PPP u otros agentes no estarán sujetas al régimen de contrataciones públicas que le resulte aplicable en caso de corresponder, y por tanto se regirán exclusivamente por el derecho privado.

A todos los efectos de la ley 27.328, el contrato de fideicomiso del Fideicomiso PPP y/o de los Fideicomisos Individuales PPP, los acuerdos de adhesión al Fideicomiso PPP y/o de los Fideicomisos Individuales PPP u otros contratos complementarios podrán integrar la documentación contractual de los contratos de participación público-privada que se celebren en el marco de la ley 27.328 y normas concordantes.

Facúltase a las autoridades convocantes de los proyectos de participación público-privada a aprobar los contratos de fideicomiso que se constituyan para cada proyecto de participación público-privada y sus respectivas modificaciones.

ARTÍCULO 66.- Autorízase, de acuerdo con lo establecido por el artículo 16 de la ley 27.328, la contratación de obras o adquisición de bienes y servicios cuyo plazo de ejecución exceda el ejercicio financiero 2019 de acuerdo con el detalle obrante en la Planilla anexa al presente artículo.

Facúltase al PODER EJECUTIVO NACIONAL a ampliar el monto por proyecto incluido en la mencionada Planilla anexa en hasta un DIEZ POR CIENTO (10%).

CAPÍTULO X

De las relaciones con provincias

ARTÍCULO 67.- En el marco de la ley 25.917 del Régimen Federal de Responsabilidad Fiscal y sus modificaciones, se dispone que:

a) Si, durante el Ejercicio Fiscal 2018, la tasa nominal de incremento del gasto público corriente primario neto de las jurisdicciones adheridas al Régimen Federal de Responsabilidad Fiscal, fuere menor que la tasa de aumento promedio del Índice de Precios al Consumidor (IPC) de cobertura nacional, la diferencia podrá ser considerada en la medición de la regla de gasto prevista en el artículo 10 de la ley 25.917 y sus modificaciones, permitiendo incrementar el límite de gasto público corriente primario neto del Ejercicio Fiscal 2019; y

b) Para el Ejercicio Fiscal 2019, se podrá deducir en la evaluación de la regla de gasto público corriente primario neto contemplada en el artículo 10 y de la regla de gasto primario neto contemplada en el artículo 10 bis, ambos de la ley 25.917 y sus modificaciones, los mayores egresos en que incurran las provincias y la Ciudad Autónoma de Buenos Aires como consecuencia de la transferencia de responsabilidades de gastos por parte del gobierno nacional a las otras jurisdicciones. En sentido contrario, los montos involucrados en las transferencias de responsabilidades deberán ser incrementados respecto del gobierno nacional.

El Consejo Federal de Responsabilidad Fiscal dictará las normas complementarias para su cumplimiento.

ARTÍCULO 68.- Sustitúyese el último párrafo del artículo 10 de la ley 25.917 y sus modificaciones, por el siguiente:

Adicionalmente, y sólo en aquellas jurisdicciones que en el año previo a su evaluación hayan ejecutado el presupuesto (base devengado) con resultado corriente positivo y cumplan con el artículo 21 de esta ley, se deducirán los gastos operativos asociados a nuevas inversiones en infraestructura en las áreas de educación, salud y seguridad.

ARTÍCULO 69.- Las disposiciones del Régimen Federal de Responsabilidad Fiscal y Buenas Prácticas de Gobierno de la ley 25.917 y sus modificaciones, deben ser observadas por cada poder integrante del sector público nacional y de las jurisdicciones adheridas.

ARTÍCULO 70.- Invítase a las provincias y a la Ciudad Autónoma de Buenos Aires a adherir a lo establecido en los artículos 67, 68 y 69 de la presente ley.

ARTÍCULO 71.- Establécese que la compensación prevista en la cláusula II.e del Consenso Fiscal, aprobado por la ley 27.429, no integrará el Presupuesto General de la administración nacional.

La transferencia de fondos será diaria y automática. Facúltase a la Secretaría de Hacienda del MINISTERIO DE HACIENDA a dictar las normas complementarias y/o aclaratorias para su cumplimiento.

ARTÍCULO 72.- Establécese como crédito presupuestario para transferencias a cajas previsionales provinciales de la Administración Nacional de la Seguridad Social (ANSES) la suma de PESOS VEINTIDÓS MIL MILLONES ($ 22.000.000.000) para financiar gastos corrientes del año 2019 dentro del Programa Transferencias y Contribuciones a la Seguridad Social y Organismos Descentralizados, Grupo 07, Transferencias a Cajas Previsionales Provinciales.

La Administración Nacional de la Seguridad Social (ANSES) transferirá mensualmente a las provincias que no transfirieron sus regímenes previsionales al Estado nacional, independientemente de haber suscripto o no el Consenso Fiscal, en concepto de anticipo a cuenta, del resultado definitivo del sistema previsional provincial, el equivalente a una doceava parte del último monto total del déficit -provisorio o definitivo- determinado. La Administración Nacional de la Seguridad Social (ANSES) será la encargada de determinar los montos totales a transferir.

La Administración Nacional de la Seguridad Social (ANSES) transferirá a dichas provincias el monto total del déficit definitivo correspondiente a los períodos 2017 y 2018, descontados los anticipos si los hubiere, en un plazo de noventa (90) días contados a partir de la vigencia de la presente o de la fecha de determinación de cada déficit definitivo.

CAPÍTULO XI

De la política y administración tributarias

ARTÍCULO 73.- Derógase el apartado 3 del inciso d) del sexto párrafo del artículo 101 de la ley 11.683 (t.o. 1998) y sus modificaciones.

ARTÍCULO 74.- Incorpórase como inciso g) del sexto párrafo del artículo 101 de la ley 11.683 (t.o. 1998) y sus modificaciones, el siguiente:

g) Para la Administración Nacional de la Seguridad Social (ANSES)

siempre que las informaciones respectivas estén directamente vinculadas con la prevención y fiscalización del fraude en el otorgamiento de prestaciones o subsidios que ese organismo otorgue o controle y para definir el derecho al acceso a una prestación o subsidio por parte de un beneficiario.

ARTÍCULO 75.- Sustitúyese el último párrafo del inciso b) del artículo 22 del título VI de la ley 23.966 (t.o. 1997) y sus modificaciones, por el siguiente:

En el caso de automotores, el valor a consignar al 31 de diciembre de cada año, no podrá ser inferior al indicado en la tabla de valores de referencia de los automotores, motovehículos y maquinaria agrícola, vial e industrial, que elabora la Dirección Nacional de los Registros Nacionales de la Propiedad del Automotor y de Créditos Prendarios, a los fines del cálculo de los aranceles que perciben los registros seccionales por los trámites de transferencia e inscripción inicial de dichos bienes vigente en la citada fecha.

ARTÍCULO 76.- Sustitúyese el primer párrafo del artículo 10 de la ley 27.253 por el siguiente:

Los contribuyentes que realicen venta de cosas muebles en forma habitual, presten servicios, realicen obras o efectúen locaciones de cosas muebles, en todos los casos a sujetos que -respecto de esas operaciones- revisten el carácter de consumidores finales, deberán aceptar como medio de pago transferencias bancarias instrumentadas mediante tarjetas de débito, tarjetas prepagas no bancarias u otros medios que el PODER EJECUTIVO NACIONAL considere equivalentes y podrán computar como crédito fiscal del Impuesto al Valor Agregado el costo que les insuma adoptar el sistema de que se trate, por el monto que a tal efecto autorice la autoridad de aplicación.

ARTÍCULO 77.- Facúltase a la ADMINISTRACIÓN FEDERAL DE INGRESOS PÚBLICOS a establecer un régimen de reintegros para personas humanas que revistan la condición de consumidores finales, destinado a estimular comportamientos vinculados con la formalización de la economía y el cumplimiento tributario. El MINISTERIO DE HACIENDA determinará el presupuesto asignado para los reintegros correspondientes.

ARTÍCULO 78.- Incorpórase como inciso c) y como último párrafo del apartado 2 del artículo 10 de la ley 22.415 (Código Aduanero) y sus modificaciones, los siguientes:

c) Las prestaciones de servicios realizadas en el país, cuya utilización o explotación efectiva se lleve a cabo en el exterior.

El PODER EJECUTIVO NACIONAL será el encargado de establecer las normas complementarias pertinentes, como así también las disposiciones del presente código que no resultarán de aplicación.

ARTÍCULO 79.- Sustitúyese el segundo párrafo del apartado 2 del artículo 91 de la ley 22.415 (Código Aduanero) y sus modificaciones, por el siguiente:

En los supuestos previstos en el apartado 2 del artículo 10 serán considerados exportadores las personas que sean prestadoras y/o cedentes de los servicios y/o derechos allí involucrados.

ARTÍCULO 80.- Incorpórase como segundo párrafo del artículo 735 de la ley 22.415 (Código Aduanero) y sus modificaciones, el siguiente:

A los fines de la determinación del derecho de exportación aplicable a los servicios previstos en el apartado 2 del artículo 10, deberá considerarse como valor imponible al monto que surja de la factura o documento equivalente.

ARTÍCULO 81.- Establécese que, en el marco de las facultades acordadas al PODER EJECUTIVO NACIONAL mediante los artículos 755 y concordantes de la ley 22.415 (Código Aduanero) y sus modificaciones, se podrán fijar derechos de exportación cuya alícuota no podrá superar en ningún caso el TREINTA POR CIENTO (30%), del valor imponible o del precio oficial FOB. Este tope máximo será del DOCE POR CIENTO (12%) para aquellas mercaderías que no estaban sujetas a derechos de exportación al 2 de septiembre de 2018 o que estaban gravadas con una alícuota del CERO POR CIENTO (0%) a esa fecha.

El PODER EJECUTIVO NACIONAL podrá ejercer esta facultad hasta el 31 de diciembre de 2020.

Exceptúase del pago de los derechos que gravan la exportación para consumo a las empresas del Estado regidas por la ley 13.653 y a las sociedades del Estado regidas por la ley 20.705, que tengan por objeto desarrollar actividades de ciencia, tecnología e innovación.

ARTÍCULO 82.- Sin perjuicio de lo previsto en el artículo anterior, mantendrán su validez y vigencia los decretos 1126 del 29 de diciembre de 2017 y sus modificaciones, 486 del 24 de mayo de 2018 y sus modificaciones, 487 del 24 de mayo de 2018 y sus modificaciones, y 793 del 3 de septiembre de 2018 y sus modificaciones, como así también toda otra norma vigente que se haya dictado en el marco de aquellas facultades.

ARTÍCULO 83.- Sustitúyese el artículo 1° de la Ley de Impuestos Internos, texto sustituido por la ley 24.674 y sus modificaciones, por el siguiente:

Artículo 1º: Establécense en todo el territorio de la Nación los impuestos internos a los tabacos; bebidas alcohólicas; cervezas; bebidas analcohólicas, jarabes, extractos y concentrados; seguros; servicios de telefonía celular y satelital; objetos suntuarios; y vehículos automóviles y motores, embarcaciones de recreo o deportes y aeronaves, que se aplicarán conforme a las disposiciones de esta ley.

ARTÍCULO 84 – Derógase el capítulo VII del título II de la Ley de Impuestos Internos, texto sustituido por la ley 24.674 y sus modificaciones. Esta disposición y el artículo anterior entrarán en vigencia el día de la publicación de la presente ley y surtirán efectos para los hechos imponibles que se verifiquen a partir del 1° de enero de 2019, inclusive.

ARTÍCULO 85.- Sustitúyese el último párrafo del artículo 39 de la Ley de Impuestos Internos, texto sustituido por la ley 24.674 y sus modificaciones, por el siguiente:

La ADMINISTRACIÓN FEDERAL DE INGRESOS PÚBLICOS actualizará los importes consignados en los dos párrafos que anteceden en los meses de enero, abril, julio y octubre de cada año, considerando, en cada caso, la variación del Índice de Precios al Consumidor (IPC) que suministre el Instituto Nacional de Estadística y Censos correspondiente al trimestre calendario que finalice el mes inmediato anterior al de la actualización que se realice. Los montos actualizados surtirán efectos para los hechos imponibles que se perfeccionen desde el primer día del segundo mes inmediato siguiente a aquél en que se efectúe la actualización, inclusive.

ARTÍCULO 86.- Las disposiciones del artículo anterior surtirán efecto a partir de la actualización que corresponda efectuar en abril de 2019, inclusive, que deberá practicarse sobre la base de los valores ajustados de conformidad con lo dispuesto en el último párrafo del artículo 39 de la Ley de Impuestos Internos (texto según artículo 120 de la ley 27.430) que publique el organismo recaudador.

ARTÍCULO 87.- El régimen establecido en el primer artículo sin número incorporado a continuación del artículo 24 de la Ley de Impuesto al Valor Agregado (t.o 1997) y sus modificaciones, operará, durante el año 2019, con un límite máximo anual de PESOS QUINCE MIL MILLONES ($ 15.000.000.000), conforme al mecanismo de asignación que establecerá el MINISTERIO DE HACIENDA.

ARTÍCULO 88.- Prorrógase el plazo previsto en el primer párrafo del artículo 303 de la ley 27.430 hasta el 15 de septiembre de 2019.

ARTICULO 89. - Sin perjuicio de lo dispuesto en la ley 22.415 (Código Aduanero) y sus modificaciones, el PODER EJECUTIVO NACIONAL podrá otorgar plazos de espera de hasta NOVENTA (90) días corridos, sin intereses, contados a partir del día siguiente al del libramiento de la mercadería, para el pago del derecho de exportación establecido por el artículo 1° del decreto 793 del 3 de septiembre de 2018 y sus modificatorios, cuando de conformidad con los informes técnicos emitidos por los organismos competentes, medien razones que así lo justifiquen.

ARTÍCULO 90.- Sustitúyese el primer párrafo del inciso a) del artículo 7° de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones, por el siguiente:

a) Libros, folletos e impresos similares, incluso en fascículos u hojas sueltas, que constituyan una obra completa o parte de una obra, y diarios, revistas y publicaciones periódicas, así como las suscripciones de ediciones periodísticas digitales de información en línea, en toda la cadena de comercialización y distribución, en todos los casos cualquiera fuere el soporte o el medio utilizado para su difusión, excepto los servicios de distribución, clasificación, reparto y/o devolución de diarios, revistas y publicaciones periódicas que sean prestados a sujetos cuya actividad sea la producción editorial.

ARTÍCULO 91.- Incórporase, con efecto para los importes cuyo derecho a cómputo se genere a partir del 1° de enero de 2019, inclusive, como tercer artículo sin número a continuación del artículo 24 de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones, el siguiente:

Artículo…- Los sujetos cuya actividad sea la prestación de servicios de radiodifusión televisiva abierta o por suscripción mediante vínculo físico y/o radioeléctrico, de radiodifusión sonora, señales cerradas de televisión, las empresas editoras de diarios, revistas, publicaciones periódicas o ediciones periodísticas digitales de información en línea y los distribuidores de esas empresas editoras, podrán computar como crédito fiscal del gravamen, las contribuciones patronales sobre la nómina salarial del personal afectado a dichas actividades, devengadas en el período fiscal y efectivamente abonadas al momento de presentación de la declaración jurada del tributo, establecidas en el artículo 2º del Decreto 814 del 20 de junio de 2001 y sus modificaciones, en el monto que exceda al que corresponda computar de acuerdo con lo dispuesto en el segundo párrafo del inciso d) del artículo 173 de la ley 27.430. En el supuesto que el ingreso de ese monto se realice con posterioridad al momento indicado, se podrá computar en la declaración jurada correspondiente al período fiscal en que se hubiera efectuado el pago de las contribuciones.

A los efectos previstos en este artículo, no resultará de aplicación lo dispuesto en el artículo 13 de esta ley. No obstante, cuando las remuneraciones que originen las contribuciones patronales susceptibles de ser computadas como crédito fiscal, en virtud de lo establecido precedentemente, se relacionen en forma indistinta con otras actividades no comprendidas en el párrafo anterior, los importes de tales contribuciones estarán sujetos al procedimiento indicado en el artículo 13, al sólo efecto de determinar la proporción atribuible a las comprendidas en este artículo.

Los montos de las referidas contribuciones patronales deberán computarse como crédito fiscal en el impuesto al valor agregado hasta el monto del débito fiscal del período de que se trate, antes de computar los restantes créditos fiscales que correspondieren, no pudiendo generar saldo a favor del contribuyente a que se refiere el primer párrafo del artículo 24 de esta ley. Tampoco serán deducibles a los efectos de la determinación del Impuesto a las Ganancias.

ARTÍCULO 92.- Sustitúyese el texto del artículo incorporado a continuación del artículo 28 de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones, por el siguiente:

Artículo…- Tratándose de sujetos cuya actividad sea la producción editorial, las locaciones de espacios publicitarios en diarios, revistas y publicaciones periódicas, estarán alcanzadas por la alícuota que, según el supuesto de que se trate, se indica a continuación:

Importe de facturación de los doce (12) meses calendario, sin incluir el impuesto al valor agregado Alícuota

Igual o inferior a $ 252.000.000 10,5%

Superior a $ 252.000.000 21,0%

Tratándose de sujetos cuya actividad sean las ediciones periodísticas digitales de información en línea, estarán alcanzadas por la alícuota que, según el supuesto de que se trate, se indica a continuación:

Importe de facturación de los doce (12) meses calendario, sin incluir el impuesto al valor agregado Alícuota

Igual o inferior a $ 63.000.000 5%

Superior a $ 63.000.000 e igual o inferior a $ 252.000.000 10,5%

Superior a $ 252.000.000 21,0%

A los fines de la aplicación de las alícuotas indicadas precedentemente, los sujetos indicados en los párrafos precedentes deberán, a la finalización de cada cuatrimestre calendario, considerar los montos de facturación de los últimos DOCE (12) meses calendario inmediatos anteriores, sin incluir el impuesto al valor agregado, y en función de ello, determinar la alícuota correspondiente, la que resultará de aplicación por períodos cuatrimestrales calendario.

Se entenderá por montos de facturación, a los efectos del párrafo anterior, a la facturación total del sujeto pasivo.

La alícuota que resulte de aplicación a los sujetos indicados en el primer párrafo para la locación de espacios publicitarios, determinada conforme a lo allí previsto, alcanza, asimismo, a los montos facturados que obtengan todos los sujetos intervinientes en el proceso comercial, independientemente de su nivel de facturación, solo por dichos conceptos y en tanto provengan del mismo.

En el caso de iniciación de actividades, durante los CUATRO (4) primeros períodos fiscales desde dicha iniciación, los sujetos pasivos del gravamen comprendidos en este artículo determinarán la alícuota del tributo mediante una estimación razonable de los montos de facturación anual.

Transcurrido los referidos CUATRO (4) períodos fiscales, deberán proceder a anualizar la facturación correspondiente a dicho período, a los fines de determinar la alícuota que resultará aplicable para las actividades indicadas a partir del quinto período fiscal posterior al de iniciación de actividades, inclusive, de acuerdo con las cifras obtenidas. Dicha anualización procederá en la medida que el período indicado coincida con la finalización del período cuatrimestral calendario completo. De no resultar tal coincidencia, se mantendrá la alícuota determinada conforme el párrafo anterior hasta la finalización del cuatrimestre calendario inmediato siguiente.

La anualización de la facturación continuará, efectuándose a la finalización de cada cuatrimestre calendario, considerando los períodos fiscales transcurridos hasta el inmediato anterior al inicio del cuatrimestre de que se trate, inclusive, hasta tanto hayan transcurrido DOCE (12) períodos fiscales contados desde el inicio de la actividad.

El monto de facturación indicado en el primer párrafo del presente artículo se actualizará conforme la variación operada en el límite de ventas totales anuales aplicables a las medianas empresas del “Tramo 2” correspondientes al sector “servicios”, en los términos del artículo 2° de la ley 24.467 y sus modificatorias, y sus normas reglamentarias y complementarias.

Los servicios de distribución, clasificación, reparto y/o devolución de diarios, revistas y publicaciones periódicas que sean prestados a sujetos cuya actividad sea la producción editorial estarán alcanzados por la alícuota equivalente al cincuenta por ciento (50%) de la establecida en el primer párrafo del artículo 28 de la presente.

ARTÍCULO 93.- Sustitúyese, con efecto para los importes cuyo derecho a cómputo se genere a partir del 1° de enero de 2019, inclusive, el artículo 50 de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones, por el siguiente:

Artículo 50.- Los sujetos que realicen la impresión y/o producción editorial de libros, folletos e impresos similares, o de diarios, revistas y publicaciones periódicas, así como de ediciones periodísticas digitales de información en línea y sus distribuidores, todos estos en la medida que resulten comprendidos en la exención del inciso a) del artículo 7°, podrán computar contra el impuesto al valor agregado que en definitiva adeudaren por sus operaciones gravadas, el impuesto al valor agregado que les hubiera sido facturado por compra, fabricación, elaboración o importación definitiva de bienes -excepto automóviles-, y por las obras, locaciones y/o prestaciones de servicios -incluidas las prestaciones a que se refieren los incisos d) y e) del artículo 1° y el artículo sin número incorporado a continuación del artículo 4° y que hayan destinado efectivamente a las operaciones abarcadas por la referida exención, o a cualquier etapa en su consecución, en la medida que esté vinculado a ellas, y no hubiera sido ya utilizado por el responsable.

Si lo dispuesto en el párrafo precedente no pudiera realizarse o sólo se efectuara parcialmente, el saldo resultante les será acreditado contra otros impuestos a cargo de la ADMINISTRACIÓN FEDERAL DE INGRESOS PÚBLICOS o, en su defecto, les será devuelto o se permitirá su transferencia a favor de terceros responsables, en los términos del segundo párrafo del artículo 29 de la ley 11.683 (t.o 1998) y sus modificaciones, en la forma, plazos y condiciones que a tal efecto disponga esa Administración Federal.

En el caso de que se conceda la acreditación contra otros impuestos, ésta no podrá realizarse contra obligaciones derivadas de la responsabilidad sustitutiva o solidaria por deudas de terceros, o de la actuación del beneficiario como agente de retención o de percepción. Tampoco será aplicable dicha acreditación contra gravámenes con destino exclusivo al financiamiento de fondos con afectación específica o de los recursos de la seguridad social.

Esa acreditación, devolución o transferencia procederá hasta el límite que surja de aplicar sobre el monto de las operaciones amparadas por la franquicia del inciso a) del artículo 7°, realizadas en cada período fiscal, la alícuota prevista en el primer párrafo del artículo 28, pudiendo el excedente trasladarse a los períodos fiscales siguientes, teniendo en cuenta, para cada uno de ellos, el mencionado límite máximo aplicable.

El cómputo del impuesto facturado por bienes, obras, locaciones y servicios a que se refiere el primer párrafo de este artículo se determinará de acuerdo con las restantes disposiciones de esta ley que no se opongan a estas previsiones. La ADMINISTRACIÓN FEDERAL DE INGRESOS PÚBLICOS establecerá el modo en que deberá encontrarse exteriorizado el gravamen para que resulte procedente el régimen aquí previsto.

ARTÍCULO 94.- Las modificaciones introducidas por los artículos 90 y 92 surtirán efecto respecto de los hechos imponibles que se perfeccionen a partir del 1° de enero de 2019.

ARTÍCULO 95.- Incorpóranse, con efectos para los hechos imponibles que se perfeccionen a partir del 1° de enero de 2019, inclusive, al inciso a) del cuarto párrafo del artículo 28 de la Ley de Impuesto al Valor Agregado, t.o. en 1997 y sus modificaciones, los siguientes puntos:

8. Residuos sólidos resultantes de la extracción industrial de aceite de soja, definidos en la Norma XIX de la Resolución 1075 del 12 de diciembre de 1994 de la ex Secretaria de Agricultura, Ganaderia y Pesca, sus modificatorias y complementarias, como así también cualquier otro residuo o producto sólido resultante del procesamiento industrial del grano de soja, en ambos casos, cualquiera fuere su forma comercial (expellers, pellets, tortas, harinas, granulado, etc.).

9. Granos de soja desnaturalizados, desactivados, tostados, quebrados, cualquier producto originado del cernido y limpieza obtenido de los granos de soja, cáscara o cascarilla de soja, cualquier tipo de mezcla de los productos citados precedentemente, cualquiera fuere su forma comercial.

CAPÍTULO XII

Del programa de vivienda social

ARTÍCULO 96.- Están exentos del impuesto al valor agregado los trabajos previstos en el inciso a) del artículo 3° de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones, que efectúen las empresas ejecutoras de obra, destinados a vivienda social, excluidos los realizados sobre construcciones preexistentes que no constituyan obras en curso, y las obras comprendidas en el inciso b) del mismo artículo destinadas a vivienda social.

Será considerada “vivienda social” aquella que sea parte de un proyecto inmobiliario y esté concebida para personas de ingresos medios o bajos en los términos que defina el MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA por un valor máximo de venta por unidad de vivienda de CIENTO CUARENTA MIL (140.000) unidades de valor adquisitivo (UVA) y que cumpla con los demás requisitos y condiciones que establezca el citado ministerio. Este último podrá establecer valores máximos de venta diferenciales en función de zonas desfavorables o de riesgo sísmico.

Se entenderá por “empresas ejecutoras de obra” a los sujetos autorizados por el MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA para realizar la construcción del proyecto inmobiliario.

Estas disposiciones estarán limitadas a los trabajos y obras que se encuentren comprendidos en los alcances del inciso a) del artículo 2° del decreto 1230 del 30 de octubre de 1996 y que reúnan, a su vez, las características señaladas en los párrafos anteriores, no resultando aplicables a las operaciones mencionadas en los incisos b) y c) del mismo artículo, excepto por lo dispuesto en el párrafo siguiente.

Se encontrarán alcanzados por esta exención los trabajos que efectúen directamente o a través de terceros las empresas ejecutoras de obra que consistan en la realización de obras de infraestructura complementarias de barrios destinados a viviendas sociales en los términos de este artículo y en la proporción en la que estén directamente afectadas a éstas, como las redes cloacales, eléctricas, de provisión de agua corriente y la pavimentación de calles y demás obras de infraestructura que sean estrictamente necesarias para tal destino conforme a las pautas que podrá disponer el MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA en función a las características de los proyectos.

ARTÍCULO 97.- Los sujetos que realicen los trabajos u obras comprendidos en la exención dispuesta en el artículo anterior podrán computar contra el impuesto al valor agregado que en definitiva adeudaren por sus operaciones gravadas, el impuesto al valor agregado que les hubiera sido facturado por compra, fabricación, elaboración o importación definitiva de bienes -excepto automóviles-, y por las obras, locaciones y/o prestaciones de servicios -incluidas las prestaciones a que se refieren el inciso d) del artículo 1° y el artículo sin número incorporado a continuación del artículo 4° de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones- y que hayan destinado efectivamente a tales trabajos u obras o a cualquier etapa en su consecución, en la medida en que esté vinculado al trabajo o a la obra y no hubiera sido ya utilizado por el responsable.

Si lo dispuesto en el párrafo precedente no pudiera realizarse o sólo se efectuara parcialmente, el saldo resultante les será acreditado contra otros impuestos o, en su defecto, les será devuelto en la forma, plazos y condiciones que a tal efecto disponga la ADMINISTRACIÓN FEDERAL DE INGRESOS PÚBLICOS.

En el caso de que se conceda la acreditación contra otros impuestos, ésta no podrá realizarse contra obligaciones derivadas de la responsabilidad sustitutiva o solidaria por deudas de terceros, o de la actuación del beneficiario como agente de retención o de percepción. Tampoco será aplicable dicha acreditación contra gravámenes con destino exclusivo al financiamiento de fondos con afectación específica o de los recursos de la seguridad social.

El cómputo del impuesto facturado por bienes, obras, locaciones y servicios a que se refiere el primer párrafo de este artículo se determinará de acuerdo con las disposiciones de la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones, que no se opongan a las presentes.

El tratamiento previsto en este artículo será de aplicación una vez que los trabajos u obras comprometidos tengan principio efectivo de ejecución, en los términos que defina el MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA.

A su vez, dicho cómputo, acreditación o devolución sólo procederá hasta el límite del DIEZ POR CIENTO (10%) del valor de venta que se haya asignado a la unidad de vivienda multiplicado por el grado de avance que haya tenido la inversión desde la última compensación practicada o solicitud de acreditación o devolución formalizada, sin que la suma que exceda el referido tope pueda trasladarse a períodos fiscales futuros. De no conocerse, en ese momento, el referido valor de venta -expresado en moneda-, éste será determinado considerando el valor de las UVA que corresponda al último día del período fiscal inmediato anterior a aquél en que se practique la compensación o se formalice la solicitud de acreditación o devolución.

La acreditación o devolución previstas en este artículo operarán con un límite máximo para el año calendario 2019 de PESOS DOS MIL QUINIENTOS MILLONES ($ 2.500.000.000). Para los años siguientes, será fijado en la ley de Presupuesto General de la administración nacional. El orden de prelación para la distribución del referido límite máximo se determinará de acuerdo con la fecha de aprobación de cada uno de los proyectos.

ARTÍCULO 98.- Invítase a las provincias para que establezcan exenciones en el impuesto de sellos y en el impuesto sobre los ingresos brutos y promuevan que sus municipios otorguen incentivos tributarios, en el marco de este programa.

ARTÍCULO 99.- Las disposiciones de los artículos 96 y 97 de la presente ley surtirán efectos para los hechos imponibles que se perfeccionen a partir del 1° de enero de 2019, inclusive, por obras o trabajos correspondientes a proyectos inmobiliarios que, a esa fecha, no se encuentren iniciados o cuenten con un grado de avance total que no supere el VEINTICINCO POR CIENTO (25%), siempre que, en ambos casos, el proyecto inmobiliario se encuentre finalizado dentro del plazo de CUARENTA Y OCHO (48) meses calendario contados desde la fecha señalada.

A su vez, tales disposiciones resultarán aplicables hasta una cantidad máxima de SESENTA MIL (60.000) unidades de vivienda, no pudiendo acordarse a una cantidad mayor a TRES MIL (3.000) unidades para las obras y trabajos iniciados con anterioridad al 1° de enero de 2019. En estos últimos casos, lo establecido en el artículo 97 de esta ley será de aplicación respecto de los importes cuyo derecho a cómputo se genere a partir de la fecha indicada, inclusive, sin que deba reintegrarse el impuesto al valor agregado que por las obras o trabajos comprendidos se hubiera computado oportunamente como crédito.

El MINISTERIO DEL INTERIOR, OBRAS PÚBLICAS Y VIVIENDA dispondrá los términos en los que deberá medirse el grado de avance a los fines indicados y será el encargado de notificar a los sujetos que realicen los hechos imponibles comprendidos en el artículo 96 de la presente ley si las unidades que formaren parte del proyecto se encontrasen incluidas, en su totalidad o en alguna medida, dentro de la referida cantidad máxima.

CAPÍTULO XIII

Otras disposiciones

ARTÍCULO 100.- Derógase el artículo 27 de la ley 11.672, Complementaria Permanente de Presupuesto (t.o. 2014).

ARTÍCULO 101.- Incorpórase como segundo párrafo del artículo 15 del decreto 1382 del 9 de agosto de 2012, el siguiente:

Los saldos de dichos recursos no utilizados al cierre de cada ejercicio por las jurisdicciones o entidades a las que se refiere el párrafo precedente se transferirán a ejercicios subsiguientes.

ARTÍCULO 102.- Dispónese la activación en jurisdicción de la Comisión Nacional de Actividades Espaciales (CONAE) de los bienes resultantes de la aplicación de los fondos transferidos por el Tesoro nacional en el período 2013 a 2018 a Veng Sociedad Anónima, para la ejecución de los proyectos previstos en el Plan Espacial Nacional.

Autorízase a la Comisión Nacional de Actividades Espaciales (CONAE) para que aplique parte de esos bienes como aportes de capital a Veng Sociedad Anónima.

ARTÍCULO 103.- Los remanentes de los recursos originados en la prestación de servicios adicionales, cualquiera fuera su modalidad, cumplimentados por la Gendarmería Nacional y por la Prefectura Naval Argentina, podrán ser incorporados a los recursos del ejercicio siguiente del Servicio Administrativo Financiero 375—Gendarmería Nacional y del Servicio Administrativo Financiero 380—Prefectura Naval Argentina, respectivamente, para el financiamiento del pago de todos los gastos emergentes de la cobertura de ambos servicios.

ARTÍCULO 104.- Determínase el valor del módulo electoral establecido en el artículo 68 bis de la ley 26.215 en la suma de PESOS TRECE COMA CINCUENTA CENTAVOS ($ 13.50).

ARTÍCULO 105.- Exceptúase de lo dispuesto en los artículos 7° y 10 de la ley 23.928 y sus modificatorias, a los contratos de leasing sobre bienes muebles registrables y a los préstamos con garantía prendaria, a los que podrá aplicárseles el coeficiente de estabilización de referencia (CER) contemplado en el artículo 4° del decreto 214 del 3 de febrero de 2002.

Los contratos y préstamos podrán denominarse en unidades de valor adquisitivo actualizables por el CER- ley 25.827 (UVA).

ARTÍCULO 106.- El resultado que se origine como consecuencia de la condonación de las deudas de empresas beneficiarias del Régimen de Promoción Industrial, establecida por el artículo 116 bis de la ley 11.672, Complementaria Permanente de Presupuesto (t.o. 2014), no está alcanzado por las disposiciones de la Ley de Impuesto a las Ganancias (t.o. 1997) y sus modificaciones.

ARTÍCULO 107.- Establécese que la Obra Social del Servicio Penitenciario Federal estará sometida al régimen de administración financiera establecido para las entidades integrantes del sector público Nacional en los términos del inciso c) del artículo 8° de la ley 24.156 y sus modificaciones.

ARTÍCULO 108.- Facúltase al jefe de Gabinete de Ministros a incorporar en el ámbito de la Secretaría de Gobierno de Agroindustria del MINISTERIO DE PRODUCCIÓN Y TRABAJO, los recursos provenientes de los aportes voluntarios de las compañías aseguradoras al Programa de Sustentabilidad Ambiental y Seguros (PROSAS), y, si los hubiese, los recursos de igual procedencia remanentes de ejercicios anteriores. Ellos serán destinados a promover inversiones en nuevos emprendimientos forestales y en las ampliaciones de los bosques existentes que se efectúen en el marco de lo dispuesto en la ley 25.080 de Inversiones para Bosques Cultivados.

ARTÍCULO 109.- Dispónese que los recursos del Programa de Sustentabilidad Ambiental y Seguros (PROSAS) creado por medio de la Resolución Conjunta N° 1 de la Superintendencia de Seguros de la Nación y del entonces MINISTERIO DE AGROINDUSTRIA del 12 de junio de 2018, serán tratados de forma análoga a los del Seguro Colectivo de Vida Obligatorio creado por decreto 1567 del 20 de noviembre de 1974.

ARTÍCULO 110.- Facúltase al PODER EJECUTIVO NACIONAL por el Ejercicio 2019 a disponer planes de retiro voluntario para el personal que reviste en los organismos incluidos en el artículo 8° de la ley 24.156 y sus modificaciones, en cualquiera de sus modalidades. El personal que acceda al beneficio no podrá ser reemplazado y su solicitud podrá ser rechazada por razones de servicio fundadas en requerimientos de dotación, según determine la Secretaría de Gobierno de Modernización de la Jefatura de Gabinete de Ministros.

ARTÍCULO 111.- Exímese del pago de los derechos de importación y de las prohibiciones e intervenciones previas a la importación según la ley 22.415 (Código Aduanero) y sus modificaciones que apliquen a las importaciones para consumo de material para uso ferroviario, material rodante en sus diversas formas, maquinaria y vehículos para mantenimiento, control y trabajos de rehabilitación de vías, contenedores, sistemas de señalamiento, sistemas de frenado y sus componentes y partes, puertas y portones automáticos, transformadores, rectificadores, celdas, interruptores, cables, hilo de contacto de catenaria, tercer riel, soportería, catenaria rebatible y demás materiales necesarios para el tendido eléctrico ferroviario, materiales para uso en estaciones ferroviarias, aparatos de vía, fijaciones, rieles, equipos y sistemas de computación y comunicación para uso ferroviario, herramientas y maquinaria para uso en vías, talleres y depósitos ferroviarios, de los repuestos, insumos y componentes que estén directa o indirectamente relacionados con esas mercaderías, que estén destinados a proyectos de inversión para el fortalecimiento y mejoramiento del sistema de transporte ferroviario de pasajeros y de cargas, que sean adquiridos por el Estado nacional, las Provincias, la Ciudad Autónoma de Buenos Aires, la Administración de Infraestructuras Ferroviarias S.E. (C.U.I.T. N° 30-71069599-3), Operadora Ferroviaria S.E. (C.U.I.T. N° 30-71068177-1), Belgrano Cargas y Logística S.A. (C.U.I.T. N° 30-71410144-3), Subterráneos de Buenos Aires S.E. (C.U.I.T. 30-54575831-4) o Ferrocarriles Argentinos S.E. (C.U.I.T. N° 30-71525570-3).

Los bienes comprendidos en el párrafo anterior estarán exentos del impuesto establecido por la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones.

La mercadería importada con los beneficios establecidos por este artículo no podrá transferirse a terceros diferentes de los individualizados en el artículo 8° de la ley 24.156 y sus modificaciones por el término de CINCO (5) años contados a partir de la fecha de su libramiento a plaza y deberá afectarse exclusivamente al destino tenido en cuenta para el otorgamiento de los beneficios aquí conferidos, lo que deberá ser acreditado ante la Subsecretaría de Transporte Ferroviario, dependiente de la Secretaría de Gestión de Transporte del MINISTERIO DE TRANSPORTE, cada vez que ésta lo requiera.

Estos beneficios regirán para mercadería nueva o usada que sea embarcada hasta el 31 de diciembre de 2019, inclusive, y sólo serán aplicables si la industria nacional no estuviera en condiciones de proveerlas, sobre lo cual deberá expedirse el MINISTERIO DE PRODUCCIÓN Y TRABAJO.

ARTÍCULO 112.- Exímese del pago de los derechos de importación, de las tasas por servicios portuarios, aeroportuarios, de estadística y de comprobación que gravan la importación de bienes de capital y de bienes para consumo—y sus repuestos—que sean adquiridos por Empresa Argentina de Navegación Aérea S.E. (C.U.I.T. 30-71515195-9) o Intercargo S.A.C. (C.U.I.T. 30-53827483-2). Esas importaciones estarán también exentas del impuesto establecido por la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones. Estas exenciones sólo serán aplicables si las mercaderías fueren nuevas y la industria nacional no estuviere en condiciones de proveerlas, sobre lo cual deberá expedirse el MINISTERIO DE PRODUCCIÓN Y TRABAJO.

Exímese del pago del derecho de importación, de las tasas por servicios portuarios, aeroportuarios, de estadística y de comprobación que gravan el mayor valor que, al momento de su reimportación, tengan las mercaderías que haya exportado temporalmente Intercargo S.A.C. o Empresa Argentina de Navegación Aérea S.E. a los efectos de su reparación en el exterior.

Todos los beneficios dispuestos en este artículo regirán hasta el 31 de diciembre de 2019, inclusive.

ARTÍCULO 113.- Exímese del pago de los derechos de importación que gravan las importaciones para consumo de material portuario -balizas, boyas y demás instrumentos de señalamiento, materiales de defensa de costas y muelles-, de los repuestos directamente relacionados con dichas mercaderías, destinados a proyectos de inversión para el fortalecimiento y mejoramiento del sistema portuario de pasajeros y de cargas, que sean adquiridos por el Estado nacional, las provincias, la Ciudad Autónoma de Buenos Aires y la Administración General de Puertos S.E. (C.U.I.T. N° 30-54670628-8). Estas importaciones estarán también exentas del impuesto establecido por la Ley de Impuesto al Valor Agregado (t.o. 1997) y sus modificaciones.

Estas exenciones sólo serán aplicables si las mercaderías fueren nuevas y la industria nacional no estuviere en condiciones de proveerlas, sobre lo cual deberá expedirse el MINISTERIO DE PRODUCCIÓN Y TRABAJO. Los beneficios aquí dispuestos regirán hasta el 31 de diciembre de 2019, inclusive.

ARTÍCULO 114.- Decláranse de utilidad pública y sujetos a expropiación los bienes inmuebles, muebles y servidumbres que se requieran inmediata o diferidamente para el proyecto de participación público privada “Renovación y Mejoramiento de Vías Bahía Blanca – Añelo – Provincias Buenos Aires, Río Negro y Neuquén”, según la delimitación que realice el PODER EJECUTIVO NACIONAL a través del MINISTERIO DE TRANSPORTE, con base a los planos descriptivos, informes técnicos y otros elementos necesarios para su determinación.

Facúltase para actuar como sujeto expropiante a la Administración de Infraestructuras Ferroviarias Sociedad del Estado (C.U.I.T. N° 30-71069599-3) en los términos de la ley 21.499.

Las erogaciones que demanden las expropiaciones serán atendidas con los recursos previstos en las respectivas leyes de presupuesto general de la administración nacional, en el artículo 6° de la ley 26.352 y/o en los contratos de participación público privada según la ley 27.328.

ARTÍCULO 115.- Derógase el último párrafo del artículo 5° del decreto 652 del 19 de abril de 2002 y déjanse sin efecto los convenios suscriptos entre la ex Secretaría de Transporte y las jurisdicciones provinciales, por aplicación de esta norma.

Facúltase al PODER EJECUTIVO NACIONAL, a través del MINISTERIO DE TRANSPORTE, a designar beneficiarios en el marco del fideicomiso creado mediante el decreto 976 del 31 de julio de 2001.

ARTÍCULO 116.- Los recursos provenientes del Fondo Nacional de la Energía Eléctrica creado por las leyes 15.336 y 24.065 y los indicados en el inciso c) del artículo 20 del título III de la ley 23.966, no formarán parte del Presupuesto General de la administración nacional.

La totalidad de la recaudación originada por los mencionados recursos será depositada en las cuentas recaudadoras vigentes de la autoridad de aplicación de las leyes 15.336 y 24.065, con afectación específica al cumplimiento de los fines establecidos por las citadas leyes, sus modificatorias y complementarias, y distribuidos entre las provincias a través de coeficientes elaborados por el Consejo Federal de la Energía Eléctrica (C.F.E.E.).

ARTÍCULO 117.- Exímese del impuesto sobre los combustibles líquidos y del impuesto al dióxido de carbono, previsto en el capítulo I del título III de la ley 23.966 (texto actualizado por ley 27.430) a las importaciones de gasoil y diesel oil y su venta en el mercado interno, realizadas durante el año 2019, a los fines de compensar los picos de demanda de tales combustibles, que no pudieran ser satisfechos por la producción local, destinados al abastecimiento del mercado de generación eléctrica.

Autorízase a importar bajo el presente régimen para el año 2019, el volumen de UN MILLÓN DOSCIENTOS MIL METROS CÚBICOS (1.200.000 m3), conforme la evaluación de su necesidad y autorización previa realizada por el MINISTERIO DE HACIENDA.

El PODER EJECUTIVO NACIONAL, a través de los organismos que estime corresponder, distribuirá el cupo de acuerdo con la reglamentación que dicte al respecto, debiendo remitir al Honorable Congreso de la Nación, en forma trimestral, el informe pertinente que deberá contener indicación de los volúmenes autorizados por la empresa y condiciones de suministro.

En los aspectos no reglados por el presente régimen, serán de aplicación supletoria y complementaria, las disposiciones de la ley 26.022.

ARTÍCULO 118.- Decláranse extinguidas las deudas de saldo de precio en operaciones de venta de viviendas y/o lotes de terreno destinados a viviendas, efectuadas por organismos del Estado nacional o ex empresas estatales, que resulten anteriores al 31 de diciembre de 1998, en el marco de normativas vigentes a la fecha de su celebración.

ARTÍCULO 119.- Sustitúyese el artículo 6° de la ley 24.464, por el siguiente:

Artículo 6°.- Los recursos del Fondo Nacional de la Vivienda serán destinados a financiar total o parcialmente la compra y/o construcción de viviendas, obras de urbanización, infraestructura, servicios y equipamiento comunitario y la compra del terreno en el cual se emplacen esas viviendas; quedando facultados los organismos ejecutores en materia de vivienda en cada jurisdicción, para el dictado de normas, tendientes al cumplimiento del destino impuesto. Asimismo, estos recursos podrán utilizarse como garantía de préstamos y/o contraparte de financiamiento siempre que estén destinados a los fines de esta ley.

ARTÍCULO 120.- Sustitúyese el artículo 7° de la ley 24.464, el que quedará redactado de la siguiente forma:

Artículo 7°.- Del total de los recursos que recibe cada jurisdicción no podrán destinar más del TREINTA POR CIENTO (30%) a la construcción de obras de infraestructura, servicios y equipamientos, y a la compra de terrenos en la cuenta global anual.

ARTÍCULO 121.- A los fines presupuestarios, los recursos del Fondo de Garantía de Sustentabilidad del Sistema Integrado Previsional Argentino (FGS) destinados al pago del Programa Nacional de Reparación Histórica para Jubilados y Pensionados, aprobado por la ley 27.260, serán registrados como un recurso de capital de la Administración Nacional de la Seguridad Social, conforme la reglamentación que dicte la Secretaría de Hacienda del MINISTERIO DE HACIENDA.

ARTÍCULO 122.- El Banco de la Nación Argentina (BNA) transferirá durante el Ejercicio 2019 al Tesoro nacional hasta la suma de PESOS QUINCE MIL MILLONES ($ 15.000.000.000) de sus utilidades, en forma adicional a lo previsto en el artículo 5° de su Carta Orgánica, aprobada por la ley 21.799 y sus modificatorias.

ARTICULO 123.- Establécese para el Ejercicio 2019 una asignación de PESOS CUATRO MIL MILLONES ($ 4.000.000.000) a favor de la provincia de La Rioja, y de PESOS DOSCIENTOS CUARENTA MILLONES ($ 240.000.000) a favor de los municipios de la mencionada provincia. De este último monto la suma de PESOS CIENTO VEINTE MILLONES ($ 120.000.000) se destinará a la ciudad de La Rioja y el monto restante se distribuirá entre el resto de los municipios de la provincia de acuerdo al siguiente criterio:

a) SESENTA POR CIENTO (60%) conforme al índice de Necesidades Básicas Insatisfechas y;

b) CUARENTA POR CIENTO (40%) de acuerdo a la población.

Facúltase al jefe de Gabinete de Ministros a efectuar las modificaciones presupuestarias necesarias a fin de dar cumplimiento a este artículo.

Dispónese que el CIEN POR CIENTO (100%) de las sumas mencionadas en el primer párrafo serán transferidas en DOCE (12) cuotas mensuales y equivalentes.

ARTÍCULO 124.- Instrúyese al PODER EJECUTIVO NACIONAL a impulsar los actos que sean necesarios para que, a partir del 1° de enero de 2019, las distribuidoras eléctricas Empresa Distribuidora Norte S.A. (Edenor) y Empresa Distribuidora Sur S.A. (Edesur) pasen a estar sujetas a la jurisdicción de la Provincia de Buenos Aires y de la Ciudad Autónoma de Buenos Aires.

Una vez que se efectivice lo contemplado en el párrafo anterior, el Ente Nacional Regulador de la Electricidad (ENRE) creado por el artículo 54 de la ley 24.065 mantendrá sus funciones y facultades en todo aquello que no esté vinculado al servicio público de distribución de energía eléctrica.

ARTÍCULO 125.- Créase el Fondo de Compensación al transporte público de pasajeros por automotor urbano del interior del país, por la suma de PESOS SEIS MIL QUINIENTOS MILLONES ($ 6.500.000.000), para compensar los desequilibrios financieros que pudieren suscitarse a raíz de las modificaciones producidas por aplicación del artículo 115 de la presente ley, de la siguiente manera:

a) Asígnense PESOS CINCO MIL MILLONES ($ 5.000.000.000) a aquellas jurisdicciones que no son beneficiarias de la compensación por atributo social interior, comprometiéndose las provincias a asegurar a todos los municipios comprendidos en sus respectivas jurisdicciones, sean estos beneficiarios o no de la compensación por atributo social interior, como mínimo un monto igual al CINCUENTA POR CIENTO (50%) de las compensaciones abonadas por el Estado nacional tanto a través del Sistema Integrado de Transporte Automotor (SISTAU) y su Compensación Complementaria Provincial (CCP), como asimismo en concepto de combustible, durante el período anual 2018. La distribución de este fondo se realizará de acuerdo a la participación de cada una de las jurisdicciones, sin considerar los montos liquidados en el marco de la compensación por atributo social, respecto del total de compensaciones abonadas por el Estado nacional a la totalidad de dichas jurisdicciones en el año 2018. El MINISTERIO DE TRANSPORTE DE LA NACIÓN será el encargado de dictar toda la normativa reglamentaria y aclaratoria que resulte pertinente;

b) Asígnense PESOS UN MIL QUINIENTOS MILLONES ($ 1.500.000.000) con el objeto de brindar un marco transicional que tienda a compensar posibles desequilibrios financieros a aquellas jurisdicciones que reciben al 31 de diciembre de 2018 compensaciones por parte del Estado nacional. El MINISTERIO DE TRANSPORTE DE LA NACIÓN será el encargado de establecer los criterios de asignación y distribución de dicho fondo, como asimismo toda la normativa reglamentaria que resulte menester.

Facúltase al jefe de Gabinete de Ministros a realizar las adecuaciones presupuestarias necesarias para la conformación de este fondo.

CAPÍTULO XIV

Contribución especial sobre el capital de cooperativas y mutuales con actividades financieras y/o de seguros

ARTÍCULO 126.- Establécese una contribución especial sobre el capital de cooperativas y mutuales que desarrollen actividades financieras y de seguros, que se regirá por el siguiente texto:

Hecho imponible. Vigencia

Artículo 1°.- Establécese en todo el territorio de la Nación una contribución especial que regirá por los CUATRO (4) primeros ejercicios fiscales que se inicien a partir del 1° de Enero de 2019, y que recaerá sobre el capital de las entidades comprendidas en el artículo 2° que tengan por objeto principal la realización de actividades de ahorro, de crédito y/o financieras, de seguros y/o reaseguros.

Sujetos

Artículo 2°.- Son sujetos pasivos de la contribución las cooperativas regidas por la ley 20.337 y sus modificaciones y las mutuales reguladas por la ley 20.321 y sus modificaciones, que tengan por objeto la realización de las actividades mencionadas en el artículo 1°, cualquiera sea la modalidad que adopten para desarrollarlas.

Exenciones

Artículo 3°.- Estarán exentos del impuesto:

a) Los bienes situados en la provincia de Tierra del Fuego, Antártida e Islas del Atlántico Sur, en las condiciones previstas por la ley 19.640;

b) Las participaciones sociales en otras entidades alcanzadas por la presente contribución;

c) El capital calculado de acuerdo con las disposiciones del artículo siguiente por un importe total de hasta PESOS CINCUENTA MILLONES ($ 50.000.000).

Base Imponible

Artículo 4°.- El capital de las cooperativas y mutuales alcanzado por la presente contribución, surgirá de la diferencia entre el activo y pasivo tanto del país como del exterior, al cierre de cada período fiscal, valuados de acuerdo con las disposiciones previstas en los artículos 8° y 12 de la ley 23.427 y sus modificaciones, y las que al respecto establezca la reglamentación, al que se le detraerá el monto establecido en el inciso c) del artículo anterior.

Los sujetos de este impuesto podrán computar como pago a cuenta las sumas efectivamente pagadas en el exterior por gravámenes similares al presente que consideren como base imponible el capital o los bienes en forma global. Este crédito sólo podrá computarse hasta el incremento de la obligación fiscal originado por la incorporación del capital situado en el exterior.

Alícuotas

Artículo 5°.- La contribución especial surgirá de aplicar la tasa del CUATRO POR CIENTO (4%) sobre la base imponible determinada por el artículo anterior. Cuando dicha base supere los CIEN MILLONES DE PESOS ($ 100.000.000), la alícuota será del SEIS POR CIENTO (6%).

Artículo 6°.- Las entidades cooperativas podrán computar como pago a cuenta de este gravamen, el importe que hubieran ingresado por el mismo ejercicio, en concepto de la Contribución Especial sobre el Capital de las Cooperativas creada por la ley 23.427 y sus modificaciones.

Artículo 7°.- A los efectos del presente gravamen no será de aplicación la exención establecida en el artículo 29 de la ley 20.321 y sus modificaciones.

Artículo 8°.- Serán de aplicación supletoria las normas del Título III de la ley 23.427 y sus modificaciones y su reglamentación, en todo lo que no se oponga a lo establecido en los artículos precedentes.

Artículo 9°.- La contribución establecida por el artículo 1° se regirá por las disposiciones de la ley 11.683, texto ordenado en 1998 y sus modificaciones y su aplicación, percepción y fiscalización estará a cargo de la ADMINISTRACIÓN FEDERAL DE INGRESOS PÚBLICOS.

Artículo 10.- El producido de la contribución especial sobre capital afectado a actividades financieras y de seguros se distribuirá con arreglo a las normas de la ley 23.548 y sus modificaciones.

CAPÍTULO XV

De la ley complementaria permanente de presupuesto

ARTÍCULO 127.- Incorpóranse a la ley 11.672, Complementaria Permanente de Presupuesto (t.o. 2014) los artículos 17, 23, 24, 25, 39, 53, 56, 59, 65, 71, 77, 103, 105, 107, 108, 109, 110, 116 y 121 de la presente ley.

TÍTULO II

Presupuesto de gastos y recursos de la Administración central

ARTÍCULO 128.- Detállanse en las Planillas resumen 1, 2, 3, 4, 5, 6, 7, 8 y 9, anexas al presente título, los importes determinados en los artículos 1°, 2°, 3° y 4° de la presente ley que corresponden a la Administración Central.

TÍTULO III

Presupuesto de gastos y recursos de organismos descentralizados e instituciones de la seguridad social

ARTÍCULO 129.- Detállanse en las Planillas resumen lA, 2A, 3A, 4A, 5A, 6A, 7A, 8A y 9A anexas al presente título los importes determinados en los artículos 1°, 2°, 3° y 4° de la presente ley que corresponden a los organismos descentralizados.

ARTÍCULO 130.- Detállanse en las Planillas resumen 1B, 2B, 3B, 4B, 5B, 6B, 7B, 8B y 9B anexas al presente título los importes determinados en los artículos 1°, 2°, 3° y 4° de la presente ley que corresponden a las instituciones de la seguridad social.

ARTÍCULO 131.- Comuníquese al PODER EJECUTIVO NACIONAL.

DADA EN LA SALA DE SESIONES DEL CONGRESO ARGENTINO, EN BUENOS AIRES, A LOS QUINCE DIAS DEL MES DE NOVIEMBRE DEL AÑO DOS MIL DIECIOCHO.

REGISTRADA BAJO EL Nº 27467

MARTA G. MICHETTI - EMILIO MONZO - Eugenio Inchausti - Juan P. Tunessi

PRESUPUESTO

Decreto 4/2020

DCTO-2020-4-APN-PTE - Presupuesto General de la Administración Nacional para el Ejercicio 2019.

Prórroga.

Ciudad de Buenos Aires, 02/01/2020

VISTO la Ley de Ministerios (Ley N° 22.520, texto ordenado por Decreto N° 438/92) y sus modificatorias, la Ley de Administración Financiera y de los Sistemas de Control del Sector Público Nacional N° 24.156 y sus modificatorias, el Decreto N° 7 del 10 de diciembre de 2019, el Decreto N° 50 del 19 de diciembre de 2019, y

CONSIDERANDO:

Que atento el inicio de una nueva gestión de gobierno fue necesario adecuar la organización ministerial del PODER EJECUTIVO NACIONAL a fin de implementar los objetivos y las políticas de gobierno en cada una de las áreas de gestión.

PRESIDENCIA DE LA NACION

SECRETARÍA LEGAL Y TÉCNICA: DRA. VILMA LIDIA IBARRA - Secretaria DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL

Que en función de ello por el Decreto N° 7 del 10 de diciembre de 2019 se modificó la Ley de Ministerios (Ley N° 22.520, texto ordenado por Decreto N° 438/92) y sus modificatorias a fin de establecer la nueva organización ministerial del PODER EJECUTIVO NACIONAL.

Que, asimismo, por el Decreto N° 50/19 se aprobaron el Organigrama de Aplicación de la Administración Nacional centralizada hasta el nivel de Subsecretaría del PODER EJECUTIVO NACIONAL y sus Objetivos, estableciéndose además el ámbito jurisdiccional en el que desarrollarán su actuación los organismos desconcentrados y descentralizados.

Que al inicio del Ejercicio Fiscal 2020 no se encuentra aprobada la Ley de Presupuesto General de Gastos y Recursos de la Administración Nacional.

Que el artículo 27 de la Ley de Administración Financiera y de los Sistemas de Control del Sector Público Nacional N° 24.156 establece que en dicha situación regirá el Presupuesto que estuvo vigente el año anterior, con adecuaciones que deberá hacer el PODER EJECUTIVO NACIONAL.

Que la crisis de deuda, económica y social genera un manto de incertidumbre que impide definir con inmediatez y precisión las adecuaciones referidas en el artículo 27 de la Ley N° 24.156, por lo cual las mismas se llevarán a cabo oportunamente.

Que teniendo en cuenta tal circunstancia y con el objeto de asegurar la continuidad y eficiencia de los servicios mínimos y esenciales a cargo de la Jurisdicciones y Entidades de la Administración Nacional, corresponde prorrogar los recursos, fuentes financieras y créditos vigentes al cierre del Ejercicio 2019 adecuados a la nueva conformación institucional del PODER EJECUTIVO NACIONAL establecida por los citados decretos.

Que el Servicio Jurídico competente ha tomado la intervención que le compete.

Que la presente medida se dicta en uso de las atribuciones conferidas por el artículo 27 de la Ley N° 24.156 y el artículo 99 inciso 1 de la CONSTITUCION NACIONAL.

Por ello,

EL PRESIDENTE DE LA NACIÓN ARGENTINA DECRETA:

ARTÍCULO 1°.- A partir del 1° de enero de 2020 rigen, en virtud de lo establecido por el artículo 27 de la Ley de Administración Financiera y de los Sistemas de Control del Sector Público Nacional N° 24.156, las disposiciones de la Ley N° 27.467 de Presupuesto General de la Administración Nacional para el Ejercicio 2019, sus normas modificatorias y complementarias.

ARTÍCULO 2°.- Instrúyese al JEFE DE GABINETE DE MINISTROS a adecuar, oportunamente, el presupuesto que se prorroga por el artículo 1° del presente decreto a fin de dar cumplimiento a los incisos 1 y 2 del artículo 27 de la Ley de Administración Financiera y de los Sistemas de Control del Sector Público Nacional N° 24.156 y a fin de incorporar los cambios institucionales establecidos por los Decretos N° 7 del 10 de diciembre de 2019 y N° 50 del 19 de diciembre de 2019.

ARTÍCULO 3°.- Comuníquese, publíquese, dése a la DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL y archívese. FERNÁNDEZ - Santiago Andrés Cafiero - Martín Guzmán

LAW NO. 27.544 ON RESTORATION OF FOREIGN-LAW PUBLIC DEBT SUSTAINABILITY

(English Translation)

Article 1°

It is a priority for the Republic of Argentina to restore foreign-law public debt sustainability under the terms of section 65 of Act no. 24,156 on Financial Administration and National Public Sector Control Systems, as amended, and, to such end, the Executive is hereby authorize to carry out all liability management transactions and/or exchanges and/or restructurings of interest maturity services and capital amortizations of Public Securities of the Republic Argentina issued under foreign law.

The Executive shall determine the nominal amounts affected by this special act.

Article 2°

The Ministry of Economy is hereby appointed as enforcement authority of this act, being able to issue all necessary clarification and supplementary rules for the enforcement of this act.

Article 3°

The enforcement authority is hereby authorized to provide for in this regulation and to include in all relevant documents every approval and provision establishing jurisdiction extension in favor of foreign courts, and providing a waiver to oppose sovereign immunity defense, exclusively, with respect to claims in the jurisdiction extended and with respect to subscribed agreements and public credit transactions carried out.

Waiver to oppose sovereign immunity defense shall no to entail any waiver to the Republic of Argentina’s immunity with respect to the attachment of goods detailed below:

a)	Any good, reserve or account of the Central Bank of the Republic of Argentina;

b)	Any good belonging to public domain located in the territory of the Republic of Argentina, including those included in sections 234 and 235 of Argentine Civil and Commercial Code;

c)	Any good located within or outside of Argentine territory providing an essential public utility;

d)

Any good (whether in the form of cash, bank deposits, securities, third-parties obligations or any other means of payment) of the Republic of Argentina, its governmental agencies and other governments agencies, related to budget execution, within the scope of sections 165 to 170 of Permanent Supplementary Budget Act no. 11,672 (o.t. 2014);

e)

Any good affected by privileges and immunities of Vienna Convention on Diplomatic Relations of the year 1961 and Vienna Convention on Consular Relations of the year 1963; including, but not limited to, goods, facilities and accounts of Argentine missions;

f)	Any good used by a diplomatic, governmental or consular mission of the Republic of Argentina;

g)	Taxes and/or royalties owed to the Republic of Argentina and rights of the Republic of Argentina to collect taxes and/or royalties;

h)	Any military good or under the control of a military authority or defense agency of the Republic of Argentina;

i)	Any good that is part of the Republic of Argentina’s cultural heritage; and

j)	Goods protected by any applicable sovereign immunity act.

Article 4°

The enforcement authority is hereby authorized to make all those necessary acts to comply with what is set forth in this act, including, but not limited to:

a)	Issuing new public securities in order to modify interest maturity profiles and capital amortizations to restore foreign-law public debt sustainability under the terms of section 1° of this act;

b)	Determining periods, terms, methods and procedures for the issuance of new public securities;

c)	Appointing institutions and/or financial advisors to act as structuring coordinators;

d)

Appointing financial institutions and/or advisors to act as placement agents, and/or to act in the execution of public credit transactions, and/or liability management, and/or new securities issuance, and/or hiring of other public credit loans;

e)

Approving and subscribing agreements with financial agencies and/or advisors to provide the services listed in the foregoing subsections, providing to such effect the payment of fees under market conditions, which under no circumstance shall exceed ZERO DOT ONE PER CENT (0.1%) of the amount effectively exchanged and/or restructured, according to the particular technical specifications determined by the enforcement authority. Prior to the agreement subscription, the Argentine General Accounting Office shall intervene;

f)	Preparing and registering public securities issued under subsection a) in regulatory agencies, and/or control entities, and/or competent authorities of international capital markets;

g)

Approving and subscribing agreements with trust agents, payment agents, information agents, custody agents, registration agents and credit rating agencies, and/or those agents necessary for liability management transactions and for the issuance and placement of new public securities, providing the payment of relevant fees and expenditures under market conditions according to the particular technical specifications determined by the enforcement authority. Prior to the agreement subscription, the Argentine General Accounting Office shall intervene;

h)

Making payments of other necessary registration expenses, printing of documentation, distribution of prospects, translation and other associated expenses according to the particular technical specifications that the enforcement authority or the person it may appoint may determine, in order to comply with what is set forth in this act.

Agreements subscribed under the terms of this act shall not be affected by provisions of the Executive Order no. 1023/01, as amended and supplemented.

Article 5°

Operations involved in this act are exempted from the payment of all taxes, including value added tax, national charges and contributions, whether existing or to be created in the future, that may be applied to operations envisaged in this act.

Article 6°

The Ministers Cabinet Chief Office is hereby authorized to make all relevant budgetary amendments to comply with the provisions of this act.

Article 7°

Expenses arising from the compliance of what is set forth in the foregoing sections shall be allocated to the budgetary items of Jurisdiction 90 – Public Debt Service.

Article 8°

This act is of public interest and shall come into force as of the day of its publication in the Republic of Argentina’s Official Gazette and for the term set forth in section 1° of Act no. 27,541 on Social Solidarity and Productive Reactivation within the framework of Public Emergency.

Article 9°

Report to the Executive.

MINISTERIO DE ECONOMÍA

Resolución 71/2020

RESOL-2020-71-APN-MEC

Ciudad de Buenos Aires, 14/02/2020

Visto el expediente EX-2020-10416567- -APN-DGD#MHA, la Ley de Ministerios modificada por el decreto 7 del 10 de diciembre de 2019, el decreto 50 del 19 de diciembre de 2019 y la ley 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo ley extranjera, y

CONSIDERANDO:

Que por la ley 27.544 se declaró prioritario para el interés de la República Argentina la restauración de la sostenibilidad de la deuda pública emitida bajo ley extranjera, en los términos del artículo 65 de la ley 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, y a tal fin, se autorizó al Poder Ejecutivo Nacional a efectuar las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los servicios de vencimiento de intereses y amortizaciones de capital de los Títulos Públicos de la República Argentina emitidos bajo ley extranjera.

Que mediante el artículo 2° de esa norma se designó al Ministerio de Economía como su Autoridad de Aplicación, con facultades para dictar las normas aclaratorias y/o complementarias que fueran necesarias para su cumplimiento.

Que en el artículo 4° se autorizó a la Autoridad de Aplicación a realizar todos aquellos actos necesarios para dar cumplimiento a lo dispuesto en la mencionada ley, aclarándose que los contratos que se suscriban en su marco no estarán alcanzados por las disposiciones del decreto 1023 del 13 de agosto de 2001, sus modificatorios y complementarios.

Que, en atención a dicha excepción, resulta conveniente dictar un procedimiento aplicable a las contrataciones autorizadas en la mencionada norma instruyendo a las unidades de esta Jurisdicción a brindar la colaboración necesaria en términos técnicos, administrativos y operativos para la mejor gestión de la encomienda ordenada por dicha normativa.

Que ha tomado la intervención que le compete el Servicio Jurídico permanente del Ministerio de Economía.

Que esta medida se dicta en uso de las facultades contempladas en el artículo 2° de la ley 27.544.

Por ello,

EL MINISTRO DE ECONOMÍA

RESUELVE:

ARTÍCULO 1º.- Apruébase el “Instructivo para la aprobación y suscripción de contratos en el marco de la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo ley extranjera”, que como Anexo I (IF-2020-10518122-APN-SF#MEC) forma parte integrante de la presente medida.

ARTÍCULO 2°.- Apruébase el “Circuito de Gestión Administrativa para el proceso de la contratación de Asesores Financieros y/o Agentes Colocadores” que como Anexo II (IF-2020-10518142-APN-SF#MEC) forma parte integrante de la presente medida.

ARTÍCULO 3°.- La Secretaría de Finanzas y la Unidad de Gestión de Sustentabilidad de la Deuda Pública Externa pueden requerir colaboración técnica, operativa y administrativa para llevar adelante los procedimientos a su cargo, por lo que se instruye a las diferentes unidades orgánicas de esta Jurisdicción a prestar dicha colaboración de manera inmediata, autorizándose al efecto, la prestación de servicios extraordinarios, inclusive en días y horas inhábiles.

ARTÍCULO 4°.- Comuníquese, publíquese, dese a la Dirección Nacional del Registro Oficial y archívese. Martín Guzmán

ANEXO I

INSTRUCTIVO PARA LA APROBACIÓN Y SUSCRIPCIÓN DE CONTRATOS

EN EL MARCO DE LA LEY N° 27.544 DE RESTAURACIÓN DE LA

SOSTENIBILIDAD DE LA DEUDA PÚBLICA EMITIDA BAJO LEY EXTRANJERA.

ARTÍCULO 1°. - ÁMBITO DE APLICACIÓN

Las disposiciones del presente instructivo serán de aplicación a los procedimientos de contratación que se efectúen en el marco de lo establecido en el artículo 4° de la ley 27.544 (en adelante “la ley”).

ARTÍCULO 2°. - CONTRATOS COMPRENDIDOS

El presente instructivo establece los principios generales, procedimientos, obligaciones y derechos que regirán las relaciones del Ministerio de Economía (en adelante “el Ministerio”), en su carácter de Autoridad de Aplicación, y terceros interesados que participen en los distintos tipos de contrataciones previstas en la ley.

ARTÍCULO 3°. - PRINCIPIOS GENERALES

El procedimiento de contratación deberá ser interpretado y ejecutado de buena fe, de conformidad con el presente instructivo y en particular, en consonancia con los siguientes principios:

a) El principio de la sostenibilidad: la reestructuración de la deuda soberana debe realizarse de manera oportuna y eficiente y crear una situación de endeudamiento estable en el Estado Nacional, dando especial relevancia al crecimiento económico sostenido e inclusivo y al desarrollo sostenible, minimizando los costos económicos y sociales.

b) Principio de economía: se aplicarán criterios de simplicidad, austeridad, concentración y ahorro en el uso de los recursos, en las etapas de los procesos de selección y en los acuerdos y resoluciones recaídos sobre ellas, debiéndose evitar exigencias y formalidades costosas e innecesarias.

c) Principio de legalidad: las contrataciones que se inicien en cumplimiento de lo dispuesto en el artículo 4° de la ley, se someterán a las disposiciones de este instructivo, sus aclaraciones y modificaciones.

d) Principio de transparencia activa: regirá en todas las etapas de los procedimientos de contratación que se enmarquen en el presente instructivo.

e) Principio de razonabilidad: en las decisiones que se adopten, se buscará cumplir con el interés público comprometido y el resultado esperado.

ARTÍCULO 4°. - CLÁUSULA ANTICORRUPCIÓN

Será causal determinante del rechazo, sin más trámite, de la propuesta, en cualquier estado del procedimiento de la selección o de la rescisión de pleno derecho del contrato, sin perjuicio de las acciones penales y/o administrativas que se pudieran deducir, dar u ofrecer dinero o cualquier dádiva a fin de que:

a) Funcionarios o empleados del Ministerio con competencia en el procedimiento de selección del cocontratante y/o en el contrato, hagan o dejen de hacer algo relativo a sus funciones.

b) Funcionarios o empleados del Ministerio hagan valer la influencia de su cargo ante otro funcionario o empleado del Ministerio, con competencia en la materia, a fin de que éstos hagan o dejen de hacer algo relativo a sus funciones.

c) Cualquier persona haga valer su relación o influencia sobre un funcionario o empleado del Ministerio con competencia en la materia, a fin de que éste haga o deje de hacer algo relativo a sus funciones.

Serán considerados sujetos activos quienes hayan cometido tales actos en interés del presentante o cocontratante, directa o indirectamente, ya sea como representantes, administradores, socios, mandatarios, gerentes, empleados, contratados, gestores de negocios, síndicos o cualquier otra persona humana o jurídica. Las consecuencias de estas conductas ilícitas se producirán aun cuando lo sean en grado de tentativa.

Asimismo, se verificará en la instancia procedimental oportuna, la no inclusión de los presentantes en el Registro Público de Personas y Entidades vinculadas a actos de Terrorismo y su financiamiento (RePET).

ARTÍCULO 5°.- ESPECIFICACIONES TÉCNICAS PARTICULARES

Deberán elaborarse, en cada uno de los procedimientos de selección a llevarse a cabo, y de acuerdo con las necesidades particulares de cada uno de ellos, contemplando la metodología de ponderación que se justifique según dichas necesidades y el objeto del contrato, expresados por la Unidad de Gestión de Sostenibilidad de la Deuda Pública Externa (en adelante la Unidad) y la Secretaría de Finanzas (en adelante SF), las Especificaciones Técnicas Particulares (en adelante “ETP”) que se prevean para la prestación del servicio, en un todo de acuerdo con los parámetros de la ley.

ARTÍCULO 6°.- ELABORACIÓN Y APROBACION DE LAS ESPECIFICACIONES TÉCNICAS PARTICULARES

En las contrataciones de los servicios aludidos en el artículo 4° de la ley se deberá seguir el siguiente procedimiento preliminar:

La Unidad llevará adelante el procedimiento de selección, encontrándose facultada a requerir colaboración técnica, operativa y administrativa a las diferentes unidades orgánicas del Ministerio de Economía, quienes colaborarán con preferente despacho, pudiendo autorizar la prestación de servicios extraordinarios incluso en días inhábiles.

Inicialmente la Unidad elaborará un informe dirigido a la SF en el que expresará

las razones que motivan el requerimiento de la contratación, con sus antecedentes y sugerencias, la SF formulará el respectivo proyecto de ETP, solicitando la intervención a la Oficina Nacional de Crédito Público (en adelante ONCP). Cumplido tomará intervención la Subsecretaría de Financiamiento para su conformidad.

La SF elevará las ETP para su aprobación al Ministro, previa emisión del dictamen legal por el servicio jurídico permanente.

ARTÍCULO 7°.- INVITACIÓN

Una vez aprobadas las ETP, la Unidad cursará invitaciones a posibles interesados, debiendo efectuarse como mínimo tres (3) invitaciones, cuando resulte factible.

Únicamente se considerarán válidas las consultas, comunicaciones y las opiniones y propuestas dirigidas a las direcciones de correo electrónico que la Unidad indique en las ETP.

Las casillas de correo electrónicos desde las que se remitan las consultas y las propuestas se considerarán domicilio electrónico especial mientras el presentante no lo modifique con carácter de declaración jurada.

La Dirección General de Tecnologías Informáticas y Comunicaciones (DGTIYC) certificará la existencia y detalle de los correos electrónicos enviados y recibidos.

ARTÍCULO 8°.- CONTENIDO DE LA PROPUESTA

La propuesta deberá ser formulada en idioma español y supone para su presentante la obligación de mantenerla por los siguientes treinta (30) días corridos.

La presentación de la propuesta implica la aceptación del presente instructivo y del Circuito de Gestión Administrativa para el proceso de la contratación de Asesores Financieros y/o Agentes Colocadores que como anexo II integra la resolución que aprueba este procedimiento, de las ETP sin limitación alguna. Asimismo, en la propuesta se deberá indicar si se acepta someter los contratos que se suscriban a la legislación nacional y a la competencia de los tribunales de la República Argentina o, en su defecto, mencionar la legislación y los tribunales del país extranjero que resultarían aplicables.

Se deberá denunciar un domicilio electrónico especial con carácter de declaración jurada en el que se considerarán válidas todas las comunicaciones que se le cursen.

Para los procesos de selección de Asesores Financieros y/o Agentes Colocadores:

i. los presentantes podrán formular sus propuestas para actuar de forma conjunta o alternativamente;

ii. los presentantes deberán formular sus propuestas de forma individual;

iii. se desestimarán aquellas propuestas formuladas por consorcios;

iv. los presentantes deberán manifestar si aceptan sindicarse en un consorcio a decisión de la Autoridad de Aplicación.

El presentante deberá indicar en representación de qué institución y/o asesor formula la propuesta, como así también, deberá manifestar expresamente la aceptación a que la Autoridad de Aplicación decida su incorporación a un consorcio, en caso de corresponder.

A partir del vencimiento de la fecha límite de presentación, o de sus eventuales prórrogas, la propuesta no podrá modificarse. No obstante ello, a los fines de su evaluación, la Unidad puede requerir al presentante información adicional y/o aclaraciones respecto de la propuesta presentada.

ARTÍCULO 9°.- FECHA LÍMITE DE PRESENTACIÓN DE PROPUESTAS

El día en que opere el vencimiento para la presentación de las propuestas, la Unidad, con la presencia de la Unidad de Auditoría Interna del Ministerio, labrará un Acta que deberá contener como mínimo lo siguiente:

a) Lugar, fecha, hora y número del expediente.

b) Número de orden asignado a cada propuesta.

c) Identificación de los presentantes.

d) Monto total y por todo concepto consignado en la propuesta.

e) Nombre y Apellido de los participantes de la apertura.

ARTÍCULO 10.- EVALUACIÓN DE LAS OFERTAS

La Unidad procederá a evaluar las propuestas presentadas, pudiendo requerir, con el objeto de conformar su criterio:

i. la opinión de experto/a ad hoc;

ii. informes a las áreas del Ministerio sobre materias que hacen a su competencia;

iii. documentación complementaria.

La Unidad desestimará aquellas que no cumplan con las ETP aprobadas y, de acuerdo con los ponderadores aplicables, confeccionará un informe de elegibilidad, que remitirá a la ONCP y a la Subsecretaría de Financiamiento.

Cumplido, se eleva a la SF para su conformidad.

Posteriormente, dicho informe de elegibilidad, deberá ser elevado a consideración del Ministro.

ARTÍCULO 11.- ELECCIÓN DE ENTIDADES Y/O ASESORES FINANCIEROS

La Unidad elaborará el proyecto de resolución ministerial por el que finaliza el procedimiento de acuerdo con las instrucciones impartidas por la Autoridad de Aplicación.

ARTÍCULO 12.- TÉRMINOS CONTRACTUALES

Los términos contractuales serán elaborados de conformidad con las ETP y las particularidades de la propuesta presentada, luego del período de negociación.

ARTÍCULO 13. - REMISIÓN A LA SINDICATURA GENERAL DE LA NACIÓN

En forma previa a la suscripción de la documentación contractual, se remitirán los actuados a la Sindicatura General de la Nación (SIGEN), en el caso de los incisos e y g del artículo 4° de la ley, para su intervención.

ARTÍCULO 14.- PERFECCIONAMIENTO DE LA CONTRATACIÓN—PAGO

La Unidad coordinará las gestiones para el perfeccionamiento de la contratación en cuestión, y oportunamente remitirá tales documentos a la Dirección de Gestión Documental para su debida registración.

La SF supervisará el seguimiento, ejecución y pago de los Contratos.

ANEXO II

Circuito de Gestión Administrativa para el proceso de la contratación de

Asesores Financieros y/o Agentes Colocadores (incisos c, d y g del artículo 4° de la ley 27.544—ETP)

A - CIRCUITO DE FORMULACIÓN DE LAS ESPECIFICACIONES TÉCNICAS PARTICULARES (ETP)

1. La Unidad de Gestión de la Sostenibilidad de la Deuda Pública Externa (UGS) generará el expediente, en el cual deberá:

a. Agregar antecedentes.

b. Vincular informe respecto de la necesidad de la contratación, justificación de los ponderadores elegidos, características del mercado y sugerencias de entidades a invitar.

2. La Secretaría de Finanzas (SF) conformará la necesidad de contratación y formulará proyecto de ETP y remitirá el expediente para la intervención de Oficina Nacional de Crédito Público (ONCP).

3. La ONCP vinculará su intervención al expediente y lo enviará a la Subsecretaría de Financiamiento (SSF), quien deberá elevarlo con su conformidad.

4. La SF conformará el expediente y lo enviará para intervención del servicio jurídico previa consolidación del proyecto por parte de la Dirección de Gestión Documental.

5. Luego de vinculado el dictamen del servicio jurídico deberá elevarse el expediente para las intervenciones de la Subsecretaría Legal (SSL), de la Subsecretaría de Transparencia y Acceso Ciudadano (SSTYAC) y de la Secretaría Legal y Administrativa (SLYA) que, a su vez, lo elevará al Ministro de Economía.

6. El Ministro de Economía intervendrá a fin de:

a. Aprobar el ETP e indicar la posibilidad de solicitar asesores ad hoc/expertos durante el período de evaluación de las propuestas;

b. Informar a la Sindicatura General de la Nación (SIGEN) el inicio del proceso de contratación y las ETP aprobadas;

c. Remitir el expediente a la SF para conocimiento y posterior envío a la UGS.

B - CIRCUITO PROCEDIMIENTO DE SELECCIÓN/CONTRATACIÓN

1. Una vez que el expediente ingresa a la UGS, esa Unidad deberá:

a. Formular las invitaciones de la manera prevista en las ETP;

b. enviar las invitaciones;

c. formular las aclaraciones pertinentes;

d. recibir las propuestas.

2. El titular de la UGS solicitará información adicional y ampliatoria, de considerarlo necesario. Una vez concluido el período de recepción de las propuestas, la UGS emitirá el acta correspondiente, con la intervención de la Auditoría Interna y la comunicará a los presentantes e institucionalmente.

3. Iniciado el proceso de evaluación, la UGS evaluará las propuestas y podrá:

a. Pedir opinión de expertos/as ad hoc;

b. Requerir informes a la ONCP u otra área técnica del Ministerio de Economía sobre materias que hacen a su competencia, a los fines de conformar su criterio.

4. Asimismo, la UGS formulará, en función de los ponderadores oportunamente aprobados; la documentación presentada o individualizada por los oferentes e informes complementarios, si los hubiere requerido, de manera fundada, con base en criterios homogéneos y razonables con los fines de la contratación, el o los órdenes de elegibilidad de las propuestas.

5. Finalmente, la UGS formulará opinión de manera fundada a fin de propiciar la selección de las entidades elegibles que a su criterio mejor coadyuvarán a cumplir con el objetivo de la contratación y remitirá el expediente para la intervención de la ONCP y de la SSF.

6. La SF conformará el informe de elegibilidad y emitirá su propia opinión.

7. El Ministro de Economía definirá, teniendo en consideración dichas opiniones, y la de los/las asesores/as ad hoc, si hubiere entendido necesario, requerir con cuales entidades impulsar acuerdo, si impulsa la formación de consorcios y si establece clausulas limitantes o condicionantes del contrato a negociarse.

8. La UGS llevará adelante el proceso de negociación, pudiendo requerir informes técnicos en el marco de sus competencias a cualquier unidad orgánica del Ministerio de Economía en el proceso, los que deberán ser brindados con preferente despacho e incorporará proyectos de Carta mandato/Carta de Intención-Contrato y el proyecto de acto administrativo del Ministro.

9. La UGS consultará a la ONCP si la propuesta se ajusta a las prácticas habituales de este tipo de contratación.

10. Concluido, se remitirá el expediente para la conformidad de la SF, previa verificación de la existencia de crédito presupuestario en la Jurisdicción 90, quien a su vez enviará el expediente para la intervención del servicio jurídico del Ministerio de Economía.

11. Vinculado el dictamen jurídico a las actuaciones, se elevarán las actuaciones para las intervenciones de la SSL y la SSTYAC.

12. La SLYA enviará el expediente para la intervención de la SIGEN previo a la aprobación de los instrumentos identificados en 8.

13. Producida la intervención de la SIGEN, la SLYA intervendrá y remitirá al Ministro el proyecto de acto administrativo para su suscripción.

14. Una vez suscripto el acto administrativo por parte del Ministro de Economía, se comunicará a la UGS que, de modo conjunto con la SSL, gestionará la firma de las cartas compromiso.

15. La Dirección Gestión Documental registrará las Cartas de Intención/Carta Mandato y las comunicará a la Secretaría de Finanzas para su para su ejecución.

16. Oportunamente SF gestionará la firma del contrato entre agentes/bancos y Ministro.

17. La Dirección de Gestión Documental registrará contrato y lo comunicará a la SF.

PRESIDENTIAL DECREE NO. 250/2020

(English Translation)

Article 1

The maximum nominal amount of liability management transactions and/or exchanges and/or restructurings of the REPUBLIC OF ARGENTINA’s Public Securities issued under foreign law as of February 12, 2020 detailed in the Annex (IF-2020-15367216-APN-SF#MEC), which is an integral part of this executive order, is hereby established at the NOMINAL VALUE of US DOLLARS SIXTY-EIGHT THOUSANDS EIGHT HUNDRED AND FORTY-TWO MILLIONS FIVE HUNDRED AND TWENTY-EIGHT THOUSANDS EIGHT HUNDRED AND TWENTY-SIX (N.V. US$68,842,528,826) or its equivalent in other currencies.

Article 2

Within the framework of the powers conferred to the MINISTRY OF ECONOMY in section 3 of Act no. 27,544 for up to an amount not in excess of the one set forth in the foregoing section, it is hereby provided that jurisdiction extensions shall be in favor of state and federal courts located in the cities of New York – UNITED STATES -, London – UNITED KINGDOM OF GREAT BRITAIN AND NORTH IRELAND-, and courts located in the city of Tokyo –JAPAN.

RESOLUTION NO. 130/2020 DATED MARCH 12, 2020 OF THE MINISTRY OF

ECONOMY

(English Translation)

Article 1°

Registration at the SECURITIES AND EXCHANGE COMMISSION (SEC) of the United States of America is hereby provided for an amount not in excess of the nominal value of the Republic of Argentina’s Foreign-Law Public Securities, authorized by section 1° of the Executive Order no. 250 dated March 9, 2020, which shall be used in future issuances of public debt securities.

Article 2°

Request of approval of the amount established in the foregoing section 1° from the FINANCIAL INDUSTRY REGULATORY AUTHORITY INC. (FINRA) is hereby provided.

Article 3°

It is hereby established that the global amount to be registered at the SEC shall be processed at the partial amounts defined within the framework of ongoing negotiations.

Article 4°

The first amount to be registered at the SEC and to be approved at FINRA shall be US dollars thirty thousand five hundred million (USD 30,500,000,000).

Article 5°

Registrations provided hereunder shall be carried out through the National Public Credit Bureau, the Foreign Public Debt Sustainability Management Unit from Finance Secretary of this Ministry, within the framework of their respective powers.

Article 8°

Finance Secretary, Financing Undersecretary and the Head of the Foreign Public Debt Sustainability Management Unit, all from the Ministry of Economy, are hereby authorized to subscribe all necessary documents to implement this measure.

República Argentina - Poder Ejecutivo Nacional

2020 - Año del General Manuel Belgrano

Resolución

Número: RESOL-2020-185-APN-MEC

Referencia: EX-2020-11902523-APN-UGSDPE#MEC—Selección de asesores financieros y agentes colocadores (BOFA, HSBC y Lazard Frères SAS).

Visto el expediente EX-2020-11902523-APN-UGSDPE#MEC, la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo Ley Extranjera, el decreto 250 del 9 de marzo de 2020, y la resolución 71 del 14 de febrero de 2020 del Ministerio de Economía (RESOL-2020-71-APN-MEC), y

CONSIDERANDO:

Que en el artículo 1º de la Ley Nº 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública se declaró la emergencia pública en materia económica, financiera, fiscal, administrativa, previsional, tarifaria, energética, sanitaria y social, y se delegó en el Poder Ejecutivo Nacional las facultades comprendidas en la citada ley en los términos del artículo 76 de la Constitución Nacional, con arreglo a las bases de delegación establecidas en el artículo 2° de esa ley, hasta el 31 de diciembre de 2020.

Que dicha declaración de emergencia contempla, entre las bases de la delegación propiciada, la creación de condiciones para asegurar la sostenibilidad de la deuda pública, que deberá ser compatible con la recuperación de la economía productiva y con la mejora de los indicadores sociales básicos.

Que mediante la mencionada ley también se facultó al Poder Ejecutivo Nacional a llevar adelante las gestiones y los actos necesarios para recuperar y asegurar la sostenibilidad de la deuda pública de la República Argentina.

Que por la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo Ley Extranjera, se declaró prioritario para el interés de la República Argentina la restauración de la sostenibilidad de la deuda pública emitida bajo ley extranjera, en los términos del artículo 65 de la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, y a tal fin, se autorizó al Poder Ejecutivo Nacional a efectuar las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los servicios de vencimiento de intereses y amortizaciones de capital de los Títulos Públicos de la República Argentina emitidos bajo ley extranjera.

Que a través del artículo 3° de la misma ley se autorizó al Ministro de Economía, en tanto autoridad de aplicación, a contemplar en la normativa e incluir en los documentos pertinentes las aprobaciones y cláusulas que establezcan la prórroga de jurisdicción a favor de tribunales extranjeros, y que dispongan la renuncia a oponer la defensa de inmunidad soberana, exclusivamente, respecto a reclamos en la jurisdicción que se prorrogue y con relación a los contratos que se suscriban y a las operaciones de crédito público que se realicen y con los límites allí establecidos.

Que conforme al artículo 4° de la ley 27.544, el Ministro de Economía cuenta con facultades para realizar todos aquellos actos necesarios para dar cumplimiento a lo dispuesto en esa ley, incluyendo, en el inciso e, la aprobación y suscripción de contratos con entidades y/o asesores financieros, previéndose para ello el pago de comisiones en condiciones de mercado, las que en ningún caso podrán superar el cero coma uno por ciento (0,1%) por todo concepto del monto efectivamente canjeado y/o reestructurado, acorde a las especificaciones técnicas particulares que determine la autoridad de aplicación.

Que mediante la resolución 71 del 14 de febrero de 2020 del Ministerio de Economía (RESOL-2020-71-APNMEC) se aprobó el “Instructivo para la aprobación y suscripción de contratos en el marco de la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo ley extranjera”, como así también el “Circuito de Gestión Administrativa para el proceso de la contratación de Asesores Financieros y/o Agentes Colocadores”.

Que resulta necesario contar con un Asesor Financiero para complementar y coordinar técnicamente el diseño del proceso y estrategia de restauración de la sostenibilidad de la deuda pública emitida bajo ley extranjera y con Agentes Colocadores para ejecutar las operaciones de canjes y/o reestructuración de los servicios de intereses y/o amortizaciones de la deuda elegible.

Que luego de analizar las propuestas recibidas en el marco del proceso de contratación regido por las Especificaciones Técnicas Particulares correspondientes (IF-2020-10564024-APN-SF#MEC), la Unidad de Gestión de la Sostenibilidad de la Deuda Pública Externa elaboró un Informe de Elegibilidad del que surge que las propuestas recibidas de Lazard Freres SAS para actuar como Asesor Financiera y de Bank of America Securities INC y HSBC Securities (USA) Inc para actuar como Agentes Colocadores, respectivamente, han recibido los puntajes más elevados en los ordenes de elegibilidad correspondientes.

Que el Ministerio de Economía conformó la propuesta de contratación de un Asesor Financiero, Lazard Frères SAS, y dos Agentes Colocadores, Bank of America Securities Inc y HSBC Securities (USA) Inc, como informó la Secretaría de Finanzas en el comunicado publicado el 1º de marzo de 2020 en el sitio web del Ministerio de Economía.

Que por todo lo expuesto, procede aprobar el modelo de Acuerdo con los Agentes Colocadores (“Dealer Manager and Solicitation Agent Agreement”) a suscribirse entre el Ministerio de Economía y BofA Securities, Inc. y HSBC Securities (USA) Inc.

Que, asimismo, resulta necesario aprobar el modelo de la Carta Mandato por la prestación de servicios de asesor financiero a suscribirse entre el Ministerio de Economía y Lazard Frères SAS.

Que la Oficina Nacional de Crédito Público, la Subsecretaría de Financiamiento y la Secretaría de Finanzas, todas de este Ministerio, han tomado intervención, propiciando la continuidad de estas actuaciones.

Que la Sindicatura General de la Nación, organismo descentralizado actuante en el ámbito de la Presidencia de la Nación, deberá tomar oportuna intervención en los términos de la Ley N° 27.544.

Que ha tomado la intervención que le compete el servicio jurídico permanente del Ministerio de Economía.

Que esta medida se dicta en uso de las facultades contempladas en el artículo 4° de la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo Ley Extranjera y en conformidad con lo dispuesto en el artículo 2° de dicha ley y la resolución 71/20 del Ministerio de Economía (RESOL-2020-71-APNMEC).

Por ello,

EL MINISTRO DE ECONOMÍA

RESUELVE:

ARTÍCULO 1°.- Apruébase lo actuado en el marco del procedimiento relativo a la invitación y selección de asesores financieros y agentes colocadores para los servicios correspondientes conforme lo establecen las Especificaciones Técnicas Particulares (IF-2020-10564024-APN-SF#MEC), llevado a cabo por la Unidad de Gestión de la Sostenibilidad de la Deuda Pública Externa de este Ministerio.

ARTÍCULO 2°.- Apruébase el modelo de Acuerdo con los Agentes Colocadores (“Dealer Manager and Solicitation Agent Agreement”) a suscribirse entre el Ministerio de Economía y BofA Securities, Inc. y HSBC Securities (USA) Inc, el que obra en idioma inglés junto con su traducción al castellano como Anexo I (IF-2020-25258404-APNUGSDPE# MEC) y forma parte integrante esta resolución

ARTÍCULO 3°- Apruébase el modelo de la Carta Mandato por la prestación de servicios como asesor financiero a suscribirse entre el Ministerio de Economía y Lazard Frères SAS, que como Anexo II (IF-2020-25259962-APNUGSDPE#MEC) integra esta resolución.

ARTÍCULO 4° - El gasto que demande el cumplimiento de la presente medida será imputado a la partida presupuestaria 7.2.8. Comisión y Otros gastos de la Deuda en Moneda Extranjera a Largo Plazo, de la Jurisdicción 90 – Servicio de la Deuda Pública.

ARTÍCULO 5°.- La presente medida entrará en vigencia a partir del día de su dictado.

ARTÍCULO 6°.- Comuníquese y archívese.

DEUDA PÚBLICA

Decreto 391/2020

DCTO-2020-391-APN-PTE - Reestructuración de títulos públicos emitidos bajo ley extranjera.

Ciudad de Buenos Aires, 21/04/2020

VISTO el Expediente N° EX-2020-26013821-APN-UGSDPE#MEC, la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, la Ley Nº 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera y el Decreto N° 250 de fecha 9 de marzo de 2020, y

CONSIDERANDO:

Que por el artículo 1° de la Ley Nº 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública se declaró la emergencia pública en materia económica, financiera, fiscal, administrativa, previsional, tarifaria, energética, sanitaria y social.

Que dicha declaración de emergencia contempla en su artículo 2° la creación de condiciones para asegurar la sostenibilidad de la deuda pública, que deberá ser compatible con la recuperación de la economía productiva y con la mejora de los indicadores sociales básicos.

Que las consideraciones expuestas por el PODER EJECUTIVO NACIONAL en el mensaje de elevación al HONORABLE CONGRESO DE LA NACIÓN de la Ley Nº 27.541 dio cuenta de la subsistencia de las severas condiciones económicas y sociales que enfrenta nuestro país.

Que para resolver la situación de inconsistencia macroeconómica, resulta fundamental la implementación de políticas de deuda como parte de un programa integral diseñado con el objetivo de recuperar un crecimiento sostenible de la economía y restaurar la sostenibilidad de la deuda pública.

Que la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera declaró prioritaria para el interés de la REPÚBLICA ARGENTINA la restauración de la sostenibilidad de la deuda pública emitida bajo ley extranjera, en los términos del artículo 65 de la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional, y a tal fin autorizó al PODER EJECUTIVO NACIONAL a efectuar las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los servicios de vencimiento de intereses y amortizaciones de capital de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera.

Que, asimismo, por el artículo 1° de la mencionada Ley N° 27.544 se delegó en el PODER EJECUTIVO NACIONAL la determinación de los montos nominales por esta alcanzados y por su artículo 3°, se facultó al MINISTERIO DE ECONOMÍA a contemplar en la normativa e incluir en los documentos pertinentes las aprobaciones y cláusulas que establezcan la prórroga de jurisdicción a favor de tribunales extranjeros y que dispongan la renuncia a oponer la defensa de inmunidad soberana exclusivamente respecto de reclamos en la jurisdicción que se prorrogue y con relación a los contratos que se suscriban y a las operaciones de crédito público que se realicen dentro de los límites establecidos en dicho artículo.

Que mediante el artículo 1° del Decreto N° 250 del 9 de marzo de 2020 se estableció en el VALOR NOMINAL de DÓLARES ESTADOUNIDENSES SESENTA Y OCHO MIL OCHOCIENTOS CUARENTA Y DOS MILLONES QUINIENTOS VEINTIOCHO MIL OCHOCIENTOS VEINTISÉIS (VN USD 68.842.528.826) o su equivalente en otras monedas, el monto nominal máximo de las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los títulos públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera existentes al 12 de febrero de 2020, detallados en el Anexo de dicho decreto.

Que por el artículo 2° del mismo decreto y conforme lo dispuesto en el artículo 3° de la Ley N° 27.544 se estableció, por hasta un monto que no supere el indicado en el párrafo anterior, que las prórrogas de jurisdicción sean a favor de los tribunales estaduales y federales ubicados en las ciudades de Nueva York -ESTADOS UNIDOS DE AMÉRICA-, Londres -REINO UNIDO DE GRAN BRETAÑA E IRLANDA DEL NORTE-, y de los tribunales ubicados en la ciudad de Tokio -JAPÓN-.

Que paralelamente, con fecha 11 de marzo de 2020, la ORGANIZACIÓN MUNDIAL DE LA SALUD declaró el brote del nuevo coronavirus COVID-19 como una pandemia, luego de que el número de personas infectadas a nivel global llegara a CIENTO DIECIOCHO MIL QUINIENTOS CINCUENTA Y CUATRO (118.554) y el número de muertes a CUATRO MIL DOSCIENTOS OCHENTA Y UNO (4.281), afectando hasta ese momento a CIENTO DIEZ (110) países.

Que a raíz de ello, mediante el Decreto N° 260 del 12 de marzo de 2020 y su modificatorio se amplió, por el plazo de UN (1) año, la emergencia pública en materia sanitaria establecida por la Ley N° 27.541 en virtud de la referida pandemia, y mediante el Decreto N° 297 del 19 de marzo de 2020, se estableció para todas las personas que habitan en el país o se encuentren en él, la medida de “aislamiento social, preventivo y obligatorio”, el cual fue prorrogado por los Decretos N° 325/20 y N° 355/20.

Que si bien la crisis sanitaria mundial generada por la pandemia del coronavirus COVID-19 ha alterado los plazos previstos oportunamente en el “Cronograma de acciones para la gestión del Proceso de Restauración de la Sostenibilidad de la Deuda Pública Externa”, resulta una obligación ineludible del Estado instar todos los trámites que sean necesarios para su cumplimiento.

Que en este contexto, mediante el Decreto N° 346 del 5 de abril de 2020 se dispuso el diferimiento de los pagos de los servicios de intereses y amortizaciones de capital de la deuda pública nacional instrumentada mediante títulos denominados en dólares estadounidenses emitidos bajo ley de la REPÚBLICA ARGENTINA hasta el 31 de diciembre de 2020 o hasta fecha anterior que el MINISTERIO DE ECONOMÍA determine considerando el grado de avance y ejecución del proceso de restauración de la sostenibilidad de la deuda pública.

Que bajo el marco jurídico mencionado y la situación excepcional que se está viviendo, el PODER EJECUTIVO NACIONAL ha considerado conveniente continuar avanzando hacia un proceso de reestructuración, determinando el universo de montos nominales tal que se preserven márgenes de acción en el diseño de las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los Títulos Públicos de la REPÚBLICA ARGENTINA conforme el Decreto Nº 250/20, con el fin de restaurar la sostenibilidad de la deuda pública bajo ley extranjera.

Que por la Resolución N° 130 del 12 de marzo de 2020 del MINISTERIO DE ECONOMÍA se dispuso la registración ante la SECURITY EXCHANGE COMISSION de un primer monto de DÓLARES ESTADOUNIDENSES TREINTA MIL QUINIENTOS MILLONES (USD 30.500.000.000).

Que por la Nota N° NO-2020-25494249-APN-MEC del 13 de abril de 2020, se amplió el antedicho monto por la suma de DÓLARES ESTADOUNIDENSES VEINTE MIL MILLONES (USD 20.000.000.000).

Que, con el fin de realizar la propuesta de reestructuración que se propicia, se profundizaron los contactos con los tenedores de los referidos instrumentos de la deuda, avanzándose en una propuesta de reestructuración acorde con los lineamientos de sostenibilidad determinados por el MINISTERIO DE ECONOMÍA.

Que la propuesta diseñada permitirá al ESTADO NACIONAL restaurar la sostenibilidad de la deuda pública emitida bajo Ley Extranjera, permitiéndole de esta forma hacer frente a servicios de deuda acordes con la capacidad de pago de la REPÚBLICA ARGENTINA conforme fuera expuesto por la UNIDAD DE GESTIÓN DE SOSTENIBILIDAD DE LA DEUDA PÚBLICA EXTERNA, dependiente de la SECRETARÍA DE FINANZAS del MINISTERIO DE ECONOMÍA.

Que la SECRETARÍA DE POLÍTICA ECONÓMICA del MINISTERIO DE ECONOMÍA ha manifestado su opinión coincidente respecto de la sustentabilidad de la presente propuesta, según los principios de sostenibilidad de la deuda previstos en la Ley N° 27.541.

Que los Títulos Públicos denominados en Yenes Japoneses (JPY) poseen condiciones financieras en términos de cupón y plazo que son concordantes con los Lineamientos para la Sostenibilidad de la Deuda, por lo que se entiende razonable excluirlos de la operación que por esta norma se aprueba.

Que por lo expresado precedentemente, resulta necesario aprobar la reestructuración de los títulos públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera que se detallan en el presente, por medio de una operación de canje y solicitudes de consentimiento.

Que los términos y las condiciones de la oferta, así como los mecanismos en base a los cuales se concretará dicha operación están descritos en el “Suplemento de Prospecto (Prospectus Supplement)”, cuyo modelo se aprueba por la presente medida.

Que en virtud de las características particulares de la oferta descripta, el mejoramiento en el perfil de vencimientos resultante es consistente con un sendero de crecimiento económico sostenible, condición necesaria para restaurar la capacidad de pago de la REPÚBLICA ARGENTINA.

Que en función de lo expresado en los considerandos precedentes, resulta necesario aprobar la documentación necesaria para llevar a cabo la Invitación a Canjear los títulos públicos seleccionados y disponer, además, la emisión de nuevos títulos públicos del ESTADO NACIONAL a ser entregados en canje.

Que el artículo 7° de la mencionada Ley N° 27.544 establece que el gasto que demande el cumplimiento de lo allí dispuesto será imputado a las partidas presupuestarias correspondientes a la Jurisdicción 90—Servicio de la Deuda Pública.

Que, de conformidad con lo dispuesto por el artículo 61 de la Ley Nº 24.156, el BANCO CENTRAL DE LA REPÚBLICA ARGENTINA ha emitido su opinión sobre el impacto de la operación en la balanza de pagos, manifestando que la misma no merece objeciones por parte de dicha entidad.

Que la Oficina Nacional de Crédito Público de la SUBSECRETARÍA DE FINANCIAMIENTO de la SECRETARÍA DE FINANZAS del MINISTERIO DE ECONOMÍA ha tomado la intervención que le compete por la Ley 24.156, en relación con la emisión de los nuevos instrumentos con cargo a la Ley N° 27.544.

Que la DIRECCIÓN NACIONAL DE IMPUESTOS de la SUBSECRETARÍA DE INGRESOS PÚBLICOS de la SECRETARÍA DE HACIENDA del MINISTERIO DE ECONOMÍA ha opinado en relación a los asuntos tributarios de la transacción.

Que la Ley Nº 26.122 regula el trámite y los alcances de la intervención del HONORABLE CONGRESO DE LA NACIÓN respecto de los decretos dictados por el PODER EJECUTIVO NACIONAL, en virtud de lo dispuesto por el artículo 76 de la CONSTITUCIÓN NACIONAL.

Que la citada ley determina que la COMISIÓN BICAMERAL PERMANENTE del HONORABLE CONGRESO DE LA NACIÓN tiene competencia para pronunciarse respecto de la validez o invalidez de los decretos de delegación legislativa.

Que el artículo 22 de la Ley Nº 26.122 estableció que las Cámaras se pronuncien mediante sendas resoluciones y que el rechazo o aprobación de los decretos deberá ser expreso conforme lo establecido en el artículo 82 de la Carta Magna.

Que el servicio jurídico del MINISTERIO DE ECONOMÍA y la PROCURACIÓN DEL TESORO DE LA NACIÓN han tomado la intervención que les compete.

Que la presente medida se dicta en uso de las atribuciones conferidas por los artículos 76 y 99, inciso 1 de la CONSTITUCIÓN NACIONAL, las Leyes Nros. 27.541, 24.156 y 27.544.

Por ello,

EL PRESIDENTE DE LA NACIÓN ARGENTINA

DECRETA:

ARTÍCULO 1°.- Dispónese la reestructuración de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera detallados en el Anexo I (IF-2020-26774272-APN-UGSDPE#MEC), mediante una Invitación a Canjear dichos títulos.

Los alcances y los términos y condiciones de la operación se encuentran detallados en el modelo de Suplemento de Prospecto (“Prospectus Supplement)”, obrante -junto con su traducción al idioma castellano- como Anexo II (IF2020-26925172-APN-UGSDPE#MEC) al presente decreto, el cual se aprueba por la presente medida y la integra.

ARTÍCULO 2°.- Dispónese la emisión, por hasta las sumas necesarias para dar cumplimiento a lo dispuesto en el artículo 1° del presente decreto, de una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros cuyas condiciones financieras obran en el Anexo III (IF-2020-26772030-APN-UGSDPE#MEC) que forma parte integrante del presente decreto como “Condiciones de Emisión de los Nuevos Títulos”.

El monto máximo de emisión para el conjunto de las series denominadas en Dólares Estadounidenses no podrá ser superior a VALOR NOMINAL DÓLARES ESTADOUNIDENSES CUARENTA Y CUATRO MIL QUINIENTOS MILLONES (V.N. USD 44.500.000.000).

El monto máximo de emisión para el conjunto de las series denominadas en Euros no podrá ser superior a VALOR NOMINAL EUROS DIECISIETE MIL SEISCIENTOS MILLONES (V.N. € 17.600.000.000).

ARTÍCULO 3°.- El Ministro de Economía podrá realizar las modificaciones que fueren necesarias en el modelo del Suplemento de Prospecto (“Prospectus Supplement”) aprobado mediante el artículo 1º, obrante –junto con su traducción al idioma castellano- como Anexo II (IF-2020-26832688-APN-UGSDPE#MEC) de este decreto, en la medida que dichas modificaciones no alteren (i) la lista de Títulos Públicos detallados en el Anexo I del presente decreto, (ii) los términos y condiciones financieras y, de ser aplicable, las cantidades totales de los títulos a emitirse para dar efecto a la operación de reestructuración planteada y (iii) los ratios de canje propuestos.

ARTÍCULO 4°.- El gasto que demande el cumplimiento de lo dispuesto en la presente medida será imputado a las partidas presupuestarias correspondientes a la Jurisdicción 90—Servicio de la Deuda Pública.

ARTÍCULO 5°.- Dése cuenta a la COMISIÓN BICAMERAL PERMANENTE del HONORABLE CONGRESO DE LA NACIÓN.

ARTÍCULO 6°.- La presente medida entra en vigencia el día de su dictado.

ARTÍCULO 7°.- Comuníquese, publíquese, dése a la DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL y archívese. FERNÁNDEZ - Santiago Andrés Cafiero - Martín Guzmán

DEUDA PÚBLICA

Decreto 404/2020

DCTO-2020-404-APN-PTE - Reestructuración de Deuda. Decreto N° 391/2020. Rectificación.

Ciudad de Buenos Aires, 23/04/2020

VISTO el Expediente N° EX-2020-26013821-APN-UGSDPE#MEC, la Ley Nacional de Procedimientos Administrativos N° 19.549, su Decreto Reglamentario N° 1759/72, (t.o. Decreto N° 894/17) y sus modificaciones, y el Decreto N° 391 del 21 de abril de 2020, y

CONSIDERANDO:

Que por el Decreto N° 391/20 se dispuso la reestructuración de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera, mediante una Invitación a Canjear dichos títulos con los alcances, términos y condiciones detallados en el modelo de Suplemento de Prospecto (“Prospectus Supplement”).

Que, asimismo, se dispuso la emisión de una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros de conformidad con las condiciones financieras establecidas en las “Condiciones de Emisión de los Nuevos Títulos”.

Que en el citado acto administrativo se deslizaron dos errores materiales que deben ser subsanados, de conformidad con lo previsto en la Ley Nacional de Procedimientos Administrativos N° 19.549 y su Decreto reglamentario N° 1759/72 (t.o. Decreto N° 894/17).

Que, se consignó erróneamente el número de IF del Anexo II del artículo 1° del decreto referido, cuando se lo menciona en el artículo 3° y, asimismo, en el Anexo III del artículo 2°, Bajo el título “C. “BONOS GLOBALES DE LA REPÚBLICA ARGENTINA EN DOLARES ESTADOUNIDENSES STEP UP 2039”” donde dice “Fecha de vencimiento: 15 de Noviembre de 2029.” debió decir “Fecha de vencimiento: 15 de Noviembre de 2039.”

Que el artículo 101 del Decreto N° 1759/72 (t.o. Decreto N° 894/17), reglamentario de la Ley Nacional de Procedimientos Administrativos N° 19.549, prevé que en cualquier momento podrán rectificarse los errores materiales, de hecho y los aritméticos, siempre que la enmienda no altere lo sustancial del acto o decisión.

Que la presente medida se dicta en uso de las atribuciones conferidas por el artículo 99, inciso 1 de la CONSTITUCIÓN NACIONAL, la Ley Nacional de Procedimientos Administrativos N° 19.549 y su Decreto Reglamentario N° 1759/72 (t.o. Decreto N° 894/17) y sus modificaciones.

Por ello,

EL PRESIDENTE DE LA NACIÓN ARGENTINA

DECRETA:

ARTÍCULO 1°.- Rectifícase el documento “Condiciones de Emisión de los Títulos Nuevos” obrante como ANEXO III (IF-2020-26772030-APN-UGSDPE#MEC) del Decreto N° 391 del 21 de abril de 2020; bajo el título “C. ‘BONOS GLOBALES DE LA REPÚBLICA ARGENTINA EN DOLARES ESTADOUNIDENSES STEP UP 2039’”, donde dice “Fecha de vencimiento: 15 de Noviembre de 2029”, debe decir “Fecha de vencimiento: 15 de Noviembre de 2039”.

ARTÍCULO 2°.- Rectifícase el artículo 3° del Decreto N° 391 del 21 de abril de 2020; donde dice “Anexo II (IF-2020-26832688-APN-UGSDPE#MEC)”, debe decir “Anexo II (IF-2020-26925172-APN-UGSDPE#MEC)”.

ARTÍCULO 3°.- Comuníquese, publíquese, dése a la DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL y archívese. FERNÁNDEZ - Santiago Andrés Cafiero - Martín Guzmán

DEUDA PÚBLICA

Decreto 582/2020

DCTO-2020-582-APN-PTE

Ciudad de Buenos Aires, 06/07/2020

VISTO el Expediente N° EX-2020-26013821-APN-UGSDPE#MEC, la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, la Ley N° 27.467 de Presupuesto General de la Administración Nacional para el Ejercicio 2019, vigente conforme el artículo 27 de la Ley N° 24.156 en los términos del Decreto N° 4 del 2 de enero de 2020, la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, la Ley Nº 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera, los Decretos Nros. 250 del 9 de marzo de 2020, 391 del 21 de abril de 2020 y su rectificatorio, 404 del 23 de abril de 2020, 457 del 10 de mayo de 2020, y

CONSIDERANDO:

Que por el artículo 1° de la Ley Nº 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública se declaró la emergencia pública en materia económica, financiera, fiscal, administrativa, previsional, tarifaria, energética, sanitaria y social.

Que dicha declaración de emergencia contempló en su artículo 2° la creación de condiciones para asegurar la sostenibilidad de la deuda pública, que debe ser compatible con la recuperación de la economía productiva y con la mejora de los indicadores sociales básicos.

Que por la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera se autorizó, en los términos del artículo 65 de la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, al PODER EJECUTIVO NACIONAL a efectuar las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los servicios de vencimiento de intereses y amortizaciones de capital de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera.

Que la mencionada Ley N° 27.544, además, delegó en su artículo 1º en el PODER EJECUTIVO NACIONAL la determinación de los montos nominales alcanzados, y por su artículo 3° facultó al MINISTERIO DE ECONOMÍA a contemplar en la normativa e incluir en los documentos pertinentes las aprobaciones y cláusulas que establezcan la prórroga de jurisdicción a favor de tribunales extranjeros y que dispongan la renuncia a oponer la defensa de inmunidad soberana exclusivamente respecto de reclamos en la jurisdicción que se prorrogue y con relación a los contratos que se suscriban y a las operaciones de crédito público que se realicen dentro de los límites establecidos en dicho artículo.

Que el artículo 7° de la mencionada Ley N° 27.544 establece que el gasto que demande su cumplimiento será imputado a las partidas presupuestarias correspondientes a la Jurisdicción 90—Servicio de la Deuda Pública.

Que el artículo 1° del Decreto N° 250/20 estableció como valor nominal la suma de DÓLARES ESTADOUNIDENSES SESENTA Y OCHO MIL OCHOCIENTOS CUARENTA Y DOS MILLONES QUINIENTOS VEINTIOCHO MIL OCHOCIENTOS VEINTISÉIS (VN USD 68.842.528.826) o su equivalente en otras monedas, monto nominal máximo de las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los títulos públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera existentes al 12 de febrero de 2020, enumerados en el Anexo del mencionado Decreto N° 250/20.

Que por el Decreto N° 391/20 y su rectificatorio se dispuso la reestructuración de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera detallados en su Anexo I, mediante una Invitación a Canjear dichos títulos con los alcances, términos y condiciones detallados en el modelo de Suplemento de Prospecto (“Prospectus Supplement”), obrante en el Anexo II al citado decreto.

Que, asimismo, por el mencionado Decreto Nº 391/20 y su rectificatorio se dispuso la emisión de una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros, de conformidad con las condiciones financieras establecidas en las “Condiciones de Emisión de los Nuevos Títulos” y los montos máximos de emisión.

Que con el objeto de continuar las negociaciones en un marco adecuado para que los inversores prosigan contribuyendo a una reestructuración exitosa de la deuda, mediante las Resoluciones del MINISTERIO DE ECONOMÍA Nros. 221 del 10 de mayo de 2020, 243 del 21 de mayo de 2020, 266 del 1° de junio de 2020, 282 del 12 de junio de 2020 y 289 del 19 de junio de 2020 se extendió sucesivamente la fecha de vencimiento de la Invitación a Canjear, la cual se considera conveniente extender conforme el modelo de Enmienda N° 1 al Suplemento de Prospecto de fecha 21 de abril de 2020 (AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020), que se aprueba por la presente medida.

Que desde el inicio de la gestión encomendada mediante la Ley N° 27.541, la REPÚBLICA ARGENTINA ha demostrado buena fe al aplicar recursos para realizar pagos de servicios de deuda de los títulos bajo legislación extranjera, cuya reestructuración se dispuso mediante el Decreto N° 391/20.

Que los vencimientos de los títulos elegibles para dicha operación, desde la sanción de la Ley N° 27.541 y hasta el 21 de abril del año en curso, ascendieron a un total de DÓLARES ESTADOUNIDENSES UN MIL TRESCIENTOS TREINTA Y OCHO MILLONES CUATROCIENTOS DIECINUEVE MIL DOSCIENTOS SESENTA Y CUATRO (USD 1.338.419.264) y de EUROS QUINIENTOS TREINTA Y DOS MILLONES CUATROCIENTOS TREINTA Y SIETE MIL TRESCIENTOS NOVENTA Y SEIS (EU 532.437.396) y fueron cancelados íntegramente en las fechas y por los montos establecidos en las respectivas condiciones de emisión.

Que, teniendo presente la necesidad de recuperar la economía productiva y mejorar los indicadores sociales básicos, para lo cual se debe dar sostenibilidad a los términos de la deuda pública en cumplimiento de la Ley Nº 27.544, desde la invitación a canjear dispuesta por el Decreto N° 391/20 se suspendió el pago de la renta correspondiente a los títulos públicos detallados en el Anexo I del mencionado Decreto, a medida que se suceden los vencimientos respectivos.

Que a partir de la registración ante la U.S. Securities and Exchange Commission (SEC), organismo de los Estados Unidos de América que autoriza la oferta pública de los títulos valores en ese país, de la propuesta de reestructuración aprobada por el Decreto N° 391/20, la REPÚBLICA ARGENTINA ha mantenido una posición proclive al diálogo y considerado diversas propuestas elaboradas por diferentes grupos de tenedores de títulos públicos elegibles a participar en la Invitación a Canjear, con el fin de maximizar el apoyo de los tenedores.

Que la REPÚBLICA ARGENTINA ha evaluado las posturas y consideraciones de los tenedores de los títulos públicos elegibles y ha analizado con profundidad sus sugerencias, siempre desde el criterio de restauración de la sostenibilidad de la deuda de la Ley N° 27.544.

Que, en este sentido, desde el dictado del Decreto N° 391/20 las consultas e interacciones avanzaron por un sendero positivo, incrementando el entendimiento de las diferentes posturas comunicadas, en un complejo contexto internacional signado desde el 11 de marzo de 2020 por el brote del nuevo coronavirus SARS-CoV-2 declarado por la ORGANIZACIÓN MUNDIAL DE LA SALUD como pandemia.

Que la REPÚBLICA ARGENTINA cree firmemente que una reestructuración de deuda en los términos de la Ley N° 27.544 contribuirá a estabilizar la condición económica actual agravada por la emergencia pública en materia sanitaria, aliviará las restricciones a mediano y largo plazo sobre la economía derivadas de la actual carga de deuda y permitirá reencauzar la trayectoria económica del país hacia el crecimiento a largo plazo.

Que, teniendo en cuenta la información adquirida como producto del proceso de consulta e interacción con diferentes grupos de tenedores de títulos públicos elegibles a participar en la Invitación a Canjear, resulta pertinente introducir modificaciones a la propuesta de reestructuración aprobada por el ya citado Decreto N° 391/20 y su rectificatorio.

Que, asimismo, las modificaciones que aquí se aprueban resultan consistentes con los principios de sostenibilidad de la deuda establecidos por el MINISTERIO DE ECONOMÍA, conforme fuera expuesto por la UNIDAD DE GESTIÓN DE SOSTENIBILIDAD DE LA DEUDA PÚBLICA EXTERNA, dependiente de la SECRETARÍA DE FINANZAS del MINISTERIO DE ECONOMÍA.

Que, del mismo modo, la SECRETARÍA DE POLÍTICA ECONÓMICA del MINISTERIO DE ECONOMÍA ha manifestado que las modificaciones ahora efectuadas a la propuesta del Decreto N° 391/20 también se encuentran acordes con los principios de sostenibilidad de la deuda pública establecidos por dicho MINISTERIO y con la Ley N° 27.544.

Que en función de lo expresado en los considerandos precedentes, resulta necesario aprobar las modificaciones del caso para llevar a cabo la Invitación a Canjear de los títulos públicos elegibles dispuestos por el Decreto N° 391/20 y su rectificatorio y establecer, a su vez, enmiendas a las condiciones de emisión para los nuevos títulos públicos del ESTADO NACIONAL a ser entregados en canje.

Que en atención a todo lo expuesto, las modificaciones introducidas a la propuesta de reestructuración requieren enmendar el Suplemento de Prospecto del 21 de abril de 2020, cuyo modelo fuera aprobado en el artículo 1° del Decreto N° 391/20 como así también las “Condiciones de Emisión de los Nuevos Títulos” aprobadas en el artículo 2° y obrantes como Anexos II y III de dicho Decreto.

Que los términos y las condiciones de la oferta, así como los mecanismos sobre la base de los cuales se concretará dicha operación están descriptos en el modelo de Enmienda N° 1 al Suplemento de Prospecto del 21 de abril de 2020 (AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020), que se aprueba por la presente medida.

Que la Ley N° 24.156 y sus modificaciones regula en su Título III el Sistema de Crédito Público, estableciéndose en el artículo 60 que las entidades de la Administración Nacional no podrán formalizar ninguna operación de crédito público que no esté contemplada en la ley de presupuesto general del año respectivo o en una ley específica.

Que mediante el artículo 40 de la Ley N° 27.467, vigente conforme el artículo 27 de la Ley N° 24.156, en los términos del Decreto N° 4/20 y del artículo 3° del Decreto N° 457/20 se autoriza al Órgano Responsable de la coordinación de los Sistemas de Administración Financiera a realizar operaciones de crédito público por los montos, especificaciones y destino del financiamiento indicados en la planilla anexa al mencionado artículo.

Que la OFICINA NACIONAL DE CRÉDITO PÚBLICO de la SECRETARÍA DE FINANZAS del MINISTERIO DE ECONOMÍA ha tomado la intervención que le compete por la Ley N° 24.156 en relación con la emisión de los nuevos instrumentos cuya emisión se autoriza por el presente y ha señalado que la emisión de los Bonos al 1,000% denominados en Dólares Estadounidenses con vencimiento en 2030 y de los Bonos al 0,500% denominados en Euros con vencimiento en 2030 se encuentra dentro de los límites establecidos en la planilla anexa al artículo 40 de la Ley N° 27.467.

Que, a raíz de ello, según lo dispuesto por el artículo 61 de la Ley Nº 24.156, el BANCO CENTRAL DE LA REPÚBLICA ARGENTINA ha emitido su opinión sobre el impacto de la operación en la balanza de pagos, manifestando que la misma no merece objeciones.

Que la Ley Nº 26.122 regula el trámite y los alcances de la intervención del HONORABLE CONGRESO DE LA NACIÓN respecto de los decretos dictados por el PODER EJECUTIVO NACIONAL, en virtud de lo dispuesto por el artículo 76 de la CONSTITUCIÓN NACIONAL.

Que la citada ley determina que la COMISIÓN BICAMERAL PERMANENTE del HONORABLE CONGRESO DE LA NACIÓN tiene competencia para pronunciarse respecto de la validez o invalidez de los decretos de delegación legislativa.

Que el artículo 22 de la Ley N° 26.122 dispuso que las Cámaras se pronuncien mediante sendas resoluciones, y que el rechazo o aprobación de los decretos deberá ser expreso conforme lo establecido en el artículo 82 de la Carta Magna.

Que el servicio jurídico del MINISTERIO DE ECONOMÍA y la PROCURACIÓN DEL TESORO DE LA NACIÓN han tomado la intervención que les compete.

Que la presente medida se dicta de acuerdo con las atribuciones conferidas por los artículos 76 y 99, inciso 1 de la CONSTITUCIÓN NACIONAL y las Leyes Nros 24.156, 27.541, 27.544 y 27.467, vigente conforme el artículo 27 de la Ley Nº 24.156, en los términos del Decreto Nº 4/20 y del artículo 3° del Decreto Nº 457/20.

Por ello,

EL PRESIDENTE DE LA NACIÓN ARGENTINA

DECRETA:

ARTÍCULO 1°.- Apruébase el modelo de Enmienda N° 1 al Suplemento de Prospecto del 21 de abril de 2020 (AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020) obrante con su traducción al idioma castellano como ANEXO I (IF-2020-42913577-APN-UGSDPE#MEC) del presente decreto.

ARTÍCULO 2°.- Dispónese la emisión, por hasta las sumas necesarias, para dar cumplimiento a lo establecido en el primer párrafo del artículo 1º del Decreto N° 391/20 conforme los alcances y términos y condiciones dispuestos en el modelo de Enmienda N° 1 al Suplemento de Prospecto aprobado en el artículo anterior, en una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros cuyas condiciones financieras obran en el ANEXO II (IF-2020-43077857-APN-UGSDPE#MEC) que forma parte integrante del presente decreto como “Condiciones de Emisión de los Títulos Nuevos”.

El monto máximo de emisión para el conjunto de las series denominadas en dólares estadounidenses y en euros, considerando las opciones de conversión de moneda permitidos para los títulos elegibles, no podrá ser superior al equivalente de VALOR NOMINAL DÓLARES ESTADOUNIDENSES SESENTA Y CUATRO MIL TRESCIENTOS SESENTA MILLONES (V.N. USD 64.360.000.000).

El monto máximo de emisión para el conjunto de los Bonos al 1,000% denominados en Dólares Estadounidenses con vencimiento en 2030 y Bonos al 0,500% denominados en Euros con vencimiento en 2030, considerando las opciones de conversión de moneda permitidos para los títulos elegibles, no podrá ser superior al equivalente de VALOR NOMINAL DÓLARES ESTADOUNIDENSES DOS MIL SETECIENTOS DIECINUEVE MILLONES (V.N. USD 2.719.000.000).

ARTÍCULO 3°.- El MINISTERIO DE ECONOMÍA podrá realizar las modificaciones que fueren necesarias en el Suplemento de Prospecto del 21 de abril de 2020 y su Enmienda N° 1 (AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020), que junto con su traducción al idioma castellano obra como ANEXO I (IF2020-42913577-APN-UGSDPE#MEC) de este decreto, en la medida que dichas modificaciones no alteren: (i) la lista de Títulos Públicos detallados en el ANEXO I del Decreto N° 391/20, (ii) los términos y condiciones financieras y, de ser aplicable, las cantidades totales de los títulos a emitirse para dar efecto a la operación de reestructuración planteada y (iii) los ratios de canje propuestos.

ARTÍCULO 4°.- El gasto que demande el cumplimiento de lo dispuesto en la presente medida será imputado a las partidas presupuestarias correspondientes a la Jurisdicción 90 - Servicio de la Deuda Pública.

ARTÍCULO 5°.- Déjase sin efecto el artículo 2° del Decreto N° 391/20.

ARTÍCULO 6°.- Dese cuenta a la COMISIÓN BICAMERAL PERMANENTE del HONORABLE CONGRESO DE LA NACIÓN.

ARTÍCULO 7°.- La presente medida entra en vigencia el día de su dictado.

ARTÍCULO 8°.- Comuníquese, publíquese, dese a la DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL y archívese. FERNÁNDEZ - Santiago Andrés Cafiero - Martín Guzmán

DEUDA PÚBLICA

Decreto 676/2020

DCTO-2020-676-APN-PTE - Apruébase el modelo de Enmienda N° 2 al Suplemento de Prospecto del 21 de abril de 2020.

Ciudad de Buenos Aires, 15/08/2020

VISTO el Expediente N° EX-2020-26013821-APN-UGSDPE#MEC, la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, la Ley N° 27.467 de Presupuesto General de la Administración Nacional para el Ejercicio 2019, vigente conforme el artículo 27 de la Ley N° 24.156 en los términos del Decreto N° 4 del 2 de enero de 2020, la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, la Ley Nº 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera, la Ley N° 27.556 de Restauración de la Sostenibilidad de la Deuda Pública instrumentada en títulos emitidos bajo ley de la REPÚBLICA ARGENTINA, los Decretos Nros. 250 del 9 de marzo de 2020, 391 del 21 de abril de 2020 y su rectificatorio, 404 del 23 de abril de 2020, 457 del 10 de mayo de 2020, 582 del 6 de julio de 2020, y

CONSIDERANDO:

Que por el artículo 1° de la Ley Nº 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública se declaró la emergencia pública en materia económica, financiera, fiscal, administrativa, previsional, tarifaria, energética, sanitaria y social.

Que dicha declaración de emergencia contempló en su artículo 2° la creación de condiciones para asegurar la sostenibilidad de la deuda pública, que debe ser compatible con la recuperación de la economía productiva y con la mejora de los indicadores sociales básicos.

Que así como la citada Ley procuró asegurar la sostenibilidad de la deuda pública emitida tanto bajo legislación de la REPÚBLICA ARGENTINA como bajo legislación extranjera, en el presente decreto también se propicia un abordaje conjunto y un tratamiento integral de dicha problemática.

Que la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo Ley Extranjera autorizó, en los términos del artículo 65 de la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional y sus modificaciones, al PODER EJECUTIVO NACIONAL a efectuar las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los servicios de vencimiento de intereses y amortizaciones de capital de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera.

Que la mencionada Ley N° 27.544, además, en su artículo 3º facultó al MINISTERIO DE ECONOMÍA a contemplar en la normativa e incluir en los documentos pertinentes las aprobaciones y cláusulas que establezcan la prórroga de jurisdicción a favor de tribunales extranjeros y que dispongan la renuncia a oponer la defensa de inmunidad soberana exclusivamente respecto de reclamos en la jurisdicción que se prorrogue y con relación a los contratos que se suscriban y a las operaciones de crédito público que se realicen dentro de los límites establecidos en dicho artículo.

Que la Ley N° 27.556 de Restauración de la Sostenibilidad de la Deuda Pública instrumentada en Títulos emitidos bajo Ley de la REPÚBLICA ARGENTINA, determina los títulos denominados en dólares estadounidenses emitidos bajo ley de la REPÚBLICA ARGENTINA, cuyos pagos de servicios de intereses y amortizaciones de capital fueron diferidos por el Decreto N° 346/20, considerados elegibles para la operación de canje local cuyo alcance, términos y condiciones detalló la propia ley.

Que la referida Ley N° 27.556, en su ANEXO II, estableció, asimismo, que si durante el plazo comprendido entre la entrada en vigencia de dicha norma y el quinto aniversario desde la Fecha de Liquidación de la Operación dispuesta por el Decreto N° 582/20, la REPÚBLICA ARGENTINA realizara voluntariamente una mejor oferta a los títulos emitidos bajo ley de la REPÚBLICA ARGENTINA elegibles para la operación contemplada en dicha Ley o a aquellos títulos contenidos en el Decreto N° 582/20, la mejora se deberá hacer extensiva a los tenedores de los Nuevos Títulos detallados en el Anexo III de la ley mencionada en este considerando.

Que los artículos 7° de la Ley N° 27.544 y 5° de la Ley N° 27.556 establecieron para sus respectivos ámbitos de aplicación que los gastos que demande su cumplimiento serán imputados a las partidas presupuestarias correspondientes a la Jurisdicción 90—Servicio de la Deuda Pública.

Que con relación a la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública emitida bajo Ley Extranjera, el artículo 1° del Decreto N° 250/20 estableció como valor nominal la suma de DÓLARES ESTADOUNIDENSES SESENTA Y OCHO MIL OCHOCIENTOS CUARENTA Y DOS MILLONES QUINIENTOS VEINTIOCHO MIL OCHOCIENTOS VEINTISÉIS (VN USD 68.842.528.826) o su equivalente en otras monedas, como monto nominal máximo de las operaciones de administración de pasivos y/o canjes y/o reestructuraciones de los títulos públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera existentes al 12 de febrero de 2020, enumerados en el Anexo del mencionado Decreto N° 250/20.

Que por el Decreto N° 391/20 y su rectificatorio N° 404/20 se dispuso la reestructuración de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera detallados en su Anexo I, mediante una Invitación a Canjear dichos títulos con los alcances, términos y condiciones detallados en el modelo de Suplemento de Prospecto (“Prospectus Supplement”) obrante en su Anexo II, y la emisión de una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros, de conformidad con las condiciones financieras establecidas en las “Condiciones de Emisión de los Nuevos Títulos” detalladas en su Anexo III.

Que, posteriormente, mediante el Decreto N° 582/20 se aprobó el modelo de Enmienda N° 1 al Suplemento de Prospecto del 21 de abril de 2020 (Amendment N° 1 to Prospectus Supplement dated April 21, 2020) y la modificación de las “Condiciones de Emisión de los Títulos Nuevos”.

Que la REPÚBLICA ARGENTINA ha continuado interactuando con diferentes grupos de tenedores de títulos públicos emitidos bajo ley extranjera elegibles para participar en la Invitación a Canjear en pos de incrementar el entendimiento entre posturas disímiles, en el complejo contexto internacional signado desde el 11 de marzo de 2020 por el brote de virus SARS-CoV-2 declarado por la ORGANIZACIÓN MUNDIAL DE LA SALUD como pandemia.

Que con fecha 4 de agosto del presente, la REPÚBLICA ARGENTINA y los representantes del Grupo Ad Hoc de Bonistas Argentinos, el Comité de Acreedores de Argentina y el Grupo de Bonistas del Canje y otros tenedores, llegaron a un acuerdo que les permitirá a los miembros de los tres grupos de acreedores apoyar la propuesta de reestructuración de deuda de la REPÚBLICA ARGENTINA y otorgarle a nuestro país un alivio de deuda significativo.

Que durante el proceso de negociación, las condiciones en los mercados de divisas internacionales produjeron una significativa desvalorización del dólar estadounidense respecto al euro y franco suizo -del 9,4% y 6,6% respectivamente desde la fecha en la que se habían fijado los tipos de cambio de referencia de la operación, 16 de abril del corriente.

Que por dicha razón, en el marco del acuerdo mencionado en los considerandos precedentes, se procedió a actualizar los tipos de cambio de referencia entre tales monedas a los efectos de determinar los nuevos montos de los títulos a recibir por aquellos tenedores que opten por canjear por títulos en dólares estadounidenses los títulos elegibles denominados en euros y francos suizos, lo que supone un incremento –dentro del límite establecido por el artículo 1° del Decreto N° 250/20-, de los montos máximos previstos en el artículo 2° del Decreto N° 582/20 expresados en dólares estadounidenses.

Que teniendo presente la necesidad de recuperar la economía productiva y mejorar los indicadores sociales básicos, para lo cual se debe dar sostenibilidad a los términos de la deuda pública en cumplimiento de la Ley Nº 27.544, desde la invitación a canjear dispuesta por el Decreto N° 391/20 se suspendió el pago de la renta correspondiente a los títulos públicos detallados en el Anexo I de dicho decreto, a medida que se sucedían los vencimientos respectivos.

Que resulta necesario, entonces, introducir modificaciones a la propuesta de reestructuración dispuesta por el Decreto N° 391/20 y su rectificatorio N° 404/20, enmendada por el Decreto Nº 582/20, y aprobar el modelo de Enmienda N° 2 al Suplemento de Prospecto del 21 de abril de 2020 (conforme el modelo obrante en el Anexo I), con el fin de incorporar los acuerdos referidos.

Que en este sentido, por el presente se establecen las “Condiciones de Emisión de los Títulos Nuevos” (obrantes como Anexo II) y los montos máximos de emisión para el conjunto de las series denominadas en dólares estadounidenses y en euros, considerando las opciones de conversión de moneda permitidas para los títulos elegibles.

Que, asimismo, la referida operación incluye la emisión de títulos públicos diseñados para efectuar el pago de los vencimientos operados desde el lanzamiento de la operación prevista por el Decreto N° 391/20.

Que las modificaciones antes reseñadas resultan consistentes con los principios de sostenibilidad de la deuda establecidos por el MINISTERIO DE ECONOMÍA, conforme fuera expuesto por la UNIDAD DE GESTIÓN DE SOSTENIBILIDAD DE LA DEUDA PÚBLICA EXTERNA, dependiente de la SECRETARÍA DE FINANZAS del citado Ministerio.

Que, del mismo modo, la SECRETARÍA DE POLÍTICA ECONÓMICA del MINISTERIO DE ECONOMÍA ha manifestado que las modificaciones a la propuesta del Decreto N° 582/20 y las adecuaciones a los Anexos II y III de la Ley Nº 27.556 propiciadas también se encuentran acordes con los principios de sostenibilidad de la deuda pública establecidos por dicho Ministerio y en las Leyes Nros. 27.541 y 27.544.

Que la SECRETARÍA DE HACIENDA del MINISTERIO DE ECONOMÍA ha tomado intervención en el ámbito de su competencia.

Que una reestructuración de deuda en los términos de las Leyes Nros. 27.544 y 27.556 creará las condiciones necesarias para asegurar la sostenibilidad de la deuda pública, dando así acabado cumplimiento a lo dispuesto en la referida Ley Nº 27.541, contribuirá a estabilizar la condición económica presente, aliviará las restricciones a mediano y largo plazo sobre la economía derivadas de la actual carga de deuda y permitirá reencauzar la trayectoria económica del país hacia el crecimiento a largo plazo.

Que la Ley de Restauración de la Sostenibilidad de la Deuda Pública instrumentada en títulos emitidos bajo Ley de la REPÚBLICA ARGENTINA N° 27.556 dispuso, con base en la Ley de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública N° 27.541, la reestructuración de la deuda del Estado Nacional instrumentada en los títulos públicos denominados en Dólares Estadounidenses emitidos bajo ley de la REPÚBLICA ARGENTINA detallados en su Anexo I mediante una operación de canje a ser llevada a cabo con los alcances y en los términos y condiciones contemplados en su Anexo II, y la emisión de Nuevos Títulos por hasta los montos máximos y de acuerdo con las condiciones financieras detalladas en su Anexo III.

Que dicha operación se alinea con la oferta de reestructuración de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera, incorporando incluso opcionalidades en pesos para determinados instrumentos elegibles, con lo que también preserva los objetivos de sostenibilidad de la deuda pública aliviando las restricciones de mediano y largo plazo devenidas de la actual carga de la deuda.

Que toda vez que el modelo de Enmienda N° 2 al Suplemento de Prospecto del 21 de abril de 2020 (AMENDMENT NO. 2 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020) significa una mejora en los términos y condiciones de la oferta contemplada en el Decreto N° 582/20, conforme lo previsto en el Anexo II de la Ley N° 27.556, se realizan, en este mismo acto, las pertinentes adecuaciones a los Anexos II y III de dicha Ley, que comprenden los “Términos y Condiciones de la Oferta según Título Elegible” y los “Términos y Condiciones de delos Nuevos Títulos”.

Que con fecha 17 de julio se llevó adelante una conversión de títulos elegibles emitidos bajo ley de la REPÚBLICA ARGENTINA por un total de VALOR NOMINAL DÓLARES ESTADOUNIDENSES CUATRO MIL NOVECIENTOS OCHENTA Y CUATRO MILLONES SETECIENTOS QUINCE MIL DOSCIENTOS SETENTA Y NUEVE (VNO USD 4.984.715.279) tornándose necesario efectuar una modificación inicial a los montos máximos establecidos en los Anexos II y III de la Ley mencionada en el considerando anterior.

Que, por otra parte, la Ley N° 24.156 y sus modificaciones regula en su Título III el Sistema de Crédito Público, estableciéndose en el artículo 60 que las entidades de la Administración Nacional no podrán formalizar ninguna operación de crédito público que no esté contemplada en la ley de presupuesto general del año respectivo o en una ley específica.

Que mediante el artículo 40 de la Ley N° 27.467, vigente conforme el artículo 27 de la Ley N° 24.156, en los términos del Decreto N° 4/20 y del artículo 3° del Decreto N° 457/20 se autoriza al Órgano Responsable de la coordinación de los Sistemas de Administración Financiera a realizar operaciones de crédito público por los montos, especificaciones y destino del financiamiento indicados en la Planilla Anexa al mencionado artículo.

Que la OFICINA NACIONAL DE CRÉDITO PÚBLICO de la SUBSECRETARÍA DE FINANCIAMIENTO de la SECRETARÍA DE FINANZAS del MINISTERIO DE ECONOMÍA ha tomado la intervención que le compete por la Ley N° 24.156, en relación con la emisión de los nuevos instrumentos cuya emisión se autoriza por el presente y ha señalado que la emisión de los Bonos al 1,000% denominados en Dólares Estadounidenses con vencimiento en 2029 y de los Bonos al 0,500% denominados en Euros con vencimiento en 2029, ambos emitidos bajo ley extranjera, se encuentra dentro de los límites establecidos en la ya mencionada Planilla Anexa al artículo 40 de la Ley N° 27.467.

Que, asimismo, la referida Oficina Nacional ha manifestado que en el marco de lo establecido en el Anexo II de la Ley N° 27.556 y en el modelo de Enmienda N° 2 al Suplemento de Prospecto del 21 de abril de 2020, que se aprueba por la presente medida, resulta necesaria la adecuación de los ANEXOS II y III de la Ley N° 27.556 a lo establecido en los ANEXOS III y IV del presente decreto.

Que según lo dispuesto por el artículo 61 de la Ley Nº 24.156, el BANCO CENTRAL DE LA REPÚBLICA ARGENTINA ha emitido su opinión sobre el impacto de la operación en la balanza de pagos, manifestando que no merece objeciones.

Que la Ley Nº 26.122 regula el trámite y los alcances de la intervención del HONORABLE CONGRESO DE LA NACIÓN respecto de los decretos dictados por el PODER EJECUTIVO NACIONAL, en virtud de lo dispuesto por el artículo 76 de la CONSTITUCIÓN NACIONAL.

Que la citada ley determina que la COMISIÓN BICAMERAL PERMANENTE del HONORABLE CONGRESO DE LA NACIÓN tiene competencia para pronunciarse respecto de la validez o invalidez de los decretos de delegación legislativa.

Que el artículo 22 de la Ley N° 26.122 dispuso que las Cámaras se pronuncien mediante sendas resoluciones, y que el rechazo o aprobación de los decretos deberá ser expreso conforme lo establecido en el artículo 82 de la Carta Magna.

Que el servicio jurídico del MINISTERIO DE ECONOMÍA y la PROCURACIÓN DEL TESORO DE LA NACIÓN han tomado la intervención que les compete.

Que la presente medida se dicta de acuerdo con las atribuciones conferidas por los artículos 76 y 99, inciso 1 de la CONSTITUCIÓN NACIONAL y las Leyes Nros. 24.156, 27.541, 27.544, 27.556 y 27.467, vigente conforme el artículo 27 de la Ley Nº 24.156, en los términos del Decreto Nº 4/20 y del artículo 3° del Decreto Nº 457/20.

Por ello,

EL PRESIDENTE DE LA NACIÓN ARGENTINA

DECRETA:

ARTÍCULO 1°.- Apruébase el modelo de Enmienda N° 2 al Suplemento de Prospecto del 21 de abril de 2020 (AMENDMENT NO. 2 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020) obrante con su traducción al idioma castellano como ANEXO I (IF-2020-53770814-APN-UGSDPE#MEC) del presente decreto.

ARTÍCULO 2°.- Dispónese la emisión, por hasta las sumas necesarias, para dar cumplimiento a lo establecido en el primer párrafo del artículo 1º del Decreto N° 391/20 conforme los alcances y términos y condiciones dispuestos en el modelo de Enmienda N° 2 al Suplemento de Prospecto aprobado en el artículo anterior, en una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros cuyas condiciones financieras obran en el ANEXO II (IF-2020-53778419-APN-UGSDPE#MEC) que forma parte integrante del presente decreto como “Condiciones de Emisión de los Títulos Nuevos”.

El monto máximo de emisión para el conjunto de las series denominadas en dólares estadounidenses y en euros, considerando las opciones de conversión de moneda permitidos para los títulos elegibles, no podrá ser superior al equivalente de VALOR NOMINAL DÓLARES ESTADOUNIDENSES SESENTA Y SEIS MIL CIENTO TREINTA Y SIETE MILLONES (V.N. USD 66.137.000.000).

El monto máximo de emisión para el conjunto de los Bonos al 1,000% denominados en Dólares Estadounidenses con vencimiento en 2029 y Bonos al 0,500% denominados en Euros con vencimiento en 2029, considerando las opciones de conversión de moneda permitidos para los títulos elegibles, no podrá ser superior al equivalente de VALOR NOMINAL DÓLARES ESTADOUNIDENSES DOS MIL OCHOCIENTOS VEINTIOCHO MILLONES (V.N. USD 2.828.000.000).

ARTÍCULO 3°.- El MINISTERIO DE ECONOMÍA podrá realizar las modificaciones que fueren necesarias en el Suplemento de Prospecto del 21 de abril de 2020 y su Enmienda N° 2 (AMENDMENT NO. 2 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020), que junto con su traducción al idioma castellano obra como ANEXO I (IF-2020-53770814-APN-UGSDPE#MEC) de este decreto, en la medida que dichas modificaciones no alteren: (i) la lista de Títulos Públicos detallados en el ANEXO I del Decreto N° 391/20, (ii) los términos y condiciones financieras y, de ser aplicable, las cantidades totales de los títulos a emitirse para dar efecto a la operación de reestructuración planteada y (iii) los ratios de canje propuestos.

ARTÍCULO 4°.- En cumplimiento de lo dispuesto en el ANEXO II de la Ley N° 27.556, dispónese la adecuación de sus ANEXOS II y III de conformidad con lo establecido en los ANEXOS III (IF-2020-53843596-APN-SSF#MEC) y IV (IF-2020-53843620-APN-SSF#MEC), respectivamente, del presente decreto.

ARTÍCULO 5°.- El gasto que demande el cumplimiento de lo dispuesto en la presente medida será imputado a las partidas presupuestarias correspondientes a la Jurisdicción 90 - Servicio de la Deuda Pública.

ARTÍCULO 6°.- Déjase sin efecto el artículo 2° del Decreto N° 582/20.

ARTÍCULO 7°.- Dése cuenta a la COMISIÓN BICAMERAL PERMANENTE del HONORABLE CONGRESO DE LA NACIÓN.

ARTÍCULO 8°.- La presente medida entra en vigencia el día de su dictado.

ARTÍCULO 9°.- Comuníquese, publíquese, dése a la DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL y archívese. FERNÁNDEZ - Santiago Andrés Cafiero - Martín Guzmán

DEUDA PÚBLICA

Decreto 701/2020

DCTO-2020-701-APN-PTE - Decreto N° 676/2020. Rectifícase el documento “Condiciones de Emisión de los Nuevos Títulos”.

Ciudad de Buenos Aires, 27/08/2020

VISTO el Expediente N° EX-2020-26013821-APN-UGSDPE#MEC, la Ley Nacional de Procedimientos Administrativos N° 19.549, el Reglamento de Procedimientos Administrativos. Decreto 1759/72-T.O. 2017, el Decreto N° 391 del 21 de abril de 2020 y su modificatorio, el Decreto Nº 404 del 23 de abril de 2020 y el Decreto Nº 676 del 15 de agosto de 2020, y

CONSIDERANDO:

Que por el Decreto N° 676/20 se aprobó el modelo de Enmienda N° 2 al Suplemento de Prospecto del 21 de abril de 2020 (AMENDMENT NO. 2 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020) en el marco de la reestructuración de los Títulos Públicos de la REPÚBLICA ARGENTINA emitidos bajo ley extranjera dispuesta mediante el artículo 1° del Decreto N° 391/20 y su modificatorio.

Que, asimismo, se dispuso la emisión en una o varias series de instrumentos denominados en Dólares Estadounidenses y Euros de conformidad con las condiciones financieras establecidas en el Anexo II (“Condiciones de Emisión de los Nuevos Títulos”) aprobado mediante el artículo 2° del citado Decreto N° 676/20.

Que en el referido Anexo II se deslizaron errores materiales que deben ser subsanados de conformidad con lo previsto en la Ley Nacional de Procedimientos Administrativos N° 19.549 y en el Reglamento de Procedimientos Administrativos. Decreto 1759/72-T.O. 2017.

Que en el citado Anexo bajo el subtítulo “Intereses” punto i, en el primer paréntesis, donde dice “exclusive” debe decir “inclusive” y en los títulos C, D, H e I, bajo el subtítulo “Ley aplicable”, donde dice que “se regirán de acuerdo con los términos y condiciones del Convenio de Fideicomiso de 2016 (‘2016 Trust Indenture’)” debe decir “se regirán de acuerdo con los términos y condiciones del Convenio de Fideicomiso de 2005 (‘2005 Trust Indenture’)”.

Que el artículo 101 del Reglamento de Procedimientos Administrativos. Decreto 1759/72-T.O. 2017 prevé que en cualquier momento podrán rectificarse los errores materiales, de hecho y los aritméticos, siempre que la enmienda no altere lo sustancial del acto o decisión.

Que la presente medida se dicta en virtud de las atribuciones emergentes del artículo 99 inciso 1 de la CONSTITUCIÓN NACIONAL y del artículo 101 del Reglamento de Procedimientos Administrativos. Decreto 1759/72-T.O. 2017.

Por ello,

EL PRESIDENTE DE LA NACIÓN ARGENTINA

DECRETA:

ARTÍCULO 1°.- Rectifícase el documento “Condiciones de Emisión de los Nuevos Títulos” obrante como Anexo II (IF-2020-53778419-APN-UGSDPE#MEC) del Decreto N° 676 del 15 de agosto de 2020 estableciéndose que, bajo el subtítulo “Intereses” punto i, en el primer paréntesis, donde dice “exclusive” debe decir “inclusive”; y en los títulos C, D, H e I, bajo el subtítulo “Ley aplicable”, donde dice que “se regirán de acuerdo con los términos y condiciones del Convenio de Fideicomiso de 2016 (‘2016 Trust Indenture’)” debe decir “se regirán de acuerdo con los términos y condiciones del Convenio de Fideicomiso de 2005 (‘2005 Trust Indenture’)”.

ARTÍCULO 2°.- Comuníquese, publíquese, dese a la DIRECCIÓN NACIONAL DEL REGISTRO OFICIAL y archívese. FERNÁNDEZ - Santiago Andrés Cafiero - Martín Guzmán